UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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THE PNC FINANCIAL SERVICES GROUP, INC.

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2025 Notice of Annual Meeting and Orixy Statement Annual Meeting of Shareholders Wednesday, April 23, 2025 11:00 a.m. Eastern Time THE PNC FINANCIAL SERVICES GROUP

Letter from the Chairman and Chief Executive Officer to Our Shareholders

Dear Shareholders,

It is my pleasure to invite you to attend the 2025 Annual Meeting of Shareholders of The PNC Financial Services Group, Inc. The annual meeting will be held on Wednesday, April 23, 2025, at 11:00 a.m. Eastern Time in a virtual-only format via webcast.

We will consider the matters described in the proxy statement and also review business developments since last year’s annual meeting of shareholders.

We are again making our proxy materials available to you electronically. We hope this continues to offer you convenience while allowing us to reduce the number of copies we print.

The proxy statement contains important information, and you should read it carefully. Your vote is important, and we strongly encourage you to vote your shares using one of the voting methods described in the proxy statement. Please see the notice that follows for more information.

We look forward to your participation and thank you for your support of PNC.

March 12, 2025	Sincerely,

William S. Demchak

Chairman and Chief Executive Officer

Letter from the Presiding Director to Our Shareholders

Fellow Shareholders,

On behalf of the independent directors, thank you for your support of PNC.

2024 was a very strong year for the company—generating record revenue, strengthening capital levels and delivering positive operating leverage.

The board would like to acknowledge and thank PNC’s employees for all their contributions to this strong performance.

As we progressed through this notable year, the board remained closely connected to company management. Through our regular engagement and established board committees, we continued to provide oversight into the development and execution of company strategy and helped ensure management decisions aligned to that strategy.

We recently welcomed Douglas Dachille to the board. With experience spanning three decades, Douglas brings a unique perspective of the financial services sector. As you will read within this proxy statement, all of the independent directors nominated for election this year come from widely varied backgrounds. Each of us brings a unique set of perspectives and expertise to our conversations with management, which we believe makes us more effective in providing strategic counsel and recommendations.

I, along with my fellow independent directors, share PNC Chairman and CEO Bill Demchak’s excitement about the growth opportunities ahead. The company is favorably positioned to capitalize on its strategic priorities, and to continue delivering for all of its stakeholders.

Thank you once again for your support.

March 12, 2025	Sincerely,

Andrew Feldstein

Presiding Director

The PNC Financial Services Group, Inc.

Notice of Annual Meeting of Shareholders

Wednesday, April 23, 2025

11:00 a.m. Eastern Time

Virtual-only Annual Meeting

Our 2025 Annual Meeting of Shareholders will be held in a virtual-only format online via webcast on Wednesday, April 23, 2025, at 11:00 a.m. Eastern Time. The annual meeting will be accessible online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/PNC2025.

Items of Business

1.	Election of the 13 director nominees named in the proxy statement to serve until the next annual meeting and until their successors are elected and qualified

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025

3.	Advisory vote to approve named executive officer compensation

We will also consider such other business as may properly come before the meeting.

Record Date

The close of business on January 31, 2025 is the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Materials to Review

Our proxy materials became accessible to shareholders starting on March 12, 2025. Shareholders will receive either a Notice of Internet Availability of Proxy Materials explaining how to access our proxy materials and vote electronically, or a printed copy of our proxy materials and proxy card. Even if you plan to attend the virtual annual meeting, we encourage you to vote in advance by proxy to ensure your vote is received.

March 12, 2025	By Order of the Board of Directors,

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:	Laura Gleason Corporate Secretary
This Notice of Annual Meeting and Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

PROXY STATEMENT SUMMARY

Business performance in 2024	1
Corporate governance highlights	3

Snapshot of 2025 director nominees	5
Executive compensation highlights	6

ITEM 1 – ELECTION OF DIRECTORS

Our director nominees	9
Skills, experience and perspectives	22
Director independence	23

Director nomination process	26
Majority vote standard	27

BOARD’S ROLE IN CORPORATE GOVERNANCE

Corporate governance guidelines	28
Oversight of enterprise strategy and risk	29
Board leadership	33
Board committees	35

Board operations	41
Communicating with the Board	43
2024 stakeholder engagement highlights	44

MANAGING WITH INTEGRITY

Code of Business Conduct and Ethics	45
Personal investment transactions	45
Related person transactions policy	46

Compensation decisions	48
Corporate responsibility	50

DIRECTOR COMPENSATION

Elements of compensation	51
Director compensation in 2024	53

Director stock ownership requirement	53

ITEM 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Role of the Audit Committee	54
Selection of PricewaterhouseCoopers LLP	54
Audit, audit-related and permitted non-audit fees	55

Procedures for pre-approving audit services, audit-related services and permitted non-audit services	56

AUDIT COMMITTEE REPORT

Audit committee report	57

ITEM 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Item 3 – Advisory vote to approve named executive officer compensation	58

COMPENSATION DISCUSSION AND ANALYSIS

2024 performance overview	60
Shareholder engagement and 2024 say-on-pay response	62
Our compensation program	62

2024 performance and compensation decisions	70
Compensation policies and practices	77
Glossary of performance metrics	83

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	i

COMPENSATION COMMITTEE REPORT

Compensation Committee Report	84

COMPENSATION AND RISK

Risk review of compensation plans	86

Equity grant timing	86

COMPENSATION TABLES

Summary compensation table	87
Grants of plan-based awards in fiscal 2024	89
Outstanding equity awards at 2024 fiscal year-end	90

Option exercises and stock vested in fiscal 2024	93
Pension benefits at 2024 fiscal year-end	94
Non-qualified deferred compensation in fiscal 2024	96

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Benefits upon termination of employment	99
Change of control agreements	99
Equity-based grants	100

Existing plans and arrangements	101
Estimated benefits upon termination	102

CEO PAY RATIO

CEO pay ratio	104

PAY VERSUS PERFORMANCE

Pay versus performance	105

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security ownership of directors and executive officers	110

Security ownership of certain beneficial owners	111

GENERAL INFORMATION

Voting your shares	112
How a proposal gets approved	115

Participating in the annual meeting	116
About our proxy materials	117

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Shareholder proposals for the 2026 annual meeting	119

OTHER MATTERS

Other matters	121

ANNEX A — NON-GAAP TO GAAP RECONCILIATIONS

Annex A — Non-GAAP to GAAP reconciliations	A-1

ANNEX B — REGULATIONS FOR CONDUCT AT ANNUAL MEETING

Annex B — Regulations for conduct at annual meeting	B-1

ii	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

PARTICIPATE IN THE FUTURE OF PNC — PLEASE CAST YOUR VOTE

Your vote is important to us, and we want your shares to be represented at the annual meeting. Please review this proxy statement and vote right away. See “General Information” in this proxy statement for more information about how to vote your shares, how votes are counted and the vote result required to approve each proposal. This proxy statement and related soliciting materials became accessible for shareholder review beginning on March 12, 2025.

Attend The PNC Financial Services Group, Inc. 2025 Annual Meeting

Wednesday, April 23, 2025	If voting by internet or telephone, your vote must be received by 11:59 p.m. ET on Tuesday, April 22, 2025.*
11:00 a.m. Eastern Time www.virtualshareholdermeeting.com/PNC2025
Record date: January 31, 2025
*Participants in the PNC Stock Fund of PNC’s 401(k) plan must vote by 11:59 p.m. ET on April 18, 2025.

Proposals requiring your vote

		For more information	Board recommendations

Item 1	Election of directors	Page 8	FOR each nominee

Item 2	Ratification of the selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2025	Page 54	FOR

Item 3	Advisory vote to approve named executive officer compensation	Page 58	FOR

How to vote your shares

We offer a number of ways for you to vote. Voting instructions are included on the Notice of Internet Availability of Proxy Materials and the proxy card. If you hold shares in “street name,” you will receive information from your broker, bank or other nominee regarding how to give them voting instructions.

Vote online: www.proxyvote.com	Vote by phone: For registered holders: (800) 690-6903 For beneficial holders: (800) 454-8683	If you received a printed version of these proxy materials, complete, sign and date your proxy card and return it in the envelope provided.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Proxy statement summary

The PNC Financial Services Group, Inc. (“we,” “PNC” or the “Company”) is one of the largest diversified financial services institutions in the United States. We have businesses engaged in retail banking, including residential mortgage, corporate and institutional banking, and asset management, providing many of our products and services nationally. Our retail branch network is located coast-to-coast. We also have strategic international offices in four countries outside the United States.

PNC’s Board of Directors (the “Board”) and Management Executive Committee (“MEC”) seek to manage PNC for the long term, through all phases of the economic cycle. Our strength and stability as a financial institution have enabled us to pursue growth and scale responsibly, diversifying our geographical presence, business mix and product capabilities through organic growth, strategic bank and non-bank acquisitions and equity investments. We offer a broad range of deposit, credit and fee-based products and services to serve our customers.

At December 31, 2024, our consolidated total assets, total deposits and total shareholders’ equity were $560.0 billion, $426.7 billion and $54.4 billion, respectively, and we had over 55,000 employees.

For more information

For more information, please see the relevant sections of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”). You may read these materials at www.proxyvote.com or on our website at pnc.com/annualmeeting. The 2024 Form 10-K was filed with the U.S. Securities and Exchange Commission on February 21, 2025 and will be made available to shareholders without charge upon request to: Corporate Secretary, 300 Fifth Avenue, Mail Stop: PT-PTWR-18-1, Pittsburgh, PA 15222 USA or corporate.secretary@pnc.com.

Business performance in 2024

Financial performance highlights

PNC achieved strong results in 2024 and delivered value for all its stakeholders, generating net income of $6.0 billion, or $13.74 diluted earnings per share (“EPS”). We believe these results demonstrate the strength of the PNC franchise, including our diversified business mix, our disciplined approach to balance sheet management and our strong risk management framework. In 2024, we returned $3.1 billion of capital to shareholders through dividends on common stock of $2.5 billion and repurchases of 3.5 million shares of common stock for $0.6 billion.

2024 Highlights ◾ Generated record revenue, supported by 6% increase in noninterest income ◾ Expenses well-controlled. Continued investments in businesses, technology and employees; generated positive operating leverage ◾ Maintained strong credit quality; commercial real estate portfolio adequately reserved ◾ Increased capital position, remaining well above regulatory minimums ◾ Grew customers and deepened relationships	(dollars in billions, except per share data)	2024	2023	YoY change
	Revenue	$21.6	$21.5	*
	Net income	$6.0	$5.6	5%
	Diluted earnings per share	$13.74	$12.79	7%
	Book value per common share	$122.94	$112.72	9%
	Tangible book value per common share (non-GAAP)†	$95.33	$85.08	12%
	Common equity Tier 1 (CET1) capital ratio	10.5%	9.9%	60 bps
	* Not meaningful; less than 1%. † See Annex A – Non-GAAP to GAAP reconciliations.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	1

PROXY STATEMENT SUMMARY

New products, services and solutions

In 2024, we introduced new products and services that further strengthened our business mix and the breadth of solutions we can deliver to our customers, including:

Introducing the PNC Cash Unlimited® Visa Signature® Credit Card, an industry-leading card that helps customers optimize their everyday spending	Launching a strategic partnership with the TCW Group, Inc. to deliver private credit solutions to middle market companies	Rolling out PazeSM, an online checkout solution for e-commerce transactions to improve ease and security of online shopping

Supporting our customers, communities and employees

We strive to manage our business responsibly and to do right by all our constituents. Below are examples of some of the ways we delivered on this commitment in 2024. For more information about the range of corporate responsibility matters in which we are engaged, see “Managing with integrity — Corporate responsibility” in this proxy statement.

◾  PNC’s signature philanthropic focus, Grow Up Great®, celebrated its 20-year anniversary in 2024. Since 2004, this $500 million early childhood education initiative has helped prepare children from birth to age five for success in school and life.

◾  In 2024, we continued to expand our mobile branch services — essentially bank branches on wheels — to bring financial services to underserved communities across the country as well as communities affected by natural disasters and other emergencies.

◾  The PNC Center for Financial Education, an initiative designed to boost the money management skills of individuals, first-time homebuyers and small business owners, was expanded to nine new markets in addition to the six initial markets for the program launch in 2023. PNC intends to continue expanding the program to new markets in the coming years.

◾  PNC was recognized for the second year in a row by the American Opportunity Index as one of the top financial institutions most effective at developing talent to drive business performance and employee growth (overall, PNC ranked 18th out of 395 of the largest U.S. employers included in the index and 2nd among financial services companies).

Our business model

We go to market at the local level to help us better understand and meet the needs of our customers and communities. Our Regional Presidents drive the collaboration of our on-the-ground teams of bankers, advisors and specialists and are core to this business model.

2	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

PROXY STATEMENT SUMMARY

We deliver our products and services through three complementary lines of business, as described below.

Corporate & Institutional Banking	Retail Banking	Asset Management Group

◾  Aim to be the leading relationship-based provider of traditional banking products and services to our customers through the economic cycles.

◾  Deliver value-added solutions that help our clients better run their organizations in order to grow our market share and drive higher returns, all while maintaining prudent risk and expense management.

◾  Coast-to-coast franchise — our full suite of commercial products and services is offered nationally.

◾  Aim to build lifelong, primary relationships by creating a sense of financial well-being and ease for our clients.

◾  Deliver solutions in the most seamless and efficient way possible, meeting our customers where they are — whether in a branch, through digital channels, at an ATM or through our phone-based contact centers — while continuously optimizing the cost to sell and service.

◾  Deploy differentiated products and leading digital channels to grow our customer base, enhance the breadth and depth of our client relationships and improve our efficiency.

◾  Strive to be a leading relationship-based provider of investment, planning, credit and cash management solutions and fiduciary services to affluent individuals and institutions by endeavoring to proactively deliver value-added ideas, solutions and exceptional service.

◾  Serve our clients’ financial objectives; grow and deepen customer relationships.

Corporate governance highlights

Annual elections:	◾ The entire Board is elected each year; we have no staggered elections.
Majority vote standard:

◾   The election of directors is subject to a majority voting requirement; any director who does not receive a majority of the votes cast in an uncontested election must tender his or her resignation to the Board.

Robust independent oversight:

◾   Our corporate governance guidelines require the Board to have a substantial majority (at least two-thirds) of independent directors. All of our current directors and nominees to the Board are independent, except our CEO.

◾   The Board regularly holds executive sessions of its independent directors with no members of management present.

◾   All Board committees with specific areas of responsibility, except for the Risk Committee, are composed entirely of independent directors. We believe the CEO’s membership on the Risk Committee helps facilitate the committee’s effective monitoring and evaluation of enterprise strategy and risk-taking activities.

Independent Board leadership:

◾   The Board has a Presiding Director who serves as the lead independent director.

◾   The Presiding Director has specific duties relating to Board operations and governance, including approval of Board meeting agendas and presiding over executive sessions of the Board’s independent directors.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	3

  PROXY STATEMENT SUMMARY

Well-developed committee structure:

◾   To operate more effectively, the Board conducts certain oversight and governance activities through a robust committee structure. The Board currently has six committees with distinct areas of responsibility:

	Audit Committee	Risk Committee
	Human Resources Committee	Corporate Responsibility Committee
	Nominating and Governance Committee	Technology Committee
CEO / senior executive succession planning:

◾   Succession planning encompasses both long-term succession scenarios and contingencies or unplanned scenarios.

◾   At least annually, the Human Resources Committee of the Board reviews a detailed succession planning report from PNC’s talent management function. The report typically includes a discussion of the individual performance of each executive officer, as well as succession plans and development initiatives for other emerging talent.

Director education:

◾   All new directors undergo a director orientation program, which includes written materials and personalized orientation sessions.

◾   Our continuing education program takes into account directors’ knowledge and experience and our risk profile, and it includes training on complex products and services, our lines of business, significant risks to the company, applicable laws, regulations and supervisory requirements, and other relevant topics, as identified by the Board and members of senior management.

Board evaluations:

◾   The Board and its committees each conduct a self-evaluation annually under the oversight of the Nominating and Governance Committee. Feedback is obtained through discussions among the Board and committee members. Appropriate action plans are then developed to implement enhancements and other changes based on the feedback received.

Retirement policy:	◾ The Board has set age 75 as the mandatory retirement age for directors, subject to waiver by the Board when determined to be in the best interests of the Company.
Directors’ external commitments:

◾   Audit Committee members may not serve on the audit committees of more than three public companies, including PNC.

◾   The Board will consider a director’s availability to fulfill his or her responsibilities as a director if he or she serves on more than three other public company boards.

Corporate responsibility:	◾ The Board reviews PNC’s corporate responsibility strategic plan annually and receives updates on corporate responsibility matters at least quarterly.
Stakeholder engagement:

◾   We regularly engage with shareholders and other stakeholders. We discuss a wide variety of topics in our engagements, such as strategy, financial and operating performance, corporate responsibility matters, executive compensation and corporate governance, among others.

◾   During 2024, we had approximately 280 meetings with institutional investors and engaged with approximately 75% of our top 100 active shareholders.

◾   These discussions included participation from our investor relations team as well as our CEO and CFO, leaders from our lines of business and our technology, risk, corporate responsibility, corporate governance and human resources functions, and our Presiding Director, as applicable, based on the topics being covered.

◾   Management reports to the independent directors regarding investor discussions and feedback on topics of interest.

4	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

PROXY STATEMENT SUMMARY

Snapshot of 2025 director nominees

Name	Age*	Director Since	Independent	Committee Memberships	Other Public Co. Boards

Joseph Alvarado Former Chairman, President and CEO, Commercial Metals Company	72	2019	•	Audit; Corporate Responsibility	3

Debra A. Cafaro Chairman and CEO, Ventas, Inc.	67	2017	•	Audit; Human Resources (Chair)	1

Marjorie Rodgers Cheshire Principal, A&R Development Corp.	56	2014	•	Nominating and Governance; Risk; Corporate Responsibility (Chair)	1

Douglas A. Dachille Former Chief Investment Officer, American International Group, Inc.	61	2025	•	Risk	2

William S. Demchak Chairman and CEO, The PNC Financial Services Group, Inc.	62	2013	—	Risk	—

Andrew T. Feldstein (Presiding Director) Former CEO and CIO, BlueMountain Capital Management, LLC	60	2013	•	Human Resources; Nominating and Governance (Chair); Risk	—

Richard J. Harshman Former Chairman, CEO and President, Allegheny Technologies Incorporated (n/k/a ATI Inc.)	68	2019	•	Audit (Chair); Human Resources; Nominating and Governance	1

Daniel R. Hesse Former President and CEO, Sprint Corporation	71	2016	•	Nominating and Governance; Risk; Technology (Chair)	1

Renu Khator Chancellor, University of Houston System and President, University of Houston	69	2022	•	Audit; Nominating and Governance	1

Linda R. Medler Retired Brigadier General, United States Air Force and Founder, President and CEO, L A Medler & Associates, LLC	68	2018	•	Risk; Technology	1

Robert A. Niblock Former Chairman, President and CEO, Lowe’s Companies, Inc.	62	2022	•	Audit; Human Resources	2

Martin Pfinsgraff Retired Senior Deputy Comptroller Large Bank Supervision, Office of the Comptroller of the Currency	70	2018	•	Audit; Risk (Chair)	—

Bryan S. Salesky Co-Founder and CEO, Stack AV Co.	44	2021	•	Corporate Responsibility; Technology	—

*	Age as of April 23, 2025

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	5

PROXY STATEMENT SUMMARY

Skills, experience and perspectives

The Board as a whole possesses valuable senior leadership experience across the key fields shown below as well as demographic diversity:

∎ Large institution leadership ∎ Public company board ∎ Regulatory / risk management ∎ Finance / accounting / audit ∎ Financial services	∎ Marketing / branding / retail ∎ Technology / cybersecurity ∎ Corporate responsibility ∎ Talent management and succession planning

* Age and tenure as of April 23, 2025

Director Tenure*

3
4
6
< 5 Years
5-10 Years
10 Years+

Executive compensation highlights

Approach to executive compensation

Management of talent and executive compensation is a vital part of PNC’s governance and risk management activities, enabling our forward planning and stability as a financial institution. Set forth below is an overview of how we approach our executive compensation program and make the decisions that we do.

Evaluating performance:

We believe that an effective executive compensation program requires a comprehensive evaluation of performance across multiple categories. Our evaluation generally includes a review of PNC’s financial performance, how we executed against our strategic objectives and how we manage risk, the customer experience, talent management, financial accountability and leadership. See “Compensation Discussion and Analysis” in this proxy statement for a detailed discussion of how performance was evaluated.

Risk-mitigating features:

Our executive compensation program also includes several complementary, risk-mitigating features:

–   We provide incentives for performance over different time horizons (short- and long-term).

–   We embed performance goals into a significant portion of our long-term incentive awards and include a risk-based performance review that could reduce or eliminate the awards.

–   We place a substantial majority of compensation at risk, including deferring at least 50% of our named executive officers’ compensation into equity-based long-term incentive awards that are not payable for several years.

–   We reward achievement against both quantitative and qualitative goals, while allowing for discretion.

–   We connect pay to company performance, relative to our internal objectives as well as the performance of a carefully selected peer group.

–   We consider market data and trends when making pay decisions.

6	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

PROXY STATEMENT SUMMARY

2024 compensation decisions

The table below shows for each named executive officer (“NEO”) the 2024 incentive compensation target set by the Human Resources Committee of the Board (the “HR Committee”) in the first quarter of 2024, and the actual annual cash incentive and long-term equity-based incentive awarded by the HR Committee in the first quarter of 2025 for 2024 performance.

	William S. Demchak Chairman and Chief Executive Officer	Robert Q. Reilly Exec. VP and Chief Financial Officer	E William Parsley, III Exec. VP and Chief Operating Officer	Deborah Guild Exec. VP and Head of Technology	Alexander E. C. Overstrom Exec. VP and Head of Retail Banking	Michael P. Lyons(1) Former President

Incentive compensation target for 2024	$18,700,000	$6,000,000	$7,800,000	$3,400,000	$3,800,000	$9,626,923	(2)

Incentive compensation awarded for 2024 performance	$23,700,000	$6,800,000	$8,225,000	$5,400,000	$5,300,000	n/a
Annual cash incentive portion	$6,200,000	$2,300,000	$2,870,000	$2,400,000	$2,300,000	n/a
Long-term incentive portion	$17,500,000	$4,500,000	$5,355,000	$3,000,000	$3,000,000	n/a
Incentive compensation disclosed in the Summary compensation table(3)

Annual cash incentive portion (2024 performance)	$6,200,000	$2,300,000	$2,870,000	$2,400,000	$2,300,000	n/a

Long-term incentive portion (2023 performance)	$13,090,041	$2,887,690	$5,100,196	$2,000,098	$2,100,124	$5,850,103

(1)	Mr. Lyons resigned from PNC effective January 23, 2025, and, as a result, was not eligible to receive incentive compensation for 2024 performance.

(2)	Presented as a prorated amount; Mr. Lyons’ incentive compensation target was increased from $9,000,000 to $10,500,000 in connection with his promotion to President in February 2024.

(3)

Under SEC regulations, the incentive compensation amounts disclosed in the Summary compensation table on page 87 include the annual cash incentive award paid in 2025 for 2024 performance (the “Non-Equity Incentive Plan Compensation” column) and the long-term equity-based incentive award granted in 2024 for 2023 performance (the “Stock Awards” column). The amounts shown in the “Stock Awards” column of the Summary compensation table may differ slightly from the amounts shown in the table above due to the impact of rounding related to fractional shares.

Significant portion of compensation is equity-based and not payable for several years

The HR Committee believes that a significant portion of compensation should be at risk or variable, tied to PNC stock performance and not payable until earned (if at all) for several years. Accordingly, at the beginning of the year, the HR Committee establishes a specific minimum percentage of each NEO’s total compensation that will be delivered through long-term equity-based awards. For 2024, the HR Committee established minimum equity percentages for each NEO ranging from 50% to 70%. The specific mix of cash and equity for each NEO is set forth in the table below and discussed in more detail in “Compensation Discussion and Analysis—2024 incentive compensation decisions” in this proxy statement.

		William S. Demchak	Robert Q. Reilly	E William Parsley, III	Deborah Guild	Alexander E. C. Overstrom	Michael P. Lyons

Total compensation mix:	Long-term incentive	70%	60%	60%	50%	50%	n/a
	Cash compensation*	30%	40%	40%	50%	50%	n/a

Total incentive compensation mix:	Long-term incentive	74%	66%	65%	56%	57%	n/a
	Annual cash incentive	26%	34%	35%	44%	43%	n/a
	* Includes annual base salary and annual cash incentive

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	7

Item 1 - Election of directors

The Board is PNC’s highest governing body and oversees PNC’s strategy, business and culture.

The entire Board stands for election at each annual meeting of shareholders, consistent with PNC’s governing documents. Each director who is elected at the annual meeting of shareholders will serve a one-year term until the next year’s annual meeting and the election of a successor or until the director’s earlier death, resignation or removal.

The Board is authorized to have 13 members at the date of PNC’s 2025 annual meeting of shareholders. This proxy statement provides information about the 13 director nominees who will be presented for election at PNC’s annual meeting.

We encourage shareholders to review the sections listed below for detailed information about our 13 director nominees, the composition of the Board and our director nomination process.

Directors’ biographical information (pages 9 to 20)

∎	Name and age (as of April 23, 2025)

∎	The year in which they first became a director of PNC

∎	Principal occupation and public company directorships over the past five years

∎	The specific experience, qualifications, attributes or skills that led to the Board’s conclusion that the individual should serve as a director

Board composition and the director nomination process (pages 22 to 27)

∎	Overview of the skills and experience represented on our Board

∎	Demographic information for our Board, e.g., age, gender and race/ethnicity

∎	Identification of our Board’s independent directors

∎	Summary of our director nomination process

The Board of Directors recommends voting “FOR” each of our 13 director nominees

Additional information about our nominations:

∎

Each nominee was recommended by the Nominating and Governance Committee of the Board (the “N&G Committee”). The N&G Committee is responsible for identifying individuals who are qualified to become PNC directors and for recommending to the Board the slate of nominees to present to shareholders at each annual meeting.

∎

Each nominee is a current member of the Board. Each nominee was previously elected by shareholders at our 2024 annual meeting, except for Douglas A. Dachille, who was appointed to the Board on February 3, 2025.

∎

Each nominee has consented to being named in this proxy statement and to serve as a director if elected. The Board has no reason to believe any nominee will be unavailable or unable to serve as a director.

∎

In the event that a nominee becomes unable to serve as a director, proxies will be voted for the election of such other person as the Board may designate as a nominee, unless the Board chooses to reduce the number of directors authorized to serve on the Board.

8	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Our director nominees

Joseph Alvarado

— Former Chairman, President and Chief Executive Officer, Commercial Metals Company (NYSE: CMC)

Age: 72 Director since: 2019 Independent director Board committees: • Audit • Corporate Responsibility

Experience, Qualifications, Attributes or Skills:

The Board values Mr. Alvarado’s extensive business knowledge and experience in accounting, sales, manufacturing, planning and global operations.

Other Public Company Directorships (within the past 5 years):

Arcosa, Inc.

Kennametal, Inc.

Trinseo PLC

Professional Background:

Joseph Alvarado is the former Chairman, President and Chief Executive Officer of Commercial Metals Company (“CMC”), a Fortune 500 global metals company that under his leadership was active in recycling, manufacturing, fabricating and trading. In this role, Mr. Alvarado was responsible for the overall strategic leadership of CMC, with nearly 9,000 employees and operations in over 200 locations in more than 20 countries. Mr. Alvarado served as Chairman, President and CEO of CMC for approximately seven years, retiring in 2018. Mr. Alvarado previously served as Executive Vice President and Chief Operating Officer of CMC from 2010 to 2011, during which time he had full profit and loss and operating responsibility for the company’s diverse global businesses.

Prior to his career with CMC, Mr. Alvarado was an Operating Partner for Wingate Partners and The Edgewater Funds from 2009 to 2010, where he consulted on new deal evaluation and portfolio company management. Mr. Alvarado worked for a number of other businesses throughout his career of more than four decades within the steel, metal processing, energy and chemical industries. Mr. Alvarado held the position of President at United States Steel Tubular Products, Inc. from 2007 to 2009; President and Chief Operating Officer at Lone Star Technologies from 2004 to 2007; Vice President, Long Product Sales and Marketing, North America at ArcelorMittal from 1998 to 2004; and Executive Vice President, Commercial for Birmingham Steel from 1997 to 1998. Mr. Alvarado also held various positions at Inland Steel Company from 1976 to 1997, ultimately serving as President, Inland Steel Bar Company (a division of Inland Steel Company) from 1995 to 1997.

Mr. Alvarado received a BA in Economics from the University of Notre Dame and an MBA from Cornell University’s SC Johnson Graduate School of Management.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	9

ITEM 1 — ELECTION OF DIRECTORS

Debra A. Cafaro

— Chairman and Chief Executive Officer, Ventas, Inc. (NYSE: VTR)

Age: 67 Director since: 2017 Independent director Board committees: • Audit • Human Resources (Chair) • Executive

Experience, Qualifications, Attributes or Skills:

The Board values Ms. Cafaro’s extensive corporate leadership, knowledge and experience. Her years of experience as a public company CEO in the financial sector provide insight into the oversight of financial and accounting matters. Her vision as a strategic thinker adds depth and strength to the Board in its oversight of PNC’s continued growth. The Board also values Ms. Cafaro’s active community involvement.

Other Public Company Directorships (within the past 5 years):

Ventas, Inc.

Professional Background:

Debra A. Cafaro is Chairman of the Board and Chief Executive Officer of Ventas, Inc. (“Ventas”), an S&P 500 company that is a leading owner of senior housing, healthcare and research properties.

Building on her early career in law and 25-year tenure as CEO of Ventas, Ms. Cafaro is broadly engaged across the business, public policy and nonprofit sectors. She is a past chair of the Real Estate Roundtable and the Economic Club of Chicago, and is a member of the American Academy of Arts & Sciences and The Business Council. She serves on the boards of the Civic Committee of the Commercial Club of Chicago, the Harvard Kennedy School Taubman Center and the University of Chicago. Ms. Cafaro has been recognized multiple times by Harvard Business Review as one of the top 100 global CEOs and by Modern Healthcare as one of the top 100 leaders in healthcare.

Ms. Cafaro received a JD from the University of Chicago Law School and a BA from the University of Notre Dame.

10	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Marjorie Rodgers Cheshire

— Principal, A&R Development Corp.

Age: 56 Director since: 2014 Independent director Board committees: • Nominating & Governance • Risk • Corporate Responsibility (Chair)

Experience, Qualifications, Attributes or Skills:

The Board values Ms. Cheshire’s executive management experience and her background in real estate marketing and media, as well as her active involvement in the Baltimore community.

Other Public Company Directorships (within the past 5 years):

Empowerment & Inclusion Capital I Corp. (until December 2022)

Exelon Corporation

Professional Background:

Marjorie Rodgers Cheshire is a corporate board director and an investor in commercial real estate. She is a Principal of A&R Development Corp. (“A&R”), a diversified real estate investment company that owns and invests in large scale multifamily, mixed use and retail real estate in the Baltimore and Washington, DC markets. Ms. Cheshire additionally served as A&R’s President and Chief Operating Officer from 2004 to 2021, and was responsible for the firm’s business operations, asset management and strategic initiatives.

Ms. Cheshire also spent many years in senior leadership positions in the media and sports industries. Ms. Cheshire was the Senior Director of Brand & Consumer Marketing for the National Football League, a Vice President of Business Development for Oxygen Media, and a Director and Special Assistant to the Chairman and CEO of ESPN. Early in her career, Ms. Cheshire worked as a consultant at The Boston Consulting Group and in brand management at Nestlé Foods.

Ms. Cheshire is chair of the board of Baltimore Equitable Insurance and is a trustee of Johns Hopkins Medicine and Johns Hopkins Hospital.

Ms. Cheshire received a BS in Economics from the Wharton School of the University of Pennsylvania and an MBA from the Stanford University Graduate School of Business.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	11

ITEM 1 — ELECTION OF DIRECTORS

Douglas A. Dachille

— Former Chief Investment Officer, American International Group, Inc. (NYSE: AIG)

Age: 61 Director since: 2025 Independent director Board committees: • Risk

Experience, Qualifications, Attributes or Skills:

The Board values Mr. Dachille’s decades of investment management expertise and his strategic thinking. Mr. Dachille has an extensive track record in asset management, structured finance and risk management. His experience with key strategic issues in the insurance, banking and asset management industries will be an asset to the Board as PNC navigates potential growth opportunities.

Other Public Company Directorships (within the past 5 years):

BridgeBio Pharma, Inc.

Equitable Holdings, Inc.

Professional Background:

Mr. Dachille served as Executive Vice President and Chief Investment Officer for American International Group, Inc. (“AIG”) from September 2015 to June 2021. Before assuming these roles at AIG, Mr. Dachille served as the Chief Executive Officer of First Principles Capital Management, LLC (“First Principles”), an institutional fixed income investment manager, from September 2003 until its acquisition by AIG in September 2015. Prior to co-founding First Principles, he was President and Chief Operating Officer of Zurich Capital Markets. Mr. Dachille began his career at J.P. Morgan & Co., a predecessor to JPMorgan Chase & Co., where he served as the Global Head of Proprietary Trading and Co-Treasurer.

Mr. Dachille earned his bachelor’s degree in a special joint biomedical education program through Union College and Albany Medical College and an MBA in finance from the University of Chicago.

Mr. Dachille was initially recommended to the Board by our CEO and one of our independent directors.

12	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

William S. Demchak

— Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc. (NYSE: PNC)

Age: 62 Director since: 2013 Management director Board committees: • Risk • Executive

Experience, Qualifications, Attributes or Skills:

The Board believes that the current CEO should also serve as a director. Under the leadership structure discussed elsewhere in this proxy statement, a CEO-director acts as a liaison between the Board and management, and assists the Board in its oversight of the company. Mr. Demchak’s experience and strong leadership provide the Board with insight into the business and strategic priorities of PNC.

Other Public Company Directorships (within the past 5 years):

BlackRock, Inc. (until May 2020)

Professional Background:

William S. Demchak is the Chairman and Chief Executive Officer of PNC, one of the largest diversified financial services companies in the United States.

Mr. Demchak joined PNC in 2002 as Chief Financial Officer. In July 2005, he was named head of PNC’s Corporate & Institutional Banking segment, responsible for PNC’s middle market and large corporate businesses, as well as capital markets, real estate finance, equity management and leasing. Mr. Demchak was promoted to Senior Vice Chairman in 2009 and named Head of PNC Businesses in August 2010. He held the office of President from April 2012 through February 2024 and has served as Chief Executive Officer since April 2013 and as Chairman since April 2014.

Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for JPMorgan Chase & Co. He also held key leadership roles at J.P. Morgan & Co. prior to its merger with The Chase Manhattan Corporation in 2000, establishing JPMorgan Chase & Co. He was actively involved in developing JPMorgan Chase & Co.’s strategic agenda and was a member of the company’s capital and credit risk committees.

Mr. Demchak is a member and past chairman of the board of directors of the Bank Policy Institute and is a member of The Business Council and the Federal Advisory Committee for the Federal Reserve. In addition, he is the past chairman of the Allegheny Conference on Community Development and is a member of the boards of directors of the Extra Mile Education Foundation and the Pittsburgh Cultural Trust.

Mr. Demchak received a BS from Allegheny College and an MBA from the University of Michigan.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	13

ITEM 1 — ELECTION OF DIRECTORS

Andrew T. Feldstein

— Former Chief Executive Officer and Chief Investment Officer, BlueMountain Capital Management, LLC

Age: 60 Director since: 2013 Presiding Director (lead independent director) Board committees: • Human Resources • Nominating and Governance (Chair) • Risk • Executive

Experience, Qualifications, Attributes or Skills:

The Board values Mr. Feldstein’s extensive financial and risk management expertise. As founder and former CEO of BlueMountain Capital Management, LLC and through his senior management positions at JPMorgan, Mr. Feldstein built a reputation for innovation and significant insight into risk management. The Board believes these skills are particularly valuable to Mr. Feldstein’s role as Presiding Director and to the Board’s effective oversight of risk management, as well as a valuable resource to PNC as it continues to grow its business while maintaining a strong balance sheet.

Other Public Company Directorships (within the past 5 years):

None

Professional Background:

Andrew T. Feldstein, our Presiding Director, is the former Chief Executive Officer of BlueMountain Capital Management, LLC (now known as Assured Investment Management, a subsidiary of Assured Guaranty) (“BlueMountain”) and served as the Chief Investment Officer for both Assured Guaranty and BlueMountain. Under Mr. Feldstein’s leadership, BlueMountain was a leading alternative asset manager with $18 billion in assets under management. Assured Guaranty is a leading provider of financial guaranty insurance.

Prior to co-founding BlueMountain in 2003, Mr. Feldstein spent over a decade at JPMorgan Chase & Co., where he was a Managing Director and served as Head of Structured Credit, Head of High Yield Sales, Trading and Research, and Head of Global Credit Portfolio.

Mr. Feldstein is a member of the Harvard Law School Leadership Council.

Mr. Feldstein received a BA from Georgetown University and a JD from Harvard Law School.

14	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Richard J. Harshman

— Former Chairman, President and Chief Executive Officer, Allegheny Technologies Incorporated (NYSE: ATI)

Age: 68 Director since: 2019 Independent director Board committees: • Audit (Chair) • Human Resources • Nominating and Governance • Executive

Experience, Qualifications, Attributes or Skills:

The Board values Mr. Harshman’s depth of experience with the operational, human capital management, sustainability and financial aspects of leading a public company, including as chief executive officer, chief financial officer and chief operating officer. The Board also values Mr. Harshman’s active involvement in the Pittsburgh community and his prior board leadership experience as the lead independent director for another publicly-traded company.

Other Public Company Directorships (within the past 5 years):

Ameren Corporation

Professional Background:

Richard J. Harshman is the retired Executive Chairman and former President and Chief Executive Officer of Allegheny Technologies Incorporated (now known as ATI Inc.) (“ATI”), a global manufacturer of technically advanced specialty materials and complex parts and components. Mr. Harshman served as the Chairman, President and CEO of ATI from 2011 through 2018. Mr. Harshman previously served in other roles at ATI, including President and Chief Operating Officer from 2010 to 2011, Executive Vice President and Chief Financial Officer from 2000 to 2010 and other roles of increasing responsibility since 1996. Mr. Harshman began his career as an internal auditor at Teledyne, Inc., a predecessor company to ATI, in 1978.

Mr. Harshman is active within the Pittsburgh community, including through his service with several nonprofit boards. He is the immediate past chair and a current member of the Executive Committee of the Board of Trustees of the Pittsburgh Cultural Trust. Mr. Harshman also is a member of the Executive Committee of the Board of Directors of the United Way of Southwestern Pennsylvania. Previously, he served as the chair of the Allegheny Conference on Community Development and as a member of the board of trustees of Robert Morris University, in addition to his service with other Pittsburgh-based nonprofit organizations.

Mr. Harshman received a BS in Accounting from Robert Morris University and was previously licensed as a Certified Public Accountant by the California Board of Accountancy.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	15

ITEM 1 — ELECTION OF DIRECTORS

Daniel R. Hesse

— Former President and Chief Executive Officer, Sprint Corporation

Age: 71 Director since: 2016 Independent director Board committees: • Nominating and Governance • Risk • Technology (Chair)

Experience, Qualifications, Attributes or Skills:

Mr. Hesse brings extensive corporate leadership experience to the Board, having served in a variety of executive positions, including as CEO of Sprint Corporation. His years of experience in the wireless communications industry provide insight into the dynamic and strategic matters overseen by the Board. The broad spectrum of technology issues he navigated during his career enable him to bring valuable perspective to assist the Board in its oversight of technology and related risks and opportunities.

Other Public Company Directorships (within the past 5 years):

Akamai Technologies, Inc.

Tech and Energy Transition Corporation (until March 2023)

Professional Background:

Daniel R. Hesse is the former President and Chief Executive Officer of Sprint Corporation (“Sprint”), one of the United States’ largest wireless carriers, serving from 2007 to 2014. A well-known advocate for the conscience-driven corporation and its responsibility in creating a sustainable world, during his tenure as CEO of Sprint, Mr. Hesse was a recipient of the Responsible CEO Lifetime Achievement Award from Corporate Responsibility Magazine.

Mr. Hesse received a BA from the University of Notre Dame, an MBA from Cornell University and an MS from Massachusetts Institute of Technology where he was awarded the Brooks Thesis Prize.

16	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Renu Khator

— Chancellor, University of Houston System and President, University of Houston

Age: 69 Director since: 2022 Independent director Board committees: • Audit • Nominating and Governance

Experience, Qualifications, Attributes or Skills:

The Board values Dr. Khator’s significant leadership experience in academia and expertise in economic development and funding research for community programs, which will be instrumental in expanding opportunities and executing on strategies as PNC continues to invest for growth. The Board also values Dr. Khator’s active involvement in the Houston community.

Other Public Company Directorships (within the past 5 years):

The Camden Property Trust

Professional Background:

Renu Khator holds the dual titles of Chancellor of the University of Houston System (“UH System”) and President of the University of Houston (“UH”). She also serves as a professor in UH’s Department of Government and International Affairs. As Chancellor of the UH System, Dr. Khator oversees a four-university organization that serves more than 76,000 students. During her tenure as President since 2008, UH has experienced record-breaking research funding, enrollment and private support, as well as earning Tier One status in 2011, with the Carnegie Foundation elevating it to the top category of research universities.

Prior to her appointment at UH, Dr. Khator had a 22-year career at the University of South Florida, most recently serving as Provost and Senior Vice President and as a professor in the Department of Government and International Affairs.

Dr. Khator is currently a member of the Association of Governing Boards of Colleges and Universities Council of Presidents, and she has been named to the American Academy of Arts and Sciences. She previously served as a member of the Indian Prime Minister’s Empowered Expert Committee and the U.S. Department of Homeland Security’s Academic Advisory Council, and she was 11th District Chair of the Federal Reserve Bank of Dallas.

Dr. Khator received a BA in Liberal Arts from Kanpur University, India and an MA and PhD in Political Science from Purdue University.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	17

ITEM 1 — ELECTION OF DIRECTORS

Linda R. Medler

— Retired Brigadier General, United States Air Force; Founder, President and Chief Executive Officer, L A Medler & Associates, LLC

Age: 68 Director since: 2018 Independent director Board committees: • Risk • Technology

Experience, Qualifications, Attributes or Skills:

The Board values Ms. Medler’s extensive leadership experience and her deep knowledge of cybersecurity and information technology. Her years of experience leading cybersecurity, information technology and multi-function organizations facing a broad range of technology and operational issues provide the Board with valuable cyber and technology risk expertise, as well as a strong understanding of emerging technology and digital business transformation strategies, to facilitate effective governance and oversight of the cybersecurity and technology issues facing PNC.

Other Public Company Directorships (within the past 5 years):

Target Hospitality Corp.

Professional Background:

Linda Medler is a retired U.S. Air Force (“USAF”) Brigadier General with more than 20 years of experience developing cutting-edge cyber and technology strategies for highly regulated public and private institutions, as well as within the highest levels of government. She is the founder, President and CEO of L A Medler & Associates, a boutique cybersecurity consulting company. She previously served as the Chief Information Security Officer for Raytheon Missile Systems, and also as an Executive and Senior Officer for the Department of Defense, where she led mission-critical business, technology and cybersecurity strategies.

In 2014, Ms. Medler completed 30 years of total military service, including 27 years of service in the USAF, retiring as a Brigadier General. She began her military service as an enlisted U.S. Marine. Her last position held with the USAF was Director of Capability and Resource Integration for the United States Cyber Command. Her previous assignments included Director of Communications and Networks for the Joint Staff, Joint Chiefs of Staff Deputy CIO, Chief of Staff for Air Force Materiel Command, and Commander/Vice Commander for the 75th Air Base Wing.

Ms. Medler received a BBA in Management & Computer Information Systems from the University of Arkansas at Little Rock, an MS in National Security & Strategic Studies from the Naval War College, and an MBA in Management Information Systems Concentration from the University of Arizona.

18	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Robert A. Niblock

— Former Chairman, President and Chief Executive Officer, Lowe’s Companies, Inc. (NYSE: LOW)

Age: 62 Director since: 2022 Independent director Board committees: • Audit • Human Resources

Experience, Qualifications, Attributes or Skills:

The Board values Mr. Niblock’s significant financial expertise, knowledge of the retail industry and experience in building a digital business, which will be instrumental to PNC as it continues to expand its digital presence and pursues transformative growth.

Other Public Company Directorships (within the past 5 years):

ConocoPhillips

Lamb Weston Holdings, Inc.

Professional Background:

Robert A. Niblock is the former Chairman, President and Chief Executive Officer of Lowe’s Companies, Inc. (“Lowe’s”), which operates together with its subsidiaries as a home improvement retailer in the United States.

Mr. Niblock joined Lowe’s in 1993 and served in various financial roles throughout his career, including as Director of Taxation, Vice President and Treasurer, Senior Vice President, Finance, and Executive Vice President and Chief Financial Officer.

Mr. Niblock retired from Lowe’s in 2018 as Chairman, President and Chief Executive Officer. Under his leadership as CEO from 2005 to 2018, the company’s revenues grew from $36.5 billion to $68.6 billion, and Lowe’s built a major digital business to expand the reach of its national stores. The company’s share price also more than tripled from the time of his appointment as CEO to the time of his retirement.

Prior to joining Lowe’s, Mr. Niblock had a nine-year career with the accounting firm Ernst & Young LLP.

Mr. Niblock received a BS in Accounting from the University of North Carolina at Charlotte.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	19

ITEM 1 — ELECTION OF DIRECTORS

Martin Pfinsgraff

— Retired Senior Deputy Comptroller, Large Bank Supervision, Office of the Comptroller of the Currency

Age: 70 Director since: 2018 Independent director Board committees: • Audit • Risk (Chair) • Executive

Experience, Qualifications, Attributes or Skills:

The Board values Mr. Pfinsgraff’s leadership experience as well as his extensive knowledge of the financial services industry and the regulatory requirements applicable to the industry. His experience in banking regulation, risk management and finance, along with his years of executive leadership, provide the Board with additional skills to oversee complex regulatory, risk management and financial matters.

Other Public Company Directorships (within the past 5 years):

None

Professional Background:

Martin Pfinsgraff retired as Senior Deputy Comptroller Large Bank Supervision of the Office of the Comptroller of the Currency (the “OCC”) in February 2017. He held the position of Deputy Comptroller for Credit and Market Risk from 2011 to 2013. Mr. Pfinsgraff served on the Executive Committee of the OCC and as a member of the Senior Supervisors Group, an international committee comprised of supervisors from 10 Organisation for Economic Co-operation and Development (“OECD”) member countries and the European Central Bank.

Prior to his career with the OCC, Mr. Pfinsgraff held various positions from 2000 to 2009 at iJet International, a provider of operating risk management solutions, including Chief Operating Officer and Chief Financial Officer. Mr. Pfinsgraff held various positions with Prudential Financial’s operating subsidiaries from 1989 through 2000, including as Treasurer of Prudential Insurance and CFO and President, Capital Markets of Prudential Securities.

Mr. Pfinsgraff received a BBA in Psychology from Allegheny College and an MBA from Harvard Business School.

20	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Bryan S. Salesky

— Co-founder and Chief Executive Officer, Stack AV Co.

Age: 44 Director since: 2021 Independent director Board committees: • Corporate Responsibility • Technology

Experience, Qualifications, Attributes or Skills:

Mr. Salesky has built a reputation for strategic vision and entrepreneurism in the technology and artificial intelligence industries. The Board believes these skills are particularly valuable to PNC as it continues to invest in new product innovation and growth. The Board also values Mr. Salesky’s active involvement in the Pittsburgh community.

Other Public Company Directorships (within the past 5 years):

None

Professional Background:

Bryan S. Salesky is a co-founder and has served as the Chief Executive Officer of Stack AV Co., a developer and provider of advanced autonomous systems designed to meet the safety, reliability and efficiency demands of the trucking industry, since the company’s inception in 2023. Mr. Salesky founded and served as the CEO of Argo AI, LLC, a self-driving technology platform company that partnered with leading automakers to develop the software, hardware, maps and cloud-support infrastructure to power self-driving vehicles, from 2016 to 2022. Previously, Mr. Salesky spent more than a decade in roles of increasing responsibility across leading technology companies, including Google and Carnegie Mellon University’s National Robotics Engineering Center (“NREC”).

Mr. Salesky brings significant experience across the robotics and software engineering disciplines. In addition to co-leading Carnegie Mellon University’s team that won the 2007 DARPA Urban Challenge autonomous vehicle race, he managed a portfolio of NREC’s largest commercial programs, including autonomous mining trucks for Caterpillar. While at Google, Mr. Salesky was responsible for the development and manufacture of the company’s self-driving hardware portfolio, which included self-driving sensors, computers and several vehicle development programs.

Mr. Salesky is chair of the Inclusive Growth Committee of the board of directors of the Allegheny Conference on Community Development, and serves on the board of trustees of the University of Pittsburgh.

Mr. Salesky received a BS in Computer Engineering from the University of Pittsburgh.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	21

ITEM 1 — ELECTION OF DIRECTORS

Skills, experience and perspectives

The N&G Committee annually reviews the skills, experience, qualifications and independence of PNC’s directors and periodically considers the composition of the entire Board. We present below an aggregate view of some of the attributes of the Board that contribute to its overall effectiveness.

Knowledge and skills

The Board as a whole possesses valuable senior leadership experience across key fields, including technology, cybersecurity, financial services, regulatory affairs, risk management, operations and strategic planning, finance and accounting, marketing and branding, corporate responsibility, talent management and succession planning.

Independence

A substantial majority of the Board is independent from management.

Twelve of our 13 directors (or 92% of the Board) are independent under the New York Stock Exchange (“NYSE”) standards that we have adopted as part of our corporate governance guidelines.

Demographic snapshot

The Board as a whole reflects the following demographics:

– Gender:

4 Female

9 Male

– Race/ethnicity:

1 African American/Black

1 Asian

1 Hispanic/Latino

10 White

– Age range†: 44 to 72

Tenure mix

The Board and the N&G Committee strive to maintain a mix of long-, medium-, and short-tenured directors. The average tenure of our 13 director nominees is 6.3 years.†

The Board’s commitment to regular refreshment of its membership is evidenced by our addition of 14 new directors and 11 director retirements since 2015.

† As of April 23, 2025

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ITEM 1 — ELECTION OF DIRECTORS

Key categories of experience, qualifications, attributes and skills

The matrix below presents the key categories of experience, qualifications, attributes and skills that our Board members possess. For more information, see their biographies under “—Our director nominees.” Our Board members also possess additional experience, qualifications, attributes and skills that are not depicted in the below matrix.

Knowledge, skills and experience

Large institution leadership	•	•	•	•	•	•	•	•	•	•	•	•	•

Public company board	•	•	•	•	•		•	•	•	•	•

Regulatory / risk management		•	•	•	•	•		•	•	•		•

Finance / accounting / audit	•	•		•	•		•		•		•	•

Financial services		•		•	•	•			•			•

Marketing / branding / retail			•		•			•			•		•

Corporate responsibility	•	•	•			•	•	•	•

Technology / cybersecurity								•		•		•	•

Talent management / succession planning	•	•	•		•	•	•	•	•	•	•	•	•

Director independence

Robust independent oversight is one of the cornerstones of PNC’s strong corporate governance practices. We have long maintained a Board with a substantial majority of directors who are not PNC employees and who otherwise qualify as independent under the corporate governance rules of the NYSE. The NYSE requires at least a majority of corporate directors to be independent from management.

Board composition 92% independent

We present below the Board’s annual determination of the independence of each of its members, based upon the recommendation of the N&G Committee. The Board’s decisions took into account the relationships described in “— Guidelines on certain nonmaterial relationships — Transactions with directors.” There are no family relationships among the directors or between any director and any executive officer.

◾   Twelve independent Board members. The Board determined that each non-employee director of PNC (namely, Joseph Alvarado, Debra A. Cafaro, Marjorie Rodgers Cheshire, Douglas A. Dachille, Andrew T. Feldstein, Richard J. Harshman, Daniel R. Hesse, Renu Khator, Linda R. Medler, Robert A. Niblock, Martin Pfinsgraff, and Bryan S. Salesky) is independent according to NYSE rules.

◾   One nonindependent Board member. The Board determined that William S. Demchak is not independent under NYSE rules because he serves as CEO of PNC.

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ITEM 1 — ELECTION OF DIRECTORS

Evaluation criteria

A director will be considered independent if the director has no “material relationship” with PNC that would interfere with the director’s exercise of independent judgment. NYSE rules set forth “bright-line” or objective tests, as described below, that define the types of relationships that are categorically deemed to be “material relationships.”

In the event a director has a relationship with PNC that is relevant to his or her independence and is not addressed by the bright-line independence tests under NYSE rules, the Board would determine, after considering all relevant facts and circumstances, whether such relationship is material to the director’s ability to exercise independent judgment as a member of the Board. Relevant factors to be considered by the Board may include a director’s affiliation with an organization that has a relationship with PNC or any commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. Consistent with NYSE rules, the ownership of a significant amount of PNC stock, by itself, will not prevent a finding of independence.

NYSE bright-line independence tests. The following relationships are categorically deemed to impair independence:

◾  A director currently is employed by PNC or was employed by PNC within the last three years

◾  A director’s immediate family member currently is an executive officer of PNC or was an executive officer of PNC within the last three years

◾  A director or immediate family member received more than $120,000 in direct compensation from PNC, except for certain permitted payments (such as director and committee fees, pension or other forms of deferred compensation), during any 12-month period within the last three years

◾  Certain employment relationships between a director or an immediate family member and PNC’s internal or external auditors

◾  A director or immediate family member is an executive officer of a company, or has within the last three years been an executive officer of a company, during the same time that a PNC executive officer served on that company’s compensation committee

◾  A director is an employee or an immediate family member is an executive officer of a company that has made payments to, or received payments from, PNC for property or services in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenue in any of the last three fiscal years

For purposes of these bright-line tests, references to PNC include certain of PNC’s subsidiaries.

Guidelines on certain nonmaterial relationships

Some of our directors may be PNC customers or have other relationships with PNC that are nonmaterial because they are conducted on nonpreferential terms or otherwise would not affect the director’s independent judgment.

The Board has approved guidelines describing four types of relationships that would not constitute a material relationship between the director and PNC. If a relationship involving a director meets the criteria outlined in these guidelines, the director may be deemed to be independent for NYSE purposes, provided that the director otherwise meets the relevant independence tests under NYSE rules.

The four categories of relationships described in our director independence guidelines include:

◾

Ordinary course business relationships, such as lending, deposit, banking or other financial service relationships, or other relationships involving the provision of products or services by or to PNC or its subsidiaries and involving a director, an immediate family member, or an affiliated entity of a director or immediate family member, where such relationships satisfy the criteria described in the guidelines

◾

Contributions made by PNC, its subsidiaries or a PNC-sponsored foundation to a charitable organization of which a director or an immediate family member is an executive officer, director or trustee, subject to the conditions described in our director independence guidelines

◾	Relationships involving a director’s relative who is not an immediate family member

◾

Relationships or transactions between PNC or its subsidiaries and a company or charitable organization where a director or an immediate family member serves solely as a non-management board member or trustee or where an immediate family member is employed in a non-officer position

24	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

In applying these guidelines, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

If a director has a relationship that would not be considered material under our director independence guidelines but is one of the relationships described in the NYSE’s bright-line independence tests, the NYSE rules govern and the director will not qualify as independent.

For more information, see our corporate governance guidelines, which can be found at www.pnc.com/corporategovernance.

Transactions with directors in 2024

The following is a summary of the nonmaterial relationships that existed between current Board members and PNC in 2024. Under our director independence guidelines, such transactions would not be deemed to impair a director’s independent judgment.

The table below reflects the following:

◾

We provided financial services during 2024 to most of our directors, some of their immediate family members, and certain of their respective affiliated entities. Affiliated entities include companies of which a director is, or was during 2024, a partner, executive officer or employee; companies of which a director’s immediate family member is, or was during 2024, a partner or executive officer; and companies in which a director and/or the director’s immediate family member holds a significant ownership or voting position. We offer those services in the ordinary course of business on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

◾

We also extended credit to some of our directors, their immediate family members and certain of their respective affiliated entities. We maintain policies and procedures to help us comply with Regulation O, a federal banking regulation intended to prevent banks from giving preferential treatment to their insiders, including directors and executive officers, when extending credit. Among other provisions, Regulation O prescribes lending limits applicable to insiders individually and in the aggregate as a group, prohibits lending to insiders on preferential terms and requires prior board approval for extensions of credit to an insider above a specified threshold amount. Under our corporate governance guidelines, a director who has received an extension of credit shall not be considered independent if the extension of credit did not comply with Regulation O.

◾	We made charitable contributions during 2024 to charitable organizations where our directors or their immediate family members serve as directors, trustees or executive officers.

Personal or Family Relationships	Deposit, Wealth Management and Similar Banking Products(1)	•	•	•	•	•	•	•		•	•
	Credit Relationships(2)	•	•	•	•	•	•	•		•	•
	Charitable Contributions(3)		•		•	•	•	•			•
Affiliated Entity Relationships	Deposit, Wealth Management and Similar Banking Products(1)			•			•		•		•
	Credit Relationships or Commercial Banking Products(4)		•	•							•

(1)	Includes deposit accounts, trust accounts, certificates of deposit, safe deposit boxes, workplace banking and wealth management products.

(2)	Includes extensions of credit, including mortgages, commercial loans, home equity loans, credit cards and similar products, as well as credit and credit-related products.

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ITEM 1 — ELECTION OF DIRECTORS

(3)

Does not include matching gifts provided to charities personally supported by the director because, under the Board’s director independence guidelines, matching gifts are not a “material relationship” and are not included in considering the value of contributions against our guidelines. Matching gifts are capped at $5,000 for non-employee directors and are included in the “All Other Compensation” column in the Director compensation in 2024 table. See “Director Compensation” in this proxy statement.

(4)

Includes extensions of credit, including commercial loans, credit cards and similar products, as well as credit-related products and other commercial banking products, including treasury management, purchasing card programs, foreign exchange and global trading services.

Director nomination process

The Board’s N&G Committee is responsible for identifying and recruiting individuals who are qualified to become PNC directors and for recommending to the Board the slate of director nominees to present to our shareholders at each annual meeting.

The N&G Committee was established by the Board to help promote the best interests of our shareholders through the implementation of sound corporate governance principles and practices. The N&G Committee is composed solely of independent Board members and is chaired by the Presiding Director (lead independent director) of the Board.

Candidate evaluation

Below is an overview of the qualities considered by the N&G Committee and the Board in evaluating a potential nominee, whether a new candidate or incumbent director. The N&G Committee has not adopted specific minimum qualifications for candidates.

◾

Knowledge, skills and experience. The N&G Committee, with feedback from the Board, determines the knowledge, skills and experience that would benefit the Board based on PNC’s strategy and industry developments. The N&G Committee expects directors to acquire a sound understanding of PNC’s strategic vision, mix of businesses and approach to regulatory relations and risk management. The N&G Committee also considers skills that are required or beneficial for key Board positions, such as committee chairs, in light of succession planning for those positions.

◾

Personal qualities. Each nominee must possess personal qualities that promote the culture and effectiveness of the Board. Those individual qualities are described in our corporate governance guidelines, as follows:

–	A sustained record of high achievement in financial services, business, industry, government, academia, the professions or civic, charitable or nonprofit organizations;

–	Manifest competence and integrity;

–	A strong commitment to the ethical and diligent pursuit of PNC’s stakeholders’ best interests, including our customers, communities, employees and shareholders;

–	The strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction; and

–	Personal qualities that will help sustain an atmosphere of mutual respect and collegiality among the members of the Board.

With respect to incumbent directors, the N&G Committee also considers meeting attendance and participation and the director’s contributions to the effectiveness of the Board and its committees.

◾

Diversity of thought and perspectives. The Board strives to include diverse viewpoints, backgrounds, skills and experience in its membership. The N&G Committee evaluates diversity in a broad sense, encompassing both demographic and cognitive diversity.

◾

Independence from management. The N&G Committee also considers applicable corporate governance standards under SEC, NYSE and banking rules in assessing Board and committee composition. We require a sufficient number of independent directors to satisfy the membership needs of Board committees that require independent members.

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ITEM 1 — ELECTION OF DIRECTORS

Candidate recruitment

The N&G Committee may identify director candidates through recommendations made by our current or former directors or members of executive management, or by contacts in the business, civic, academic, legal and nonprofit communities. The N&G Committee also may retain a search firm to identify potential candidates.

Shareholders also may recommend director candidates to the N&G Committee. Candidates recommended by shareholders will be considered by the N&G Committee for potential nomination at the next annual meeting of shareholders.

◾

How to submit a director candidate recommendation to the N&G Committee. To submit a director candidate recommendation to the N&G Committee, the shareholder must submit the recommendation in writing to the Corporate Secretary at our principal executive offices. The submission must include the information described under “Director Nomination Process” in section 3 of our corporate governance guidelines (available at www.pnc.com/corporategovernance). To be considered for the 2026 annual meeting of shareholders, the submission must be received by November 12, 2025.

◾

How to nominate a director candidate at the annual meeting. Shareholders who wish to nominate a director candidate at an annual meeting of shareholders or nominate and include a director candidate in our annual meeting proxy materials must do so in accordance with the procedures contained in our bylaws as well as the additional requirements of SEC Rule 14a-19, as applicable, as described in “Shareholder proposals for the 2026 annual meeting” under the headings “Advance notice procedures” and “Proxy access procedures,” respectively.

The N&G Committee will evaluate director candidates recommended by a shareholder in the same manner as candidates identified by the N&G Committee or recommended by others. However, the N&G Committee will not consider any candidate with an obvious impediment to serving as one of our directors.

Candidate selection

The N&G Committee assesses relevant available information for director candidates, arranges for candidate meetings with members of the N&G Committee and other members of the Board, as appropriate, and provides updates to the Board on its recruitment activities and the candidate pipeline.

◾

If the N&G Committee decides not to recommend a candidate for nomination or appointment, or for additional evaluation, no further action is taken, and in the case of a shareholder-recommended candidate, the Corporate Secretary will communicate the decision to the shareholder.

◾

If the N&G Committee decides to recommend a director candidate to the Board as a nominee for election at an annual meeting of shareholders or for appointment by the Board, the chair of the N&G Committee will report that decision to the full Board. Following a discussion regarding the recommendation, the full Board will vote on whether to nominate the candidate for election or appoint the candidate to the Board, as applicable. Invitations to join the Board are extended by the Chair of the Board and the Presiding Director, jointly acting on behalf of the Board.

Majority vote standard in director elections

PNC’s bylaws and corporate governance guidelines provide that, except in a contested election, directors are elected by a majority of the votes cast at a meeting for the election of directors at which a quorum is present. The term “a majority of the votes cast” means that the number of shares voted “for” the matter exceed 50% of the total number of “for” and “against” votes cast with respect to the same matter. Abstentions and broker non-votes are not counted as votes cast either “for” or “against.” A “contested election” is any election of directors in which the number of candidates exceeds the number of directors to be elected at the meeting.

If an incumbent director standing for re-election at a meeting fails to receive the requisite shareholder support and a successor director is not elected at the same meeting, our bylaws and corporate governance guidelines require the incumbent director to tender his or her resignation to the Board. The Board then must accept or reject the tendered resignation, taking into account the recommendation of the N&G Committee, and must publicly disclose its decision and rationale within 90 days after the date of certification of the election results. If the incumbent director’s resignation is not accepted by the Board, he or she would continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal.

For more information about how votes will be counted at the annual meeting, see “General information — How a proposal gets approved.”

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Board’s role in corporate governance

Our Board and executive management seek to manage PNC for the long-term, through all phases of the economic cycle. In that effort, the Board and PNC’s Management Executive Committee (the “MEC”) each hold well-defined roles. The MEC is composed of the most senior executives of PNC and is responsible for guiding the creation and execution of business strategy across PNC. The MEC executes various strategic approval and review activities, with a focus on capital deployment, business performance and risk management. The Board’s responsibility, on the other hand, is to oversee our overall enterprise strategy and business and affairs as managed by PNC’s executive officers and employees.

This proxy statement presents an overview of certain corporate governance practices we have implemented to enable appropriate oversight and management of PNC’s business and enterprise strategy and to protect PNC’s value for its shareholders and other stakeholders.

▶  For more information about corporate governance at
PNC, see the following documents available
at www.pnc.com/corporategovernance:

◾   Corporate governance guidelines

◾   Charters of the following Board committees: Audit,
Human Resources, Nominating and Governance,
and Risk

To receive free printed copies of any of these documents, please send a request to:

Corporate Secretary

The PNC Financial Services Group, Inc.

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

or

corporate.secretary@pnc.com

This proxy statement is also available

at www.pnc.com/proxystatement

Corporate governance guidelines

The Board has approved corporate governance guidelines to define certain important principles of our Board governance and areas of responsibility, as summarized below.

◾	The qualifications a director should possess

◾	The director nomination process

◾	The Board’s leadership structure

◾	The responsibilities of the Presiding Director (our lead independent director)

◾	The role of Board committees in fulfilling the Board’s duties

◾	A description of ordinary course relationships that will not impair a director’s independence

◾	The ability of the Board to meet in executive session without management present

◾	The ability of the Board to have access to management

◾	The majority voting requirement for director elections

◾	The mandatory director retirement age of 75

◾	How the Board evaluates our CEO’s performance

◾	The Board’s role in management succession planning

◾	Our views on directors holding board positions at other public companies

◾	How the Board continually evaluates its own performance and composition

◾	Our approach to director orientation and education

◾	The Board’s role in strategic planning and oversight of our strategy

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BOARD’S ROLE IN CORPORATE GOVERNANCE

The N&G Committee reviews the corporate governance guidelines at least annually. Any changes recommended by the N&G Committee are reviewed and approved by the Board. Through the N&G Committee, the Board periodically considers its corporate governance policies and practices and evolving best practices based on PNC’s organizational structure.

Oversight of enterprise strategy and risk

PNC encounters risk as part of the normal course of operating its business. One of our goals as a financial institution is to ensure that our overall enterprise strategy is executed within acceptable risk parameters. We seek to ensure that risks are identified, monitored and managed, and balanced decisions are made that consider risk and return.

The Board has a key role in guiding our pursuit of this goal, as summarized below:

◾

Establish a sound risk culture. The Board and our executive management strive to ensure PNC has a sound risk culture that reinforces the appropriate protocols for responsible and ethical behavior. The Board and executive management have mandated the establishment of structural governance tools to guide and reinforce desired behaviors, such as corporate values, a code of conduct, a performance management system applicable to all employees and an enterprise-wide risk governance framework (the “ERM Framework”) that guides the objectives and design of our risk management processes.

◾

Monitor enterprise strategy and risk parameters. The Board is responsible for overseeing PNC’s strategic planning process and management’s implementation of the resulting strategic plan. The core components of PNC’s overall enterprise strategy are subject to Board review and approval at least annually. Those core components consist of strategic planning, liquidity planning and stress-testing processes, all of which are reviewed and approved by the full Board; and risk appetite, which is reviewed and approved by the Board through its Risk Committee. Management provides the Board with periodic updates on PNC’s strategic plans and emerging strategic matters. The Board may require management to adjust the strategic plan to reflect current conditions in connection with changes in PNC’s risk profile or operating environment.

◾

Apply independent judgment. The Board oversees risk-taking activities, holds management accountable for adhering to the ERM Framework and is responsible for exercising sound, independent judgment when assessing risk. Among other things, the Board is expected to oversee PNC’s strategic planning process by:

–	Reviewing and approving the strategic plan annually;

–	Providing appropriate challenge to management’s assumptions and recommendations;

–	Understanding the risks associated with the success and potential failure of the strategic plan; and

–	Overseeing management’s actions and decisions for consistency with PNC’s strategic plan.

Our enterprise and line of business strategic plans outline the major objectives, strategies and goals that are expected to be achieved over the next five years while seeking to ensure we remain compliant with all capital, risk appetite and liquidity targets and guidelines. Our CEO and CFO lead the development of the corporate strategic plan.

Enterprise risk management structure

PNC has structured its governance and risk management practices using a “lines of defense” model. Risk is managed across three lines of defense as described below, with oversight by the Board.

◾

The front line units (the ”1LOD”) encompass our lines of business and certain support areas (e.g., finance, human resources, technology). The 1LOD is responsible for identifying, owning and managing risks to within acceptable levels while adhering to the ERM Framework.

◾

Independent risk management (“IRM” or the “2LOD”) is independent from the 1LOD and is responsible for establishing the risk governance framework and the standards within each independent risk area for identifying, measuring, monitoring, managing and reporting aggregate risks. The 2LOD includes our independent compliance

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BOARD’S ROLE IN CORPORATE GOVERNANCE

organization. The 2LOD monitors the risks generated by the 1LOD, reviews and challenges the implementation of effective risk management practices, performs independent assessments of risk and reports on issues or exceptions. The Chief Risk Officer of PNC leads the 2LOD and is appointed by the Board through its Risk Committee.

◾

Internal audit (the “3LOD”) is independent from the 1LOD and the 2LOD. The 3LOD assesses compliance and the effectiveness of the ERM Framework and risk management practices throughout the organization. The General Auditor leads the 3LOD and is appointed by the Board through its Audit Committee.

The Board receives assistance in carrying out its oversight duties and delegates authority through its standing committees. Those committees provide oversight of PNC’s risk-taking activities as outlined below. Each committee reports regularly to the Board on its activities, facilitating Board-level dialogue and centralized oversight of multi-faceted risks. The principal risk types associated with PNC’s business activities are credit, liquidity, market and operational (which includes, among other types of risk, compliance and information security). The descriptions of committee responsibilities in this proxy statement are qualified in each case by reference to the applicable committee charter and the relevant provisions of our bylaws. For more information about the Board’s committees, see “—Board committees” in this proxy statement.

Risk Committee	Audit Committee	Technology Committee

◾  Oversee the enterprise-wide risk governance framework;

◾  Review capital stress testing and capital management activities;

◾  Serve as the principal point of contact between the Board and the management-level risk committees;

◾  Receive periodic reports from the MEC on the discharge of their responsibilities;

◾  Receive reports from Internal Audit regarding 1LOD and 2LOD risk management programs;

◾  Oversee risk-taking activities in the key areas of credit risk, capital and liquidity management risk, market risk and operational (including compliance) risk;

◾  Oversee climate risk and reputational risk; and

◾  Approve the appointment of, and compensation for, PNC’s Chief Risk Officer.

◾  Oversee accounting and auditing matters and internal control over financial reporting;

◾  Monitor compliance with the Code of Business Conduct and Ethics and oversee conduct risk management;

◾  Monitor legal and regulatory matters, if any, that may have a material impact on the financial statements;

◾  Oversee the activities of PNC’s Disclosure Committee and review and approve the Disclosure Controls Policy;

◾  Establish and oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

◾  Approve the appointment of, and compensation for, PNC’s General Auditor; and

◾  Review and approve the annual internal audit plan, including budget, hours, staffing and risk assessment methodology.

◾  Oversee technology strategy and significant technology initiatives and programs;

◾  Oversee technology risk, information management and security risks (including data risk, cybersecurity, cyber fraud and physical security risks);

◾  Oversee PNC’s business recovery, continuity and contingency plans;

◾  Review technology and security risks related to third-party vendors and service providers; and

◾  Review and, as appropriate, approve PNC’s technology plan and strategy, including adaptations for emerging technologies and the financial, tactical and strategic risks and benefits of proposed significant technology projects and initiatives.

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Human Resources Committee	Corporate Responsibility Committee	Nominating and Governance Committee

◾  Oversee the compensation of our executive officers and other specified responsibilities related to talent and human capital matters affecting PNC;

◾  Evaluate the relationship between risk-taking activities and incentive compensation plans; and

◾  Oversee succession planning for key management positions.

◾  Oversee management’s corporate responsibility efforts, internally and externally, to the extent such corporate responsibility efforts are not specifically within the purview of another Board committee.

◾ Oversee the implementation of sound corporate governance principles and practices while promoting our best interests and those of our shareholders.

ERM Framework

The ERM Framework is PNC’s risk governance framework. It consists of seven core components that provide executive management and the Board with an aggregate view of the significant risks impacting the organization. Those core components are: risk culture, enterprise strategy (including risk appetite, strategic planning, capital and liquidity planning, and stress testing), risk governance and oversight, risk identification, risk assessments, risk controls and monitoring, and risk aggregation and reporting. Because we seek to manage PNC for the long term, our ERM Framework and risk appetite primarily address our longer-term strategic risks as understood, analyzed and quantified through all phases of the economic cycle. However, a significant focus is also applied to specific risks, such as credit, operational (including compliance and information security), liquidity and market risks, that could have a material impact in the short- or medium-term.

The ERM Framework and related enterprise policies are subject to review and approval by the Board’s Risk Committee at least annually.

IRM organization

PNC’s IRM organization is organized into distinct risk areas and employs a tiered governance structure of management-level committees to support business oversight and decision-making. The purpose of the committee structure is to enable oversight of business activities at a more granular level and help ensure that policies defined by our ERM Framework are followed and that business decisions are made and executed consistent with the Board’s desired risk profile.

The Chief Risk Officer leads the IRM organization and is a member of the MEC. The Chief Risk Officer also chairs the management-level Enterprise Risk Management Committee (the “ERMC”), which is responsible for reporting to the MEC on key enterprise risk issues. The ERMC provides executive-level oversight of risk management, including the implementation of the ERM Framework and the enterprise risk profile across PNC’s lines of business, and emerging risk trends and issues.

The IRM organization regularly engages external parties, both formally and informally, to help ensure emerging risks and trends are identified and considered in our ongoing risk identification, assessment, monitoring and reporting frameworks. Engagements with external parties include memberships in industry trade groups, consultations with industry experts and formal engagements with independent consultants. As new or emerging risks are identified, PNC evaluates the comprehensiveness of our existing ERM Framework to identify, assess, monitor and manage those risks.

The Board’s Risk Committee receives regular reports from the Chief Risk Officer and PNC’s Chief Compliance Officer (who is a member of the Chief Risk Officer’s IRM organization) on matters such as PNC’s risk profile; significant existing, new or emerging risks; significant initiatives to identify, assess, monitor and manage such risks; and the functioning of the IRM organization.

For more information about PNC’s enterprise risk management, see the “Risk Management” section of the 2024 Form 10-K.

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BOARD’S ROLE IN CORPORATE GOVERNANCE

Highlighted areas of Board oversight

We believe our enterprise risk management structure enables appropriate Board oversight of the business affairs that could materially affect our ability to execute on our enterprise strategy. Below is a summary of how the Board conducts its oversight function in selected key areas.

Cybersecurity and technology

The use of technology is critical to our ability to maintain or enhance the competitiveness of our business. The proper functioning and resiliency of our information systems and other technology has become more important and more challenging.

The Board maintains governance and oversight of the risks posed by cybersecurity threats and use of technology through its Risk Committee and Technology Committee.

The Risk Committee oversees PNC’s ERM Framework, which includes cybersecurity risk, as represented by the Information Security domain, alongside seven other operational risk domains. The Chief Risk Officer reports quarterly to the Risk Committee on overall risks across the ERM Framework.

The Technology Committee (1) assists the Board with the oversight of technology strategy and significant technology initiatives and programs, including those that can position the use of technology to drive strategic advantages, and (2) provides Board-level oversight of technology risk, information management and security risks (including data risk, cybersecurity, cyber fraud and physical security risks), and the adequacy of PNC’s business recovery, resiliency and contingency plans and test results.

The Technology Committee is informed of cyber threats and risks through multiple mechanisms:

◾

The Chief Information Security Officer presents quarterly to the Technology Committee on such topics as threat intelligence and assessment reports, incident and event reporting from other institutions, governance and regulatory exam status and the status of other key program deliverables, among other content.

◾

The Chief Technology Risk Officer presents quarterly to the Technology Committee on inherent information security risks, the maturity and completeness of the control environment and measurements against our risk appetite.

Human capital management and executive succession planning

Part of our ability to compete effectively depends on our ability to attract new employees and develop and retain our existing employees. Our access to talent is critical as we seek to expand into new markets, develop new product lines or enhance staffing in certain areas, particularly technology. As part of its role in risk oversight, the Board is responsible for reviewing and approving PNC’s talent management program. The Board has delegated to the HR Committee responsibility for oversight of PNC’s programs, policies and practices related to talent and human capital strategy; the recruitment, development, retention and advancement of talent; employee engagement, health, safety and well-being; and corporate culture.

The Board also works with the HR Committee to review and evaluate the development of the executive management succession plan for potential successors to the CEO and other executive officers (excluding the General Auditor and Chief Risk Officer, whose succession planning is handled by the Audit Committee and the Risk Committee, respectively). At least annually, the HR Committee reviews a succession planning report from PNC’s talent management function. The report typically includes a discussion of the individual performance of each executive officer, as well as succession plans and development initiatives for other emerging talent. Our CEO also contributes his recommendations and evaluations of potential successors and guidance on the development plans for those individuals. The executive management succession plan, including for the CEO, is reviewed with the full Board from time to time. Succession planning encompasses both long-term succession scenarios and contingencies or unplanned scenarios.

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Climate-related risks

We recognize that environmental issues, such as climate change, could pose financial, legal and reputational risk to PNC. Climate change-related risks could adversely affect our business and performance, including indirectly through impacts on our customers. Our governance of climate issues seeks to ensure an appropriate balancing of environmental considerations with other organizational priorities as we pursue our purpose of helping all of our stakeholders move forward financially. PNC maintains a management-level committee chaired by the Chief Risk Officer that is tasked with overseeing the integration of climate-related risks into PNC’s ERM Framework, aggregation of climate-related risk across the individual risk disciplines to assess the overall impact to the organization and effectiveness of the mitigation strategies, and implementation of risk management activities consistent with climate risk-related regulatory rules, guidance or legislation. PNC also has an established risk management framework that helps identify, assess, monitor and report on environmental risks, including those related to climate change. Given the highly integrated nature of environmental concerns, including significant climate change issues, the full Board oversees these matters as informed by insights from its committees, particularly the Risk Committee, whose purview includes risks flowing from environmental, human rights and reputational matters, along with the principal risk types associated with PNC’s business activities.

Board leadership

The Board strives to maintain a governing structure that enables appropriate Board oversight of PNC’s business, operations and enterprise strategy.

Guiding principles

Our corporate governance guidelines articulate the following general principles on Board leadership:

◾	The Board’s leadership structure should be flexible enough to accommodate different circumstances.

◾

The Board shall appoint one of the directors to serve as the Chair. The roles of the Chair and the CEO may be filled by the same or different individuals; the Board has not adopted a policy with respect to the separation of the Chair and the CEO positions.

◾

The Board shall also appoint an independent director to serve as the Presiding Director or lead independent director. The Presiding Director shall have a key role in board governance and serve as the chair of the N&G Committee. See “— Presiding Director responsibilities” below for detailed information regarding the Presiding Director’s role.

Annual review of leadership structure

The Board reviews its leadership structure each year. The Board may choose a different leadership structure if circumstances lead the Board to conclude that a different leadership structure would better serve the long-term interests of the Company and our shareholders. The Board determines whether to separate the Chair and CEO positions as necessary or appropriate, in its judgment, including but not limited to when selecting a new CEO. The Board considers a range of factors, including: (1) the individuals serving in the roles of CEO, Chair and Presiding Director and their record of leadership and performance in those roles; (2) the composition of the Board; (3) PNC’s operating and financial performance and strategic plans; (4) any recent or anticipated changes in the CEO role; (5) the effectiveness of the processes and structures for Board interaction with and oversight of management; and (6) the importance of maintaining a single voice in leadership communications and Board oversight, both internally and with shareholders and other stakeholders.

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BOARD’S ROLE IN CORPORATE GOVERNANCE

Current leadership structure

The Board believes the interests of our shareholders are best served at this time through the current combined Chair and CEO leadership structure, in conjunction with a Presiding Director who has robust oversight and board governance responsibilities. This structure strikes an appropriate balance between a Chair and CEO with responsibilities for day-to-day management, board leadership and setting long-term strategy, and an empowered independent Presiding Director with well-defined responsibilities for supervising various aspects of board operations and governance, as detailed in “—Presiding Director responsibilities” below.

William S. Demchak, our CEO, serves as the Chair of the Board. Andrew T. Feldstein, chair of the N&G Committee, serves as the Presiding Director of the Board.

Mr. Feldstein is a co-founder and the former CEO of BlueMountain Capital Management (now known as Assured Investment Management, a subsidiary of Assured Guaranty), an alternative asset manager. During his leadership tenure at BlueMountain, Mr. Feldstein developed a reputation as a business builder who encourages innovation, possesses significant insight into risk management, and cultivates a culture of knowledge sharing. Mr. Feldstein also serves as a member of the Risk Committee, where he leverages his expertise in identifying, assessing and managing credit, market and other risks to assist the Risk Committee in performing its risk oversight function. For more information about Mr. Feldstein, see his professional biography under “Item 1 – Election of directors—Our director nominees.”

Presiding Director responsibilities

The Presiding Director is appointed annually by the Board. As the Board’s lead independent director, the Presiding Director supervises various aspects of board operations and governance to foster an independent, engaged and effective board culture. The Board has assigned the following duties and responsibilities to the Presiding Director in our corporate governance guidelines:

◾	Preside at meetings of the Board in the event of the Chair’s unavailability

◾	Preside at regularly scheduled executive sessions of the Board’s independent directors

◾	When the Presiding Director considers it appropriate, convene and preside at meetings or executive sessions of the Board’s independent directors

◾

If the Board includes non-management directors who are not independent, when the Presiding Director considers it appropriate to do so, will convene and preside at meetings or executive sessions that include such non-management directors

◾

Confer with the Chair and CEO immediately following the meetings or executive sessions of the Board’s independent or non-management directors to convey the substance of the discussions held during those sessions, subject to any limitations specified by the independent directors

◾	Act as the principal liaison between the Chair and CEO and the Board’s independent and non-management directors

◾	Be available for confidential discussions with any director who may have concerns that he or she believes have not been properly considered by the Board

◾

Following consultation with the Chair and CEO and other directors as appropriate, approve the Board’s meeting agendas in order to promote the effectiveness of the Board’s operation and decision making and help ensure there is sufficient time for discussion of all agenda items

◾	Be available for consultation and direct communication with major shareholders as appropriate

◾	Discharge such other responsibilities as the Board’s independent directors may assign from time to time

During the course of the year, the Presiding Director may suggest, revise or otherwise discuss agenda items for Board meetings with the Chair and CEO. In between meetings, each director is encouraged to raise with the Presiding Director any topics or issues that the director believes should be discussed in executive session.

As chair of the N&G Committee, the Presiding Director leads the annual self-evaluation process for the Board and its committees and the annual evaluation of director independence. The chair of the N&G Committee also reports to the full Board on corporate governance developments monitored by the N&G Committee.

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BOARD’S ROLE IN CORPORATE GOVERNANCE

Board committees

The Board receives assistance in carrying out its duties and delegates authority through its standing committees. In this regard, the Board maintains the six committees named below to oversee PNC’s activities.

◾ Audit Committee ◾ Human Resources Committee ◾ Nominating and Governance Committee	◾ Risk Committee ◾ Corporate Responsibility Committee (the “CR Committee”) ◾ Technology Committee

The Board also maintains an Executive Committee, which may exercise the powers of the Board in the intervals between meetings. The Executive Committee’s charter provides that the committee’s members shall be composed of the CEO and the chairs of the Audit, HR, N&G, and Risk Committees and that the committee shall be chaired by the Presiding Director. The Executive Committee may act on behalf of the Board and shall report to the full Board following any action taken.

All committees operate pursuant to a written charter. The charters of the Audit, HR, N&G and Risk Committees are available on our website at: www.pnc.com/corporategovernance.

In April 2024, the Board dissolved the Compliance Subcommittee of the Risk Committee to promote better workload management, scheduling efficiency and time allocation. The Board amended the charter of the Risk Committee to reflect the reassumption by the Risk Committee of responsibility for oversight of compliance risk and related duties and responsibilities from the Compliance Subcommittee.

For information regarding the role of the Board committees in risk oversight, see “Board’s role in corporate governance—Oversight of enterprise strategy and risk.”

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	35

BOARD’S ROLE IN CORPORATE GOVERNANCE

Committee composition

In the table below we present information on the membership of each Board committee, excluding the Executive Committee.

All committee members are independent directors, except as otherwise indicated with respect to Mr. Demchak’s membership on the Risk Committee. The independence standards applicable to committee members are based on PNC’s corporate governance guidelines and the NYSE’s listing standards. See “Item 1 – Election of directors—Director independence” for a discussion of those independence standards. Certain heightened independence standards also apply to the members of the Audit Committee and the HR Committee, as indicated in the table footnotes.

BOARD COMMITTEES
	Audit(1)	HR(2)	N&G	Risk(3)	CR(4)	Tech
Joseph Alvarado	•				•
Debra A. Cafaro	•	Chair
Marjorie Rodgers Cheshire			•	•	Chair
Douglas A. Dachille*				•
William S. Demchak, Chairman & CEO				•
Andrew T. Feldstein, Presiding Director		•	Chair	•
Richard J. Harshman	Chair	•	•
Daniel R. Hesse			•	•		Chair
Renu Khator	•		•
Linda R. Medler				•		•
Robert A. Niblock	•	•
Martin Pfinsgraff	•			Chair
Bryan S. Salesky					•	•
Committee members who are independent (%)	100%	100%	100%	86%	100%	100%

*	Mr. Dachille did not serve on the Risk Committee during 2024; he was appointed to the Board and the Risk Committee as of February 3, 2025.

(1)

Independence standards and skills and experience requirements that apply to the Audit Committee members are based on PNC’s corporate governance guidelines, the NYSE’s listing standards and SEC regulations related to audit committee members.

(2)

Independence standards that apply to the HR Committee members are based on PNC’s corporate governance guidelines, the NYSE’s listing standards, and SEC regulations related to compensation committee members.

(3)

Mr. Demchak, our Chairman and CEO, is the sole Risk Committee member who is not an independent director. We believe Mr. Demchak’s membership on the Risk Committee helps facilitate the committee’s effective monitoring and evaluation of enterprise strategy and risk-taking activities. The Risk Committee’s membership was 83% independent prior to Mr. Dachille’s appointment to this committee.

(4)

In addition to the current CR Committee members identified above, Messrs. Feldstein and Harshman served on the CR Committee until April 24, 2024. The Board elected not to reappoint Messrs. Feldstein and Harshman to the CR Committee due to their roles on other Board committees.

The Compliance Subcommittee was dissolved in April 2024 and is not represented on the table above. The Compliance Subcommittee held one meeting during 2024 and was composed solely of independent directors: Marjorie Rodgers Cheshire (Chair), Joseph Alvarado, Linda R. Medler and Martin Pfinsgraff.

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BOARD’S ROLE IN CORPORATE GOVERNANCE

Audit Committee

Chair

Richard J. Harshman

Other members

Joseph Alvarado

Debra A. Cafaro

Renu Khator

Robert A. Niblock

Martin Pfinsgraff

Held 11 meetings in 2024

All Audit Committee members are financially literate and “audit committee financial experts” with accounting or related financial management expertise, as determined by the Board according to NYSE listing standards and SEC regulations.

–  Monitors the integrity of our consolidated financial statements

–  Approves annual audit plans and reviews and discusses audit reports and results with representatives of PNC’s internal audit function and PNC’s external auditors

–  Recommends to the Board whether the audited financial statements should be included in PNC’s annual report on Form 10-K; and reviews and approves any report of an audit committee that is required by the SEC to be included in a proxy statement in connection with an annual meeting of PNC’s shareholders

–  Discusses with management and/or the external auditors the selection of and changes in significant accounting policies and critical accounting policies and practices to be used

–  Monitors the effectiveness of our internal control over financial reporting

–  Monitors compliance with our Code of Business Conduct and Ethics

–  Oversees conduct risk management, including procedures for handling complaints regarding accounting or auditing matters

–  Evaluates a periodic, independent assessment of a subsidiary bank’s overall risk governance and risk management practices

–  Monitors compliance with certain legal and regulatory requirements

–  Selects the external auditors; evaluates and monitors the qualifications and independence of our external auditors

–  Evaluates and monitors the performance of the General Auditor, who leads our internal audit function, and our external auditors

–  Oversees our key climate-related disclosures

–  Oversees the governance of PNC’s political activities

The Audit Committee has approved the Audit Committee Report on page 57 relating to its review of PNC’s 2024 financial statements with management and the external auditors, as required under the Audit Committee’s charter and SEC regulations.

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BOARD’S ROLE IN CORPORATE GOVERNANCE

Human Resources Committee

Chair Debra A. Cafaro Other members Andrew T. Feldstein Richard J. Harshman Robert A. Niblock Held 8 meetings in 2024

–  Discharges the Board’s responsibilities relating to the compensation of our executive management and other specified responsibilities related to PNC’s human resources matters

–  Approves corporate goals and objectives relevant to the performance and compensation of the CEO, and evaluates the CEO’s performance in light of those goals and objectives

–  Oversees the overall compensation program for the CEO and other senior executives; and determines and approves (or makes recommendations to the Board regarding) such executives’ compensation

–  Approves the compensation committee report relating to our compensation discussion and analysis disclosure for inclusion in the proxy statement in connection with an annual meeting of PNC’s shareholders

–  Oversees and approves, or recommends for approval, employee benefit, bonus, incentive compensation, severance, equity-based or other compensation or incentive plans or arrangements, if such plans or arrangements require HR Committee, Board, or shareholder approval, or if the HR Committee shall otherwise determine

–  Evaluates whether certain incentive compensation arrangements appropriately balance risk and financial results in a manner that does not encourage employees to expose PNC to imprudent risks

–  Reviews policies or procedures regarding the clawback or recoupment of incentive compensation that apply to the CEO and other senior executives, as necessary, advisable or appropriate

–  Oversees our programs, policies and practices related to talent and human capital strategy, the recruitment, development, retention and advancement of talent, employee engagement, health, safety and well-being, and corporate culture

–  Oversees and annually evaluates succession plans for the CEO, his direct reports and other key positions, excluding succession planning for the General Auditor and the Chief Risk Officer and their related direct reports, which is performed by the Audit Committee and the Risk Committee, respectively

The HR Committee has approved the Compensation Committee Report on page 84 regarding the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 59, as required under the HR Committee’s charter and SEC regulations.

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BOARD’S ROLE IN CORPORATE GOVERNANCE

Nominating and Governance Committee

Chair Andrew T. Feldstein Other members Marjorie Rodgers Cheshire Richard J. Harshman Daniel R. Hesse Renu Khator Held 5 meetings in 2024

–  Assists the Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices

–  Assists the Board in identifying individuals qualified to become Board members

–  Recommends the director nominees for each annual meeting of shareholders

–  Recommends the appointment of qualified individuals as directors to fill any vacancies between annual meetings

–  Recommend for the Board’s approval such changes to its committee structure and committee functions as deemed advisable

–  Oversees director orientation and director continuing education programs

–  Oversees PNC’s engagement with shareholders on corporate responsibility-related matters

–  Oversees the annual evaluation of the performance of the Board and its committees

–  Annually assesses and makes recommendations to the Board regarding any proposed changes to the PNC Corporate Governance Guidelines

–  Oversees matters relating to the compensation of non-employee directors

The N&G Committee recommended to the Board the 13 director nominees who are named in this proxy statement and standing for election at PNC’s 2025 annual meeting of shareholders. See “Item 1 – Election of directors—Our director nominees” in this proxy statement.

Risk Committee

Chair Martin Pfinsgraff Other members Marjorie Rodgers Cheshire Douglas A. Dachille (as of Feb. 3, 2025) William S. Demchak Andrew T. Feldstein Daniel R. Hesse Linda R. Medler Held 9 meetings in 2024

–  Requires and oversees the establishment and implementation of our ERM Framework, including related policies, procedures, activities and processes to identify, assess, monitor, manage and report material risks at PNC (except for accounting and financial reporting risk exposures and related reputational risks, which are the responsibility of the Audit Committee)

–  Reviews management’s strategies and enterprise policies for identifying, measuring, monitoring, managing and reporting risk

–  Approves significant changes to the overall risk governance framework and monitors compliance with the framework

–  Reviews management’s assessment of the enterprise risk profile and alignment with PNC’s risk appetite; monitors significant risk-related issues

–  Reviews capital stress testing and capital management activities

–  Serves as the primary point of contact between the Board and the management-level committees dealing with risk management

–  Receives regular reports on enterprise risk management and capital and liquidity management, as well as credit, market, operational (including compliance and model) and line of business risks, and risks flowing from environmental, human rights and reputational matters

–  Reviews the risk components of our incentive compensation plans along with the Board’s HR Committee

–  Appoints the Chief Risk Officer, who leads PNC’s independent risk management function; reviews the performance and approves the compensation of the Chief Risk Officer, except with respect to his equity-based grants, which are approved by a subcommittee of the Risk Committee that is composed entirely of independent directors; and reviews the succession plans for the Chief Risk Officer and his direct reports with the CEO annually and with the Board from time to time

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BOARD’S ROLE IN CORPORATE GOVERNANCE

Corporate Responsibility Committee

Chair Marjorie Rodgers Cheshire Other members Joseph Alvarado Bryan S. Salesky Held 4 meetings in 2024

–  Oversees management’s corporate responsibility efforts, internally and externally, to the extent not specifically within the purview of another committee

–  Facilitates Board-level oversight of PNC’s corporate responsibility efforts and oversees management’s continued development and evaluation of the appropriate components of such efforts

–  Oversees the implementation of PNC’s publicly announced Community Benefits Plan to provide loans, investments and other financial support to bolster economic opportunity for low- and moderate-income individuals and communities

–  Serves as the primary point of contact between the Board and the members of management responsible for our corporate responsibility efforts

–  Through periodic reviews of reports from management, the Committee provides oversight of our corporate responsibility disclosures, and together with management monitors responsible business disclosure trends and best practices

Technology Committee

Chair Daniel R. Hesse Other members Linda R. Medler Bryan S. Salesky Held 6 meetings in 2024

–  Oversees technology strategy and significant technology initiatives and programs, including those that can position the use of technology to drive strategic advantages

–  Oversees technology risk and information management and security risks (including cybersecurity, cyber fraud and physical security risks) and the adequacy of PNC’s business recovery, continuity and contingency plans and test results

–  Oversees and monitors 1LOD and 2LOD programs for identifying, measuring, monitoring, managing, reporting and testing (as appropriate) technology, cybersecurity, information security, physical security, data, and business continuity and resiliency risks; receives Internal Audit’s reports on the 1LOD and 2LOD programs and the results of the audits with respect to those matters

–  Reviews, monitors and approves PNC’s enterprise information security program and business continuity program

–  Reviews and as appropriate, approves, technology planning and strategy, including adaptations for emerging technologies and the financial, tactical and strategic risks and benefits of proposed significant technology projects and initiatives

–  Monitors management’s progress in achieving the objectives described in the technology strategic plan and other related plans and transformational technology initiatives

–  Reviews technology and security risks related to third-party vendors and service providers, including but not limited to their cybersecurity practices, data protection measures and potential impact on PNC’s technology infrastructure

–  Receives reports from members of management on existing, emerging and future trends in technology that may affect PNC’s strategic plans

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BOARD’S ROLE IN CORPORATE GOVERNANCE

Board operations

We highlight below certain practices adopted by the Board to aid its governance. For additional information, see “Board’s role in corporate governance—Corporate governance guidelines.”

Board meetings and director attendance in 2024

Our Board members are highly engaged and devote substantial time to PNC. During 2024 each director in office attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which the director served; the average attendance of all directors at Board and applicable committee meetings was approximately 98.5%. The Board has adopted a policy that strongly encourages each director to attend the annual meeting of shareholders. We remind each director of this policy prior to the date of the annual meeting. All of our incumbent directors then in office attended our 2024 annual meeting of shareholders.	Our Board held 10 meetings in 2024, which included 2 dedicated strategic planning sessions.

Regular executive sessions of independent directors

To reinforce a board culture of robust independent oversight, the agenda for each quarterly meeting of the Board includes a regularly scheduled executive session of the independent directors. These sessions provide dedicated time for the independent directors to engage in candid discussion as a group. Pursuant to our corporate governance guidelines, the Presiding Director, Andrew T. Feldstein, presides over these executive sessions.

Director orientation and education

The N&G Committee oversees PNC’s director orientation and continuing education program, as described below.

Orientation	Continuing Education

All of our new directors undergo a director orientation program, which includes written materials and personalized orientation sessions.

Personalized orientation sessions generally include meetings with members of senior management to familiarize new directors with our strategic plans, significant financial, accounting and risk management issues, capital markets activities, compliance programs, the Code of Business Conduct and Ethics and related policies, our principal officers, and our internal and independent auditors, as well as specified matters related to the Board committees to which the new director has been appointed.

Our continuing education program takes into account directors’ knowledge and experience and our risk profile, and includes training on complex products and services, our lines of business, significant risks to the Company, applicable laws, regulations and supervisory requirements, and other relevant topics, as identified by the Board and senior management.

The continuing education program is delivered through a combination of personalized sessions and external seminars, including those offered by regulators, that are relevant to the duties of a director. Certain educational sessions may be held in connection with, or as part of, a meeting of the Board or a Board committee.

Board and committee self-evaluations

The Board and its committees each conduct a self-evaluation annually under the oversight of the N&G Committee. These annual self-evaluations are designed to provide a regular, formalized process for the members of the Board and its committees to provide feedback on various factors relating to Board or committee effectiveness, as applicable. Feedback is obtained through discussions among the members of the Board and the members of the individual committees, as applicable, and summarized to the Board and the N&G Committee for their review and consideration. Appropriate action plans are then developed to implement enhancements and other changes based on the feedback received.

Matters considered in the self-evaluation include, among other things, governance, meeting materials and other aspects of Board operations, and oversight of strategy, risk and executive succession planning.

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BOARD’S ROLE IN CORPORATE GOVERNANCE

Retirement age

The Board has not established term limits for directors. The Board believes that term limits prevent valuable contributions from directors who have developed increasing insight into PNC over the course of their tenure.

The Board has established a mandatory retirement age. A person who is age 75 or older may not be appointed to the Board or be nominated for election or reelection as a director at the next annual meeting of shareholders after his or her 75th birthday (subject to the Board’s determination that a waiver of the mandatory retirement age is in the best interests of PNC and its shareholders).

Limitations on outside board service

A director must advise the Board Chair or the N&G Committee chair before accepting an invitation to (1) serve on another public company board of directors, (2) chair or serve as lead independent director of another public company board, or (3) chair the audit committee or compensation committee of another public company board.

The Board believes that there should be an opportunity to review a director’s availability to fulfill his or her responsibilities as a PNC director if he or she serves on more than three other public company boards.

42	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Communicating with the Board

▶  Shareholders and other interested parties who wish to communicate with the Board, any director (including the Presiding Director), the non-management or independent directors as a group, or any Board committee, may send an email or a letter in care of the Corporate Secretary.

To contact the Board or any Board member(s),

send an email or letter to:

PNC Board of Directors

c/o Corporate Secretary

The PNC Financial Services Group, Inc.

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

Email: corporate.secretary@pnc.com

The Corporate Secretary will process such communications as set forth herein. The Corporate Secretary will forward email communications to the appropriate director(s) named in the email. The Corporate Secretary will not open a written communication sent to the above physical mailing address if it is addressed to the Board, any director (including the Presiding Director) or group of directors, the non-management or independent directors as a group or any Board committee. The Corporate Secretary will forward the communication to the named director or the Presiding Director, who will determine how to respond. Depending on the content, the Presiding Director may forward the communication to a PNC employee, a third party, another director, a Board committee or the full Board.

The Corporate Secretary may elect not to forward communications that she believes are: (1) a commercial, charitable or other solicitation; (2) a complaint about PNC products or services that would be customarily handled in the ordinary course of business; (3) abusive, improper or otherwise irrelevant to the Board’s duties and responsibilities; or (4) subject to policies or procedures that specify the proper handling of a communication that addresses such subject matter.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	43

2024 stakeholder engagement highlights

PNC highly values engagement with our shareholders and other stakeholders and we maintain an active dialogue with them throughout the year.

We regularly engage with shareholders, fixed income investors, credit rating agencies and prospective investors, among others. Our engagement activities encompass both targeted outreach and inbound inquiries.

We discuss a wide variety of topics in our engagement with shareholders and other stakeholders, such as strategy, financial and operating performance, corporate responsibility matters and corporate governance, among others. Engagements generally are coordinated by our investor relations team. These engagements included participation from our CEO, CFO, leaders from our lines of business and our technology, risk, corporate responsibility, corporate governance and human resources functions, and our Presiding Director, as applicable, based on the topics being covered.

Management reports to the independent directors regarding their discussions with investors and engagement with shareholders and other stakeholders, as well as those parties’ feedback on topics of interest. Shareholder and stakeholder feedback may be considered by management or the Board to inform company practices.

Highlights from 2024 include the following:

>170 Equity & Fixed Income Firms Engaged with management in 2024	10 Investor Conferences Participated in during 2024

~75% of Top 100 Active Shareholders Engaged during 2024	~280 Meetings Held with institutional investors in 2024

44	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Managing with integrity
At PNC, we strive to always manage our business with integrity, transparency and accountability. We are expected to make sound business decisions in the best interest of PNC, undistorted by personal interests. On the following pages, we describe some of the policies and procedures we have instituted to uphold our commitment to this standard.
Code of Business Conduct and Ethics
PNC has adopted a Code of Business Conduct and Ethics that applies generally to all employees, including executive officers, and directors. The Code of Business Conduct and Ethics is reviewed and approved annually by the Audit Committee, the Board committee that is responsible for oversight of conduct risk management.
The Code of Business Conduct and Ethics addresses these important topics, among others:

◾	Our commitment to ethics and values

◾	Fair dealing with customers, suppliers, competitors and employees

◾	Conflicts and potential conflicts of interest, including self-dealing, insider trading and other trading restrictions, outside employment and transactions with PNC

◾	Gifts and entertainment

◾	Creation of business records, document retention and protection of confidential information

◾	Protection and proper use of our assets, including intellectual property and electronic media

◾	Communicating with the public

◾	Political involvement, including campaigning and political contributions and spending

◾	Compliance with laws and regulations

◾	Protection from retaliation
The Code of Business Conduct and Ethics is available on our website at www.pnc.com/corporategovernance. Any shareholder may also request a free printed copy by contacting our Corporate Secretary at the address provided under “Board’s role in corporate governance” in this proxy statement.
Our adoption of the Code of Business Conduct and Ethics is intended to satisfy the SEC’s requirement to adopt a code that applies to a company’s CEO and senior financial officers. The Audit Committee and our Corporate Ethics Office must approve any waivers of or exceptions to code provisions granted to our directors or executive officers. We will post on our website any future amendments to, or waivers from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers (including our Chairman and CEO, CFO and Controller). In 2024, no directors or executive officers requested a waiver of any of the provisions of the Code of Business Conduct and Ethics.
Personal investment transactions
Restrictions on hedging and pledging transactions
Our Code of Business Conduct and Ethics and related policies, which apply to our employees and directors, prohibit all employees and directors from day-trading
or short-selling PNC securities and from engaging in transactions in any derivative of PNC securities (other than securities issued under a PNC compensation plan), including buying and writing options. In addition, directors, executive officers, certain other senior employees and their respective family members are prohibited from hedging any PNC securities or any exchange-traded funds owned by them that invest primarily in banks.
Additionally, we do not allow directors, executive officers and certain other senior employees to pledge PNC securities. These restrictions also generally apply to immediate family members of the covered employees and directors.

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MANAGING WITH INTEGRITY

Insider trading policies and procedures
Our Code of Business Conduct and Ethics and related policies prohibit insider trading, and we have adopted insider trading policies and procedures applicable to our employees and directors, and, in some circumstances, their respective family members. We have implemented processes that we believe are reasonably designed to promote PNC’s compliance with insider trading laws, rules and regulations, and any applicable NYSE listing standards. These policies set forth the standards and conduct required of such individuals as to their personal securities transactions, in addition to addressing requirements of personnel who execute trades on behalf of PNC and its bank subsidiary. These policies prohibit insider trading and any misuse of material, nonpublic information obtained in connection with service at PNC, including with respect to our customers and other third parties. In addition, certain individuals, including directors, executive officers, certain other senior employees and their respective family members, are subject to trading blackout periods and special preclearance and reporting requirements related to their trading activity. We have adopted related procedures that are designed to ensure appropriate information barriers are in place to prevent the misuse of material, nonpublic information and to administer the requirements of and monitor compliance with our insider trading policy requirements. Copies of these documents were filed as Exhibits 19.1 through 19.3 to our 2024 Form
10-K.
Related person transactions policy
The Audit Committee and the N&G Committee have each approved the Related Person Transactions Policy, which provides a written framework for Board-level review of potential related person transactions and approval or ratification of related person transactions.
A related person transaction is generally any transaction in which (1) PNC or its subsidiaries is or will be a participant, (2) the amount involved exceeds $120,000 and (3) a director or nominee, executive officer, family member or any beneficial owner of more than 5% of our common stock has or will have a direct or indirect material interest.
PNC’s Related Person Transactions Policy provides as follows:

◾
A related person transaction may be completed or shall continue only if the appropriate Board committee approves the transaction as not inconsistent with the interests of PNC and its shareholders, and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

◾
The Presiding Director shall assign responsibility for reviewing the transaction to the full Board, a Board committee solely composed of independent directors, or such PNC officers or management-level committee as the Presiding Director determines to be appropriate.

◾
In general, a potential related person transaction that involves a director shall be reviewed by the N&G Committee, as the transaction could also impact independence. A transaction that involves an executive officer or beneficial owner of more than 5% of our common stock shall be reviewed by the Audit Committee.

◾	Approval or disapproval of each related person transaction shall be reported to the full Board.
The Audit Committee and the N&G Committee have determined that certain types of transactions do not create or involve a direct or indirect material interest on the part of the related person and therefore do not require review or approval under the Related Person Transactions Policy. These include, for example:

◾
Indebtedness due from the related person for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business;

◾
Loans or other extensions of credit from PNC’s bank subsidiary, provided that the loans are not disclosed as nonaccrual, past due, restructured or potential problems and comply with the Federal Reserve Board’s Regulation O;

◾
Capital market transactions, financial services and financial advisory services, where the pricing and terms of such transactions are comparable to those which could be obtained in arm’s-length
dealings with an unrelated party; and

◾
Cash management services, overdraft facilities, credit facilities, foreign exchange transactions, investment brokerage, securities reverse repurchase transactions, clearing and settlement services, syndicated loan agency and other ordinary course products and services provided on terms that are consistent with market terms for such products and services.

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MANAGING WITH INTEGRITY

Certain transactions and relationships
During 2024, in the ordinary course of business, PNC or its subsidiaries engaged in transactions with or involving BlackRock, Inc. and its affiliates (“BlackRock”) or The Vanguard Group, Inc. and its affiliates (“Vanguard”), as summarized below. According to their respective Schedule 13G/A filings with the SEC, BlackRock and Vanguard each beneficially own more than 5% of the outstanding shares of PNC common stock. We believe our transactions with BlackRock and Vanguard reflect market terms and conditions.

◾
We provide ordinary course lending, treasury management, capital markets and other financial services to BlackRock and Vanguard. In addition, we may trade with, invest in, cause our clients to invest in or offer BlackRock or Vanguard mutual funds or other investment products to our clients. BlackRock serves as an asset manager for our pension plan and voluntary employees’ beneficiary association, and for certain investment options under our 401(k) plan.

◾
We use a central processing system offered by BlackRock for enterprise investment management and related services, such as risk analytics, portfolio management compliance and operational processing, and paid approximately $6.0 million based on volume to BlackRock in 2024 for use of this system.

◾	We engage in distribution, shareholder servicing and marketing support activities relating to BlackRock funds. In 2024 our fees from those activities were approximately $5.1 million.

◾
We participate in two syndicated credit facilities to Vanguard and Vanguard-managed funds. These credit transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable facilities with persons not related to PNC, and did not involve more than the normal risk of collectability.

In the ordinary course of business, PNC also may provide loans, other extensions of credit or other banking or financial services to directors and executive officers of PNC and their immediate family members and affiliated entities. Loans or other extensions of credit to the foregoing parties are subject to our internal policies and procedures relating to the Federal Reserve Board’s Regulation O which, among other things, prohibits banks from giving preferential treatment to directors and executive officers when extending credit.
Family relationships
PNC and its subsidiaries employ more than 55,000 employees, and some employees may be an immediate family member of an executive officer, director or director nominee of PNC. Such employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees. We identify below PNC’s employment relationships with such “immediate family members,” as defined by SEC regulations, in cases where the family member’s 2024 compensation exceeded $120,000. In each case, the family member is employed in a non-executive officer capacity, does not reside in the same household as the PNC insider and does not report directly to a PNC executive officer.

◾	Louis Cestello, our head of Regional Presidents, has a brother-in-law who works in the Corporate & Institutional Banking business segment.

◾	Gregory Jordan, our former General Counsel and Chief Administrative Officer, has a brother-in-law who worked in the Retail Banking business segment during 2024.

◾	Michael Hannon, our former Chief Credit Officer, has a son who worked in the Corporate & Institutional Banking business segment during 2024.
The employment of a family member of an executive officer, director or director nominee and associated compensation is reportable to the Audit Committee or the N&G Committee, as applicable, and otherwise considered to be exempt from the Related Person Transactions Policy. In accordance with the Related Person Transactions Policy, the Audit Committee reviewed each of the above relationships.

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MANAGING WITH INTEGRITY

Compensation decisions
The Board has delegated to the HR Committee and the N&G Committee the responsibility for determining the form and amount of compensation that PNC shall pay to the members of executive management (excluding the General Auditor and the Chief Risk Officer) and the
non-employee
directors, respectively. Each of the HR Committee and the N&G Committee may, when deemed appropriate, recommend that the entire Board take action on a particular compensation decision.
The Audit Committee and the Risk Committee (or in the case of equity-based grants, a qualified subcommittee of the Risk Committee) have the authority to determine and award compensation under PNC’s applicable plans to the General Auditor and the Chief Risk Officer, respectively.
Roles of executive officers and consultants
The HR Committee and the N&G Committee receive assistance from members of management and external compensation consultants in determining executives’ and non-employee
directors’ compensation. For example, the HR Committee and the N&G Committee typically obtain comparative compensation data, which may be prepared by or at the direction of management based on proxy statements and other public disclosures or may be provided by compensation consultants in the form of surveys and reports.
For the 2024 performance year, the HR Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), prepared discussion materials relating to the compensation of the CEO, which Meridian discussed with the HR Committee in executive session. Meridian also prepared other benchmarking reviews and pay-for-performance
analyses for the HR Committee with respect to the CEO, the CFO and the other NEOs. At least one representative from Meridian attended all meetings of the HR Committee and met periodically with the HR Committee without members of management present.
Before each HR Committee meeting, the HR Committee chair typically meets with the applicable members of management, including the Chief Human Resources Officer, and the independent compensation consultant to discuss the meeting agenda, proposed meeting materials and any areas of focus. The HR Committee chair may schedule other meetings with its independent compensation consultant without management present, as needed.
During HR Committee meetings, the CEO and the Chief Human Resources Officer often review corporate, business segment, and individual executives’ performance as part of the compensation discussions and may present their views or recommendations. The HR Committee evaluates those recommendations, generally in consultation with the HR Committee’s independent compensation consultant. Other members of executive management also may be invited to provide the HR Committee with more detailed information about specific elements of business performance. For example, our Chief Risk Officer regularly presents to the HR Committee on the risk performance matters that are considered in executive compensation determinations.
The HR Committee considers compensation decisions for the CEO and the Chief Human Resources Officer in executive session, without either officer present for the discussion of their compensation. Decisions regarding CEO compensation are also discussed with the full Board in executive session.
HR Committee’s independent consultant
As indicated above, the HR Committee retained Meridian as its independent compensation consultant for 2024 to advise on PNC’s compensation programs for its CEO and other executive officers. In this capacity, Meridian reported directly to the HR Committee. PNC paid no fees to Meridian in 2024 other than fees paid in connection with the work performed by Meridian for the HR Committee.
The HR Committee evaluated whether the work of Meridian raised any conflicts of interest. The HR Committee considered various factors, including the six factors mandated by SEC regulations, and determined that no conflict of interest was raised by the work performed by Meridian for the HR Committee.

48	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

MANAGING WITH INTEGRITY

Consultants retained by management
Management retains compensation consultants for its own use. In 2024, management retained McLagan to provide certain market data in the financial services industry. Management also engaged Willis Towers Watson, a global professional services firm, to provide various actuarial and management consulting services from time to time. Willis Towers Watson also performed analyses of the compensation program for our non-employee
directors and provided related reports to management and the N&G Committee. Other services that Willis Towers Watson provided to management in 2024 are listed below:

◾	Prepared specific actuarial calculations on values under our retirement plans

◾	Prepared surveys of competitive pay practices

◾	Provided insurance brokerage and consulting services to mitigate certain property and casualty risks

◾	Provided guidance on certain aspects of total rewards, talent management and other human resources initiatives
Reports prepared by Willis Towers Watson and McLagan that relate to executive compensation may also be shared with the HR Committee.
Authority to delegate compensation decisions to others
The HR Committee may delegate to its chair or any other persons such power and authority as the HR Committee deems to be appropriate, except such powers and authorities required by law to be exercised by the whole committee or by a subcommittee of at least two members. Under their charters, each of the HR Committee and the N&G Committee may form and delegate its authority to subcommittees of one or more committee members when appropriate and as permitted by law.
The HR Committee and the N&G Committee have not delegated to others their authority to determine the compensation payable to the executive officers and the non-employee
directors, respectively.
Compensation committee interlocks and insider participation
During 2024, the members of the HR Committee were Debra A. Cafaro, Andrew T. Feldstein, Richard J. Harshman and Robert A. Niblock. None of these directors were officers or employees of PNC during 2024, nor are they former officers of PNC or any PNC subsidiaries. During 2024, no executive officer of PNC served on the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that had an executive officer who served on the Board or the HR Committee.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	49

MANAGING WITH INTEGRITY

Corporate responsibility

The Board is deeply committed to corporate responsibility and maintains ultimate oversight of the Company’s strategy as it relates to corporate responsibility matters. The Board shares a strong belief that effective management of these matters plays an important part in our ability to drive results for our stakeholders.

Under the Board’s oversight, we made considerable progress in 2024 across the full spectrum of corporate responsibility matters, including the notable recent highlights below.

Investing in our employees:

◾

Evolved benefits and wellness strategy to continue meeting the varying needs of our employees by adding new offerings, including a dedicated Employee Assistance Program (EAP) counselor to serve employees full-time in our headquarters location; a nationwide network of menopause specialists certified by the North American Menopause Society; and support of employee mental health through a Mental Health for Managers panel event.

◾

More than 9,500 employees have taken steps to gain new skills, pursue degrees and earn professional certifications that benefit their career through enrollment in PNC’s expanded education benefit in partnership with Guild.

◾

Launched the PNC Financial Wellness Achievement Center® for employees, which was developed by PNC as part of our commitment to empowering individuals — including our employees and their families — to become financially fit and retirement-ready.

Supporting our communities and customers:

◾

Through our Community Development Banking Team, we extended $469 million in loans and investments, up from $314 million in 2023. And as we enter the fourth year of our Community Benefits Plan, we are energized by our continued impact on the communities we serve and look forward to sharing our progress.

◾

Since the program’s inception and through the end of 2024, Grow Up Great® has supported more than 10 million children through grants and educational programs. We provided nearly $270 million in grants to organizations championing high-quality early childhood education and employees volunteered more than 1.1 million hours to the cause.

◾

Deployed our mobile bank branches on more than 2,800 visits, traveling over 89,000 miles. This effort reached more than 22,000 individuals through collaboration with more than 170 community organizations.

◾

Integrated Zelle® alerts with the PNC mobile app, reducing fines and customer fraud loss. And despite increased cybersecurity threats across the industry and beyond, PNC saw a reduction in cybersecurity incidents in 2024, credited largely to our robust cyber controls.

Focusing on climate:

◾

Launched the Climate Solutions Partner internal certification program, which will enable PNC’s front-line employees to support our customers as those customers develop and work through their own unique climate-related goals and plans.

◾	Disclosed our financed emissions for the first time using the methodology available through our membership in the Partnership for Carbon Accounting Financials (“PCAF”).

◾	Continued to execute on our sustainability commitments, including our 2030 operational targets and $30 billion environmental finance commitment.

◾	Continued to integrate climate risk into our enterprise risk management framework.

50	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Director compensation

PNC strives to provide reasonable compensation that is commensurate, in both form and amount, with the duties of a director, in order to attract and retain the highest quality individuals to serve on the Board.

Each year the N&G Committee reviews the non-employee directors’ annual compensation program and approves the form and amount of such compensation, with any such changes as determined appropriate by the N&G Committee. In addition, from time to time, the N&G Committee may approve special compensation to a director for extraordinary service. The purpose of the N&G Committee’s annual review is to confirm continued alignment with business and shareholder interests, evaluate our director compensation program relative to our peers, and identify and respond to continued changes in director compensation in light of the competitive environment.

Elements of compensation

On April 24, 2024, the N&G Committee approved the non-employee directors’ annual compensation program for the April 2024 to April 2025 term for director service. The sole change to the program that the N&G Committee approved for the 2024-2025 term was the addition of $10,000 cash retainers for the members of the N&G Committee, the Technology Committee and the CR Committee. The N&G Committee’s review took into consideration market analyses prepared by Willis Towers Watson, a global professional services firm retained by management. These market analyses examined the non-employee director compensation practices of the same group of peer companies used by the HR Committee to benchmark executive compensation.

Pay Component(1)	Value/Amount	Additional Information
Board member – annual cash retainer	$105,000	Paid in four quarterly advance installments. A prorated amount would be paid to a non-employee director who joins the Board during the year.

Board member – annual equity retainer	$170,000	Granted in deferred stock units (“DSUs”) to non-employee directors serving on the Board following the annual meeting.

Presiding Director – annual cash retainer	$50,000	Paid in four quarterly advance installments.

Committee chair – additional retainer ∎ Audit Committee ∎ Risk Committee	$30,000	Paid annually on July 1.

Committee chair – additional retainer ∎ HR Committee ∎ N&G Committee ∎ Tech Committee ∎ CR Committee	$25,000	Paid annually on July 1.

Committee member – additional retainer ∎ Audit Committee ∎ Risk Committee	$15,000	Paid annually on July 1.

Committee member – additional retainer ∎ HR Committee ∎ N&G Committee(2) ∎ Tech Committee(2) ∎ CR Committee(2)	$10,000	Paid annually on July 1.

(1)	See “— Deferred compensation plans” below for information regarding the deferred payment provisions applicable to non-employee directors’ cash and equity compensation.

(2)	New compensation component commencing with the 2024-2025 term for director service.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	51

DIRECTOR COMPENSATION

Mr. Demchak, our Chairman and CEO, receives no compensation for his service on the Board. See “Compensation Discussion and Analysis” in this proxy statement and the related compensation tables and narrative discussion for information regarding Mr. Demchak’s compensation.

Deferred compensation plans

Our non-employee directors may choose to defer up to 100% of the cash compensation they receive (i.e., retainers) pursuant to the Directors Deferred Compensation Plan. Under this plan, the directors may elect to defer compensation into an account that tracks the price of PNC common stock or an interest rate defined in the plan. The accounts that track the price of PNC common stock are credited with a number of phantom stock units equal to the number of shares (including fractional shares) that could have been purchased with the equivalent of PNC common stock cash dividends that would have been paid on such shares. We do not pay above-market or preferential earnings on any director compensation that is deferred. The directors may choose the payout date and whether the payout, which is made in cash, will be in a lump sum or up to 10 annual installment payments.

Under the Outside Directors Deferred Stock Unit Program, a subprogram of PNC’s shareholder-approved 2016 Incentive Award Plan, each non-employee director is eligible to receive an annual grant of DSUs that vest immediately upon grant and are paid out in shares of PNC common stock at retirement or death on a one-share to one-DSU basis. The number of DSUs granted is equal to the dollar value specified for the award, divided by the closing price of a share of PNC common stock on the date of grant, rounded down to the nearest whole share. The DSUs accrue dividends with reinvestment equal to the number of DSUs that could have been purchased with the equivalent of PNC common stock cash dividends (rounded down to the nearest whole share). DSUs have no voting rights.

The aggregate number of DSUs and phantom stock units that track the price of PNC common stock held by each incumbent director pursuant to these deferred compensation plans is included in “Security ownership of management and certain beneficial owners” in this proxy statement under the columns “Common stock units” and “Cash-payable common stock unit ownership.” All DSUs and phantom stock units are vested.

Other benefits

We generally limit the benefits we provide to non-employee directors, but we regularly provide the following:

◾	Charitable matching gifts. We will match a non-employee director’s personal gift to qualifying charities up to a limit of $5,000 per year.

◾

Expenses related to Board service. We pay for expenses connected with our non-employee directors’ Board service, including travel on corporate, private or commercial aircraft, lodging, meals and incidentals.

We may also provide other incidental benefits to our non-employee directors from time to time, including tickets to cultural, social, sporting or other events and small gifts for holidays, birthdays or special occasions. In limited circumstances, we may provide travel on corporate aircraft for personal purposes, such as when a family emergency arises or a seat is available on a previously scheduled flight. We determine the value of these benefits based on the incremental cost to PNC, and we include the applicable amount in the “All Other Compensation” column of the Director compensation in 2024 table below.

52	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

DIRECTOR COMPENSATION

Director compensation in 2024

The table below shows the compensation we provided to our non-employee directors for their service in 2024.

Name*	Fees Earned(a) ($)	Stock Awards(b) ($)	All Other Compensation(c) ($)	Total ($)
Joseph Alvarado	130,000	169,915	—	299,915

Debra A. Cafaro	155,000	169,915	5,000	329,915

Marjorie Rodgers Cheshire	165,000	169,915	5,000	339,915

Andrew T. Feldstein	215,000	169,915	5,000	389,915

Richard J. Harshman	170,000	169,915	5,000	344,915

Daniel R. Hesse	165,000	169,915	—	334,915

Renu Khator	130,000	169,915	—	299,915

Linda R. Medler	130,000	169,915	—	299,915

Robert A. Niblock	130,000	169,915	5,000	304,915

Martin Pfinsgraff	165,000	169,915	—	334,915

Bryan S. Salesky	125,000	169,915	—	294,915

*	Douglas A. Dachille is omitted from this table. He was appointed to the Board on February 3, 2025, and did not receive compensation as a member of the Board during 2024.

(a)

This column includes, as applicable, the Board annual cash retainer, the Presiding Director annual cash retainer and additional retainers for committee chairs and committee members. The amounts in this column are inclusive of amounts voluntarily deferred by certain directors under our Directors Deferred Compensation Plan, a nonqualified defined contribution plan, as follows: Debra A. Cafaro ($155,000); Marjorie Rodgers Cheshire ($33,000); Andrew T. Feldstein ($215,000); Richard J. Harshman ($42,500); Daniel R. Hesse ($165,000); Renu Khator ($130,000); Robert A. Niblock ($65,000); and Bryan S. Salesky ($62,500).

Directors who deferred amounts into the account that tracks PNC common stock under the Directors Deferred Compensation Plan were credited with cash-payable stock units based on the closing price of our common stock on the dates of deferral.

(b)

The amounts in this column reflect the grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”) of 1,075 DSUs awarded to each director under our Outside Directors Deferred Stock Unit Program on April 24, 2024, the date of grant. The grant date fair value is calculated based on the NYSE closing price of our common stock on the date of grant of $158.06 per share.

None of our non-employee directors had any outstanding stock options or unvested stock awards as of December 31, 2024.

(c)

For Mses. Cafaro and Cheshire and Messrs. Feldstein, Harshman and Niblock, this column includes the dollar amount of matching gifts made by us in 2024 to charitable organizations designated by them. No non-employee director received incidental benefits having a value in excess of $10,000 in 2024, and there were no incremental costs to PNC for personal use of our corporate aircraft by any non-employee director in 2024.

Director stock ownership requirement

The Board has adopted a common stock ownership guideline for our non-employee directors. Under this guideline, each non-employee director must own shares of PNC common stock (including phantom stock units issued pursuant to the Directors Deferred Compensation Plan) with a value of at least five times the value of his or her annual base retainer. Until a director meets this ownership level, he or she must purchase or acquire common stock or stock units that equal at least 25% of the annual retainer for that year. Directors are expected to satisfy the stock ownership requirement by making open market purchases or by deferring their cash retainers into phantom stock units under the Directors Deferred Compensation Plan as described above. As of December 31, 2024, the minimum ownership threshold for non-employee directors was valued at $525,000. All of our directors serving at that time satisfied the minimum ownership threshold.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	53

Item 2 — Ratification of independent registered public accounting firm

Role of the Audit Committee

The Audit Committee is responsible for the appointment, compensation, evaluation, retention and oversight of PNC’s independent auditors.

The Audit Committee annually evaluates, monitors and reports to the Board on the independence, qualifications and performance of PNC’s independent auditors and the performance of the lead audit partner. The Audit Committee also oversees the required rotation of the lead audit partner, with the chair of the Audit Committee participating directly in the selection of the new lead audit partner. The Audit Committee considers, not less frequently than when the lead audit partner is rotated, whether PNC should adopt a policy of regular rotation of the independent audit firm. The Audit Committee approves all audit engagement fees and terms associated with the retention of the independent auditors.

Selection of PricewaterhouseCoopers LLP

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditors who shall audit the consolidated financial statements of PNC and its subsidiaries for the year ending December 31, 2025. PwC has served as PNC’s independent auditors since 2007.

The Audit Committee and the Board believe the continued retention of PwC as our independent auditors is in the best interest of PNC. PwC was selected pursuant to the Audit Committee’s annual evaluation of PwC, which considered a variety of factors, including the qualifications and performance of PwC and the lead audit partner; the quality and candor of PwC’s communications with the Audit Committee and PNC; and PwC’s independence, objectivity and professional skepticism.

The Audit Committee and the Board have adopted a policy that if the ratification of the independent auditors does not receive a majority of the votes cast at the annual meeting, the Audit Committee will reconsider its selection of the independent auditors. However, the Audit Committee will be under no obligation to select new independent auditors. If the Audit Committee does select new independent auditors for 2025, we will not seek shareholder ratification of the new selection.

We expect representatives of PwC to be available during the annual meeting. They will have an opportunity to make a statement and respond to appropriate questions. You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the Audit Committee’s charter, which is posted in the corporate governance section of our website at www.pnc.com/corporategovernance.

The Board of Directors recommends a vote “FOR” Item 2 – Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2025

54	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ITEM 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit, audit-related and permitted non-audit fees

In considering the nature of the services provided by our independent auditor, the Audit Committee determined that the services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditors and our management to determine that they are permitted under SEC rules and regulations concerning auditor independence.

The following table summarizes the total fees for professional services rendered by PwC to PNC for 2024 and 2023:

Category	2024 (in millions)	2023 (in millions)
Audit fees	$23.2	$22.2
Audit-related fees*	$3.2	$3.0
Tax fees	$0.1	$0.1
TOTAL FEES BILLED	$26.5	$25.3

*

Excludes $1.5 million in fees paid in each of 2024 and 2023 for financial due diligence services related to potential private equity investments. In those instances, the fees were paid by the company issuing the equity.

Audit fees. These fees consisted primarily of the audit of our annual consolidated financial statements in our Form 10-K filing, reviews of our quarterly consolidated financial statements included in our Form 10-Q filings, comfort letter procedures, other services related to SEC matters and required attestation services.

Audit-related fees. These fees consisted primarily of SSAE 18, compliance and internal control reviews.

Tax fees. These fees were primarily attributable to tax compliance services, including tax return preparation and review, and assistance with tax examinations.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	55

ITEM 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Procedures for pre-approving audit services, audit-related services and permitted non-audit services

The Audit Committee is responsible for pre-approving audit services, audit-related services and permitted non-audit services (such as tax) to be provided to us by our independent auditors. The Audit Committee is given this responsibility to confirm that the provision of services will not impair our auditors’ independence. The Audit Committee performs this function for us and our subsidiaries.

The Audit Committee’s responsibility also includes pre-approval of the fees for such services (although SEC regulations do not require the pre-approval of fees) and the other terms of the engagement. The Audit Committee may either pre-approve specific fees or a methodology for determining fees. Any proposed increase in fees that exceeds the pre-approved amounts requires the Audit Committee’s approval.

Pre-approval may be general (categories of services) or specific (individual services). If the Audit Committee pre-approves a general category of services, it will review the scope of services related to such general pre-approval at least annually. The Audit Committee is responsible for approving any fee or other compensation arrangements for services covered by a pre-approval of a general category of services.

The full Audit Committee may exercise pre-approval authority or the chair of the Audit Committee may exercise the authority as required between meetings. The Audit Committee may also delegate this authority, in whole or in part, to one or more committee members. Any person exercising delegated authority reports on the pre-approvals at the next scheduled meeting of the Audit Committee, which will be reflected in the meeting minutes.

The Audit Committee may not delegate its pre-approval authority to any other person, including any member of management or other PNC employee or agent.

The written request for pre-approval includes, at a minimum, a description of the nature of the engagement, the proposed fee for the services and a statement that the services to be performed by the independent auditor are consistent with SEC and other applicable rules on auditor independence. In addition, each pre-approval request is reviewed by the independent auditor to confirm the provision of services is consistent with SEC and other applicable auditor independence rules. All requests for pre-approval of services are reviewed by management to ensure the services are permitted under SEC regulations and the Audit Committee charter and include a recommendation of the proposal by the Chief Financial Officer or the Controller and the General Auditor. In reviewing a pre-approval request, the Audit Committee or its chair may request that members of management provide their views on auditor independence questions.

The Controller or a designee of the Controller reports to the Audit Committee at least quarterly as to the status of services that have been pre-approved and the related fees.

The Audit Committee may amend these procedures from time to time.

All audit services, audit-related services and permitted non-audit services and related fees disclosed above were pre-approved in accordance with these procedures.

56	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Audit Committee Report

The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with PricewaterhouseCoopers LLP (“PwC”), PNC’s independent registered public accounting firm for 2024. The Audit Committee has selected PwC as PNC’s independent auditors for 2025. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with PwC occurred in private sessions, without PNC management present.

The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”).

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed PwC’s independence with representatives of PwC.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

The Audit Committee of the Board of Directors of

The PNC Financial Services Group, Inc.

Richard J. Harshman, Chair

Joseph Alvarado

Debra A. Cafaro

Renu Khator

Robert A. Niblock

Martin Pfinsgraff

In accordance with SEC regulations, this Audit Committee Report is not incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”). This report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	57

Item 3 – Advisory vote to approve named executive officer compensation

What is the purpose of this item? We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis” and the associated compensation tables and narrative contained in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2024 executive compensation program and policies for our named executive officers, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

How does the Board recommend I vote? Management of talent and executive compensation is a vital part of PNC’s governance and risk management activities, enabling our forward planning and stability as a financial institution. Our executive compensation philosophy has four basic principles, as set forth below, which guide our executive compensation program design and compensation decisions.

Compensation principles

– Pay for performance:	Provide appropriate compensation for demonstrated performance across the enterprise

– Create value:	Align executive compensation with long-term shareholder value creation

– Manage talent:	Provide competitive compensation opportunities to attract, retain and motivate high-quality executives

– Discourage excessive risk-taking:	Encourage focus on the long-term success of PNC

We believe our executive compensation program is well-designed to fulfill the above principles. Additionally, the HR Committee incorporates risk-mitigating features in our executive compensation program and conducts quarterly reviews of PNC’s business performance and risk management performance as part of its regular oversight activities and to inform its decision making. For a detailed discussion of the key features of our executive compensation program and the performance objectives considered by the HR Committee to determine the structure and amount of the various elements of compensation, see “Compensation Discussion and Analysis” in this proxy statement.

Accordingly, our Board recommends a vote FOR the following advisory resolution:

RESOLVED, that the holders of the common stock and the voting preferred stock of The PNC Financial Services Group, Inc. (PNC), voting together as a single class, approve the compensation of PNC’s named executive officers as described in the Compensation Discussion and Analysis, compensation tables and related disclosure contained in PNC’s proxy statement for the 2025 Annual Meeting of Shareholders.

What is an advisory vote? As an advisory vote, the outcome of this vote will not bind PNC, the Board or the HR Committee. We will disclose the number of votes “For” and “Against” the resolution and the number of abstentions.

While this vote is non-binding, the Board and the HR Committee value the opinions of shareholders and will carefully consider the results when making future compensation decisions. Each year, the HR Committee receives reports on the outcome of the say-on-pay vote, how our say-on-pay vote compared to our peers and other large public companies, and whether any changes to the compensation program are being recommended for the committee’s consideration in light of the results. The HR Committee expects to undertake a similar evaluation this year following the annual meeting.

When will the next “say-on-pay” vote occur? PNC intends to hold a “say-on-pay” vote every year, consistent with the preference indicated by shareholders pursuant to the most recent advisory vote on the frequency of the say-on-pay vote, which was held at PNC’s 2023 annual meeting. The next advisory vote on the frequency of the say-on-pay vote will occur at PNC’s 2029 annual meeting.

The Board of Directors recommends a vote “FOR” Item 3 – Advisory vote to approve named executive officer compensation

58	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Compensation discussion and analysis

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation philosophy, describes our compensation programs and reviews our compensation decisions for the following named executive officers:

Named Executive Officers (“NEOs”)

William S. Demchak Chairman and Chief Executive Officer

Robert Q. Reilly Executive Vice President and Chief Financial Officer

E William Parsley, III Executive Vice President and Chief Operating Officer

Deborah Guild Executive Vice President and Head of Technology

Alexander E. C. Overstrom Executive Vice President and Head of Retail Banking

Michael P. Lyons Former President

Note: Mr. Lyons resigned from PNC and his position as President effective January 23, 2025.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS

2024 performance overview

PNC achieved strong results in 2024 and delivered value for all its stakeholders, generating record revenue and net income of $6.0 billion, or $13.74 diluted earnings per share (“EPS”) while maintaining our premium valuation. Expenses were well-controlled and PNC maintained solid credit quality metrics while managing the balance sheet effectively to ensure PNC’s long-term success. All of this was accomplished while continuing to execute against our strategic priorities, growing customers and deepening relationships and investing in our businesses, technology and employees.

Below are some of PNC’s key performance highlights from 2024.

∎	Generated strong returns for our shareholders, while managing the balance sheet for long-term success:

◾

PNC once again achieved record full-year revenue. Total revenue of $21.6 billion increased $65 million from 2023, supported by a 6% increase in noninterest income as a result of broad-based growth across the franchise.

◾

Throughout the year PNC continued to maintain its premium valuation, ranking second in its peer group at December 31, 2024 for both the forward price-to-earnings (“P/E”) ratio and price-to-book (“P/B”) ratio.

◾	PNC delivered a one-year total shareholder return of more than 29% and generated a strong return on equity (“ROE”) of 11.32%, ranking in the top quartile of its peer group.

◾	During 2024 PNC ranked in the top quartile of its peer group for tangible book value growth and 4th in our peer group in diluted EPS.

◾

While net interest income declined by 3% from 2023, the absolute level of net interest income increased each sequential quarter after the first quarter of 2024, as the benefit from fixed asset repricing outpaced funding costs.

◾

Expenses remained well-controlled amidst continued investments in our businesses, technology and employees. Total noninterest expense decreased 3.5% from 2023, primarily due to a lower FDIC special assessment in 2024. Excluding the impact of the FDIC special assessment, expenses decreased 1%. Additionally, in mid-2024 PNC increased its initial continuous improvement program (“CIP”) target by $25 million to $450 million and once again exceeded this target.

◾	As a result of our record revenue and strong expense management, PNC achieved positive operating leverage in 2024, both on a reported basis and when adjusted for FDIC assessment impacts in 2024.

◾

Throughout 2024 we maintained our strong balance sheet. Average loans were down 1% compared to 2023, however we continued to grow loan commitments throughout the year and believe we are well positioned for when loan growth returns. Average deposits decreased 1% from 2023, while spot deposits increased 1% from December 31, 2023, reflecting commercial deposit growth during the second half of the year.

◾

Capital grew throughout the year and remained well above our regulatory minimums. At December 31, 2024, our Basel III common equity Tier 1 capital (“CET1”) ratio was 10.5%, increasing from 9.9% as of December 31, 2023. Additionally, the results of the 2024 Federal Reserve Stress Test demonstrated the strength of our balance sheet and PNC’s start-to-trough CET1 ratio depletion was 1.6%, the best in our peer group.

◾

PNC ended 2024 with a tangible book value per common share of $95.33, an increase of 12% from the prior year, reflecting organic growth in PNC’s capital levels and an improvement in accumulated other comprehensive income (“AOCI”).

◾

Credit quality metrics remained solid and demonstrated our thoughtful approach to lending and client selection, as our credit losses remained below our average historical level and were the lowest in our peer group. Although net loan charge-offs to average loans ratio increased from 0.22% for 2023 to 0.33% for 2024, the increase was primarily due to higher commercial real estate (“CRE”) net loan charge-offs as we worked through the challenges inherent to the office CRE portfolio.

◾

During 2024, PNC returned $3.1 billion of capital to shareholders through share repurchases and common stock dividends. PNC increased its quarterly common stock dividend from $1.55 per share to $1.60 per share in July of 2024.

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∎	Supported our customers, communities and employees

◾

PNC continues to expand its mobile branch services—essentially bank branches on wheels—bringing financial services to more people in underserved communities across the country. Our mobile branches made more than 2,800 visits to low- and moderate-income (“LMI”) communities in cities across the country during 2024. These mobile branches also enable us to provide access to critical financial services within communities affected by natural disasters and other emergencies, including areas hit by hurricanes, flooding and wildfires.

◾

PNC was recognized for the second year in a row by the American Opportunity Index as one of the top financial institutions most effective at developing talent to drive business performance and employee growth (overall PNC ranked 18th out of 395 of the largest U.S. employers included in the index, and 2nd among financial services companies).

◾

The PNC Center for Financial Education, an initiative designed to boost the money management skills of individuals, first-time homebuyers and small business owners, was expanded to nine new markets in addition to the six initial markets for the program launch in 2023.

◾

PNC’s signature philanthropic focus, Grow Up Great®, celebrated 20 years in 2024. This early childhood education initiative helps prepare children from birth to age five for success in school and life, reaching more than 10 million children across the country through grants and educational programs, with our employees volunteering more than 1.1 million hours of their time to support Grow Up Great®.

∎	Executed against our three strategic priorities

(1) Expanding our leading banking franchise to new markets and digital platforms

◾

During 2024, our Corporate & Institutional banking segment had record revenue and noninterest income as new client growth continued at an accelerated rate. Our performance in new markets continued to exceed expectations, driven by cross-sell and fee-based businesses, including our Capital Markets business and leading Treasury Management platform.

◾

Our Retail Banking segment announced plans to invest approximately $1.5 billion toward more than 200 new branch locations in 12 cities across the United States over the next five years, while completing the renovations of 1,400 existing branches during the same period. Consumer checking account growth was the highest it has been in eight years, and our PNC Investments group produced record brokerage revenue.

(2) Deepening our customer relationships by delivering a superior banking experience and financial solutions

◾	We introduced the PNC Cash Unlimited® Visa Signature® Credit Card, an industry-leading card that helps our clients optimize their everyday spending.

◾

PNC launched a strategic partnership with the TCW Group, Inc. to deliver private credit solutions to middle market companies. The new joint strategy will focus primarily on directly originated, senior secured cash-flow and asset-based loans to both sponsored and non-sponsored middle market companies.

(3) Leveraging technology to create efficiencies that help us better serve customers

◾	In 2024, we rolled out PazeSM, an online checkout solution for e-commerce transactions, to improve the ease and security of how our clients shop online.

◾

We expanded our integration with Akoya to support corporate data sharing through the Akoya data access network. This feature enhances the ability of corporate clients to securely share their financial data with third parties (such as fintechs and data aggregators) providing better security and reliability through API-based connections.

◾

In 2024, we reduced the time to open and enable payments services for Treasury Management clients through intelligent automation, and we made advancements in our data strategy to make it easier to apply machine learning and develop models as we move to improve and increase our use of automation.

We discuss in more detail how our 2024 performance affected our compensation decisions in “—2024 incentive compensation decisions.”

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COMPENSATION DISCUSSION AND ANALYSIS

Shareholder engagement and 2024 say-on-pay response

At our 2024 annual meeting, our shareholders voiced substantial support for the 2023 compensation of our NEOs, with 94.25% of the votes cast in favor of the 2024 “say-on-pay” advisory vote on executive compensation. This level of support is consistent with PNC’s historical levels of support for say-on-pay, which, excluding the 2023 say-on-pay vote, have averaged approximately 94.74% since PNC first reported say-on-pay results in 2010.

As previously disclosed in our 2024 proxy statement, following our 2023 say-on-pay vote, we engaged in substantial shareholder outreach to seek feedback on our compensation philosophy and programs to better understand the decrease in shareholder support demonstrated by the 2023 say-on-pay vote result of 79.8%. In response to the feedback that our shareholders provided to us, we took several actions in 2023, including providing enhanced disclosure and transparency with respect to the HR Committee’s methodology for total compensation decisions. We believe that our outreach efforts and the subsequent actions taken were meaningful to our shareholders and that the level of shareholder support for our 2024 say-on-pay vote demonstrates shareholders’ satisfaction with our overall compensation program and practices and the disclosure enhancements that we made in response to the 2023 say-on-pay vote. For more information regarding our shareholder outreach efforts and the actions that we took following the 2023 say-on-pay vote, please see our 2024 proxy statement.

Throughout 2024, we continued our outreach on executive compensation matters, reaching out to our 10 largest shareholders specifically about our executive compensation program and practices, as a part of the broader shareholder outreach efforts as outlined on page 44 of this proxy statement. Based on the feedback that we received during 2023 and early 2024, together with the strong 2024 say-on-pay vote result, the HR Committee determined no significant changes to the compensation program were necessary. Specifically, the HR Committee viewed the 2024 say-on-pay vote result as support for our compensation program and practices. The HR Committee will continue to consider shareholder feedback and the results of the say-on-pay vote in its compensation decisions, in addition to the other factors discussed in this CD&A.

Our compensation program

This section discusses how we view executive compensation and why we make the decisions that we do. The HR Committee uses the following principles to help guide its executive compensation decisions:

Compensation principles

– Pay for performance:	Provide appropriate compensation for demonstrated performance across the enterprise

– Create value:	Align executive compensation with long-term shareholder value creation

– Manage talent:	Provide competitive compensation opportunities to attract, retain and motivate high-quality executives

– Discourage excessive risk-taking:	Encourage focus on the long-term success of PNC

The HR Committee believes that the successful application of these principles requires a thoughtful program design, which includes a balanced evaluation of performance. The HR Committee believes that discretion, flexibility and judgment are critical to its ability to award incentive compensation that reflects near-term performance results as well as progress towards longer-term strategic priorities. See “—Evaluating performance” below for more information on how the HR Committee evaluates performance.

Key program features

The HR Committee reviews and approves the compensation to be paid to our NEOs. We seek clarity and transparency in our compensation structure, using features that we believe will help to create a balanced program. While we consider the expectations of various stakeholders, we want our compensation program to achieve multiple objectives, consistent with our compensation principles. The HR Committee also regularly reviews the operation of our compensation program to help ensure that our objectives continue to be met.

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COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program includes several complementary, risk-mitigating features:

◾	We provide incentives for performance over different time horizons (short- and long-term).

◾	We embed performance goals into a significant portion of our long-term incentive awards and include a risk-based performance review that could reduce or eliminate the awards.

◾	We place a substantial majority of compensation at risk, including deferring at least 50% of our NEOs’ compensation into equity-based long-term incentives that are not payable for several years.

◾	We reward achievement against both quantitative and qualitative goals, while allowing for discretion.

◾	We connect pay to company performance, relative to our internal objectives as well as the performance of a carefully selected peer group.

◾	We consider market data and trends when making pay decisions.

What we do (and don’t do)

The following table illustrates some important features of our executive compensation program — not only what we do, but what we don’t do:

WHAT WE DO	WHAT WE DON’T DO
We pay for performance. We link most of our executive pay to performance, including financial and operating performance measures, qualitative measures and risk-based metrics.	We do not allow tax gross-ups. We do not provide excise tax gross-ups in any change of control agreement. We do not offer tax gross-ups on the perquisites that we offer.

We discourage excessive risk-taking. Our program discourages executives from taking inappropriate, excessive risks in several ways—including by relying on multiple performance metrics, deferring payouts over a long period, establishing clawback and forfeiture provisions, and requiring meaningful stock ownership.

We will not enter into substantial severance arrangements without shareholder approval. If a severance arrangement would pay more than 2.99 times base and bonus (in the year of termination), it requires shareholder approval.

We require NEOs to hold PNC stock. Our NEOs must hold a substantial amount of stock, and this amount continues to increase as their equity awards vest.

We do not grant equity that accelerates upon a change of control (no “single trigger”). We require a “double trigger” for equity to vest upon a change of control—not only must the change of control occur, but the executive must be terminated.

We have a clawback and forfeiture policy. Our policy requires us to claw back prior incentive compensation that we awarded based on detrimental conduct or inaccurate performance metrics (to the extent not already covered by the final Dodd-Frank rules and exchange listing standards). Our policy gives us broad discretion to cancel unvested equity awards due to risk-related issues.

We do not reprice stock options. Although we currently do not grant stock options, we cannot reprice stock options that are out-of-the-money, unless our shareholders allow us.

We limit perquisites. We provide limited perquisites. Our NEOs may receive financial planning and tax preparation services and limited personal use of the corporate aircraft. Two NEOs remain eligible to receive executive physicals under a legacy program that we no longer offer.

We do not enter into employment agreements. We do not enter into individual employment agreements with our NEOs; they serve at the will of the Board.

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COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DO	WHAT WE DON’T DO

We retain an independent compensation consultant. The HR Committee retains an independent compensation consultant that provides no other services to PNC. The independent compensation consultant attends all regular HR Committee meetings.

We prohibit hedging, pledging and short sales of PNC securities. We do not allow any employee or director to hedge or short-sell PNC securities. We do not allow any NEO or director to pledge PNC securities.

Regulatory expectations

As a large diversified financial services company, we must comply with various regulatory requirements. The Board of Governors of the Federal Reserve (the “Federal Reserve”) regulates PNC as a bank holding company and has provided guidance and set expectations with respect to our compensation program. The Office of the Comptroller of the Currency (the “OCC”) regulates our primary banking subsidiary and also sets expectations for our compensation program. The Federal Reserve, the OCC and other financial industry regulatory entities, including the SEC, may provide guidance periodically on compensation matters.

Total compensation framework

To help achieve our compensation objectives, we evaluate our executive pay program and make pay decisions using a total compensation framework, similar to many of our peers.

∎	Each NEO has a total compensation target for the year that consists of (1) a base salary and (2) an incentive compensation target amount.

∎	The HR Committee generally sets these total compensation targets in the first quarter of the year or when an executive joins PNC or assumes new responsibilities.

∎

The incentive compensation target is composed of annual cash and long-term equity-based awards, and the HR Committee establishes a specific minimum percentage of compensation that will be delivered through long-term equity-based awards.

∎

Under our program, the CEO receives at least 70% of total compensation (i.e., base salary and incentive compensation) in the form of long-term equity-based incentive awards, as illustrated below. All other NEOs receive at least 50% of total compensation in the form of long-term equity-based incentive awards.

Once the HR Committee sets the total compensation target, base salary, the only fixed source of cash compensation, is paid during the performance year. After year-end, what remains to be awarded within the total compensation framework is variable incentive compensation—the annual cash incentive award and the long-term equity-based incentive award. These amounts are evaluated and approved by the HR Committee during the first quarter of the following year, as discussed in more detail in “—2024 performance and compensation decisions—2024 incentive compensation decisions” below.

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Total incentive compensation evaluated together. Under PNC’s total compensation framework, annual cash and long-term incentive awards are evaluated together, not as separate programs. The HR Committee makes a single decision on the level of incentive compensation to award relative to target incentive compensation based on performance. Given this structure, the HR Committee cannot adjust the annual cash incentive element or the long-term incentive element without also adjusting the other elements. The HR Committee may, however, increase the percentage of the long-term incentive award within the overall pay mix.

Setting total compensation targets

As discussed above, each NEO has a total compensation target for the year that consists of a base salary and an incentive compensation target (composed of annual cash and long-term equity-based awards) which the HR Committee sets during the first quarter of the year or when an executive joins PNC or assumes new responsibilities. The HR Committee believes the total compensation targets provide an appropriate balance between fixed and variable amounts, measuring short-term and long-term performance, immediate and deferred payouts, and cash and equity-based awards. For information on how the HR Committee’s 2024 incentive compensation decisions compared to the targets for the 2024 performance year, see “—2024 performance and compensation decisions—2024 incentive compensation decisions.”

When constructing an appropriate total compensation target for an NEO, the HR Committee uses guidelines consistent with our compensation principles:

∎

We set targets using several factors, including market data. The HR Committee reviews available market data but does not use a formula to set an executive’s target compensation. The HR Committee evaluates many factors, including the appropriateness of the job match and market data, the responsibilities of the position and the executive’s demonstrated performance, skills and experience.

∎

At least 50% of compensation is equity-based and not payable for several years. The HR Committee believes that a significant portion of compensation should be at risk or variable, tied to PNC stock performance and not payable until earned (if at all) for several years. Accordingly, at the beginning of the performance year, the HR Committee establishes a specific minimum percentage of each NEO’s total compensation that will be delivered through long-term equity-based awards. For the 2024 incentive compensation awards, the HR Committee established minimum equity percentages for each NEO ranging from 50% to 70%. The specific mix of cash and equity for each NEO is discussed in more detail in “—2024 incentive compensation decisions.”

∎

We split the equity-based incentive between two forms of awards. Long-term equity-based incentive awards generally are granted in two primary forms, a Performance Share Unit (“PSU”) representing 60% of the value of the long-term award, and a Restricted Share Unit (“RSU”) representing 40% of the value. Payouts under these awards are deferred over multiple years. For information on the terms of these awards, see “—Our compensation program—Incentive compensation program.”

Evaluating performance

In the first quarter of each year, the HR Committee evaluates performance for the prior year to (1) determine the prior year’s total incentive compensation awards and (2) set the total compensation target for the current year.

The HR Committee believes that an effective executive compensation program requires a comprehensive evaluation of performance across multiple categories. This evaluation generally includes a review of financial performance, how we executed against our strategic objectives and how we manage risk, customer experience, talent management, financial accountability and leadership. In determining the amount of incentive awards against the incentive compensation targets, the HR Committee may consider these performance metrics without assigning a specific weight or formula to any one metric.

The HR Committee has not adopted a formula-driven compensation program, believing that formulas may reward short-term results or behaviors that do not serve the long-term interests of our shareholders. Metrics that rely solely on formulas may also be inappropriately skewed by results outside of management’s control. Finally, the HR Committee believes that formulas may undervalue important strategic objectives that do not translate to easily or immediately quantifiable metrics. As a result, the HR Committee evaluates a variety of quantitative and qualitative metrics to attain a comprehensive understanding of PNC’s overall performance.

To the extent possible, the performance metrics reviewed by the HR Committee align the objectives of our management, shareholders and bank regulatory framework. In some cases, our stakeholders have different objectives that cannot be easily reconciled; for example, shareholders seeking higher returns may be willing to tolerate more risk than a federal banking regulator would accept. This is another reason that we rely on multiple metrics, representing performance against a range of goals, and include the ability to make significant adjustments for risk management performance.

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COMPENSATION DISCUSSION AND ANALYSIS

HR Committee evaluates performance quarterly. Our CEO reviews PNC’s quarterly and annual performance with the HR Committee. During these quarterly reviews, the HR Committee receives a report on the following metrics, with comparisons to the prior year’s results, the current year’s budget or peer performance results, as appropriate:

Category of Metric	Metrics Evaluated

Financial Performance	Net interest income
Noninterest income
EPS growth

(measured against prior year, current year budget and peer group)	Return on assets
Return on equity
Risk-adjusted efficiency ratio

Capital, Risk and Expense Management	Tangible book value
CET1 ratio
Loans to deposits ratio

(measured against prior year and to the extent available, peer group)	Net charge-offs to average loans
Allowance for loan and lease losses to total loans
Noninterest expense

Business Growth	Average loan balances
Allowance for loan and lease losses
Average interest-bearing deposits
Average noninterest-bearing deposits

(measured against prior year, current year budget and to the extent available, peer group)	Average total deposits
Average noninterest-bearing deposits mix
Assets under administration
Mortgage origination value

Total Shareholder Return (“TSR”)	One-year
Three-year
(measured against peer group and the S&P banking index)	Five-year
Ten-year

We also adjust some of these metrics for certain events as described in more detail in the “—2024 performance and compensation decisions—2024 performance” section.

Evaluating performance against strategic priorities, risk performance, talent management and succession planning. In addition to these metrics, the HR Committee regularly reviews PNC’s performance against its strategic priorities and meets with the Chief Risk Officer on a quarterly basis to review and discuss risk performance. The HR Committee also reviews the talent trends throughout our workforce quarterly, including talent recruitment, development, retention and employee engagement trends. In addition, as part of its Board-delegated duties, the HR Committee is responsible for regularly discussing succession planning and overseeing and evaluating succession plans for PNC’s senior executive management (other than the Chief Risk Officer, the General Auditor and their direct reports, which are handled by the Risk and Audit Committees respectively). Senior executives are accountable for succession plans in their respective lines of business and for supporting the development of all potential successors, and this is taken into consideration by the HR Committee in evaluating performance.

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Incentive compensation program

Determination of incentive compensation levels. As described above, the incentive compensation target awards include two components: (1) an annual incentive award payable in cash and (2) a long-term incentive award that is equity-based and granted in two different forms (PSUs and RSUs).

Step 1: After the performance year ends, the HR Committee evaluates PNC’s aggregate performance for the year, as well as the individual performance of each NEO (with input from our CEO), and determines an incentive compensation amount to be awarded to each executive, expressed as a percentage of the total compensation target set at the beginning of the performance year.

Step 2: Once the HR Committee determines the final incentive compensation amount, it is divided between the annual cash incentive and the long-term equity-based incentive. The long-term incentive award makes up at least 50% of the value of the total compensation awarded to the NEO.

Long-term incentive awards (equity-based). The long-term incentive is equity-based and granted in the form of PSUs and RSUs. These awards, and all other equity-based awards, are granted by the HR Committee under PNC’s shareholder-approved 2016 Incentive Award Plan.

The table below summarizes the material terms and conditions of the long-term incentive awards granted in 2025 for 2024 performance (these material terms and conditions are the same as the awards granted in 2024 for 2023 performance):

Name of Award	% of Long-Term Incentive Value	Vesting Schedule	Metrics	Payout Range (% of Target)	Stock or Cash Payout

PSU	60%	After three-year performance period ends	PNC’s return on equity (“ROE”), as adjusted, compared to performance targets	0–150%	Stock
			EPS growth, as adjusted, rank against our peer group

RSU	40%	Annual installments over three years	Time-based	0–100%	Stock

PSUs. With respect to 2024 performance, in the first quarter of 2025, the HR Committee granted to our NEOs (excluding Mr. Lyons), PSUs that represent an opportunity to receive shares of PNC common stock. The payout is based on how PNC performs against two corporate performance metrics over a three-year performance period.

Performance against these two metrics generates a percentage (the corporate performance factor). The award may be decreased if PNC fails to satisfy a risk performance metric or based on a discretionary risk performance review conducted by the HR Committee. After applying any risk-related performance adjustment (and if PNC satisfies the risk performance metric), the resulting percentage is applied to the number of target PSUs to determine the final number of units available for settlement. The PSUs have a maximum payout opportunity of 150% of target. Payout of any award under the PSUs also requires the satisfaction of service requirements and other award conditions.

Two corporate performance metrics. The two corporate performance metrics include an absolute metric (an internal PNC measurement against a target) and a relative metric (PNC performance against our peer group). The absolute metric is PNC’s three-year average ROE, as adjusted, compared to three-year ROE performance targets established in advance by the HR Committee. The relative metric is PNC’s three-year average EPS growth, as adjusted, compared to the three-year average EPS growth of our peer group.

1.

Absolute metric – 3-year average ROE (as adjusted). We adjust ROE for the items described in the paragraphs following the table below. The ROE metric, as adjusted, will be calculated annually for each year of the performance period. At the end of the three-year performance period, average ROE for the performance period will be determined as the average of PNC’s annual ROE for each year. In establishing the ROE performance targets, the HR Committee considers multiple factors, including our historical performance, budget and future growth expectations, peer group results, cost of capital and analyst expectations.

2.

Relative metric – 3-year average EPS growth (as adjusted). The EPS growth metric, as adjusted, will be calculated for each year of the performance period. At the end of the three-year performance period, the annual EPS growth percentages will be averaged. PNC’s three-year average EPS growth will be compared to the three-year average of each member of our peer group to determine our percentile rank.

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COMPENSATION DISCUSSION AND ANALYSIS

3.

Determining corporate performance factor. Once PNC’s percentile rank relating to average EPS growth, as adjusted, and PNC’s average ROE, as adjusted, are determined for purposes of the grants, the corporate performance factor, ranging from 0–150%, will be calculated using the grid below and applying bilinear interpolation.

The chart below shows the corporate performance metrics for the 2025 PSU grants (the corporate performance metrics for the 2024 grants were disclosed in last year’s proxy statement). For the 2025 PSU grants, the HR Committee maintained the same three-year average ROE maximum level of 13.0% but increased the threshold level from 8.00% to 8.50% and the target level from 10.50% to 11.00% as compared to the prior year PSU awards. In approving this grid, the HR Committee considered the overall economic environment, PNC’s risk appetite as well as an analysis of PNC’s cost of capital and a multi-year pro forma analysis of ROE.

	2025 PSU Award (2025-2027 Performance Period)	Three-year average EPS growth, as adjusted (relative)
		PNC percentile rank (25th percentile or below)	PNC percentile rank (50th percentile)	PNC percentile rank (75th percentile or above)
Three-year average ROE, as adjusted (absolute)	13.00%	100.0%	125.0%	150.0%
	12.00%	87.5%	112.5%	137.5%
	11.00%	75.0%	100.0%	125.0%
	10.00%	62.5%	87.5%	100.0%
	8.50%	50.0%	75.0%	87.5%
	Below	0.0%	25.0%	50.0%

Specific adjustments to corporate performance metrics:

◾

Provision for credit losses: When calculating our adjusted average ROE and EPS growth for this award, consistent with our prior awards, we add back the after-tax impact of our provision for credit losses and subtract the tax effected impact of total net charge-offs from the net income amount. Net charge-offs represent a loan (or portion of a loan) that we remove from our balance sheet due to uncollectibility, less any recoveries that we receive on the disposition of the loan. We expect this adjusted ROE and EPS growth to present a more accurate measurement of our returns, as it replaces estimated credit losses (provision) with the actual losses incurred (net charge-offs). We make this same adjustment for the companies in our peer group, as appropriate.

◾

Other adjustments: Adjustments will also be made on an after-tax basis for the impact to PNC and the companies in our peer group, as appropriate, of items resulting from changes in federal tax law, discontinued operations (as such term is used under GAAP), and any acquisition costs and merger integration costs.

HR Committee’s limited discretionary ability under PSUs. Under the terms of the PSUs, the HR Committee has limited discretion to adjust the final payout. The HR Committee may increase or decrease the size of the final payout to maintain the intended economics of the award if circumstances change. These circumstances include external events affecting PNC or members of its peer group or its financial statements that are outside of PNC’s control and not reasonably anticipated.

Further, in evaluating the corporate performance metrics, after applying the specific adjustments discussed above, the HR Committee may also consider other unusual or nonrecurring adjustments (applied on a consistent basis) in determining the final award payout percentage.

RSUs. With respect to 2024 performance, in early 2025 the HR Committee also granted to our NEOs (excluding Mr. Lyons), RSUs that represent an opportunity to receive shares of PNC common stock. The RSUs vest pro rata over three years, with each of the three annual installments (tranches) vesting on the anniversary of the grant date (or if later, the date the HR Committee determines that all risk conditions have been satisfied). Vesting also requires the satisfaction of service requirements and other award conditions.

Risk-related metrics applicable to both PSUs and RSUs. The risk provisions described in this section apply to both of our long-term incentive awards—the PSUs and the RSUs.

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COMPENSATION DISCUSSION AND ANALYSIS

Objective risk-based performance metric. All long-term incentive awards are subject to risk-based performance reviews. The primary risk-based metric measured as part of this review is the Basel III CET1 ratio. At the end of the performance year, PNC’s minimum required CET1 ratio was 7.0%.

◾

Impact of risk-based performance metric under PSUs: For each year during the three-year performance period that PNC fails to meet the CET1 ratio, one-third of the target number of PSUs granted will be eligible for forfeiture. After the three-year performance period ends, the HR Committee will conduct a final performance review and may reduce the number of units available for payout if PNC did not meet the CET1 ratio for one or more years during the performance period.

◾

Impact of risk-based performance metric under RSUs: Each RSU tranche is subject to the same risk-related performance metric that will be applied to the PSUs. After the year ends, the HR Committee will conduct a risk-based performance review and may either cancel all shares or decrease the number of shares available for payout under the applicable RSU tranche if PNC did not meet the CET1 ratio as of the end of the most recent year before the vesting date of that tranche.

Subjective risk-based performance review. In addition, and independent from the evaluation of the CET1 ratio, the HR Committee may conduct another risk performance review for the PSUs and the RSUs. This discretionary review would generally occur in connection with a risk-related action of potentially material consequence to PNC. If the HR Committee exercises its discretion to conduct a risk performance review, the HR Committee will review and determine if a reduction to the corporate performance factor for risk performance is appropriate for the PSUs or if a reduction for risk performance is appropriate for the applicable RSU tranche.

Dividend equivalent payments. Both the PSUs and the RSUs will accrue cash dividend equivalents during their respective performance periods. For the PSUs, the accrued dividend equivalents will be adjusted by the same percentage as the target PSUs at the time of payout and will then be paid out in cash. For the RSUs, the accrued dividend equivalents with respect to a tranche will pay out in cash at the same time, and will be adjusted by the same payout percentage, as the RSUs to which they relate.

Other compensation and benefits

In addition to the components included in the total compensation target outlined above, our executive compensation program also includes limited perquisites (to increase efficiency and focus on our business), change of control arrangements (for continuity of management in connection with a potential change of control) and health and retirement plans (to promote health and wellness and post-retirement financial security). More information on perquisites can be found in the “—Compensation policies and practices—Limiting perquisites” section of this CD&A. For a detailed discussion on change of control agreements, see “Change in Control and Termination of Employment—Change of control agreements” in this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

2024 performance and compensation decisions

2024 targets

At meetings held in February 2024, the HR Committee set the total compensation targets in the table below for Mr. Demchak, Mr. Reilly, Mr. Parsley, Ms. Guild and Mr. Overstrom and appointed Mr. Lyons to serve as President of PNC. In connection with Mr. Lyons’ appointment to President, at a meeting held on May 20, 2024, the HR Committee increased Mr. Lyons’ target total compensation from $9,000,000 to $10,500,000, effective February 16, 2024, with no change to Mr. Lyons’ annual base salary of $700,000.

	William S. Demchak	Robert Q. Reilly	E William Parsley, III	Deborah Guild	Alexander E. C. Overstrom	Michael P. Lyons*

Base salary (annualized)	$1,300,000	$700,000	$700,000	$600,000	$700,000	$700,000

Incentive compensation target	$18,700,000	$6,000,000	$7,800,000	$3,400,000	$3,800,000	$9,626,923
Annual cash incentive portion	$4,700,000	$2,650,000	$2,700,000	$1,400,000	$1,550,000	$2,966,346
Long-term incentive portion	$14,000,000	$3,350,000	$5,100,000	$2,000,000	$2,250,000	$6,660,577

Total compensation target	$20,000,000	$6,700,000	$8,500,000	$4,000,000	$4,500,000	$10,326,923

*	Mr. Lyons’ target total incentive compensation numbers are prorated to the effective date of February 16, 2024.

The HR Committee establishes total compensation targets for our NEOs after reviewing market data with Meridian, its independent compensation consultant, and members of management. Total compensation targets are generally aligned with market, as adjusted for PNC’s total assets, though the HR Committee also considers the NEO’s experience and performance as well as internal equity. Following consultation with Meridian and members of management, the HR Committee increased the total compensation targets for Mr. Demchak (from $17,000,000 in 2023 to $20,000,000 in 2024) and Mr. Reilly (from $5,500,000 in 2023 to $6,700,000 in 2024). The HR Committee increased Mr. Demchak’s and Mr. Reilly’s total compensation target based on their performance, demonstrated ability to execute against our strategic objectives as well as the market data for similarly situated positions. The total compensation targets for the 2024 compensation year remained unchanged from the prior year for Mr. Parsley and Ms. Guild. Mr. Overstrom was not an NEO last year.

2024 performance

At meetings held during the first quarter of 2025, the HR Committee reviewed PNC’s 2024 performance with the CEO, the Chief Risk Officer and other members of management. In evaluating performance and determining incentive compensation awards for our NEOs, the HR Committee may consider several metrics, without assigning a particular weight to any one metric.

To evaluate PNC’s 2024 performance, the HR Committee reviewed PNC’s performance against the range of metrics described in “—Our compensation program—Evaluating performance” section of this CD&A, including the selected performance metrics as presented in the following table. To increase comparability of these metrics across periods, the HR Committee also considered the impact on some financial performance metrics (diluted EPS, ROE and risk-adjusted efficiency ratio) of the additional $112 million pre-tax FDIC special assessment levied upon PNC in 2024 for the recovery of losses related to the closures of Silicon Valley Bank and Signature Bank that occurred in 2023. These considerations are reflected in the metrics presented in the table below and are described in more detail in the sections that follow.

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COMPENSATION DISCUSSION AND ANALYSIS

Financial performance metrics	2024 results	2024 budget	2023 results	2024 results vs. 2024 budget	2024 results vs. 2023 results
Net interest income (in millions)	$13,499	$13,100	$13,916	+3.04%	-3.00%
Noninterest income (in millions)	$8,056	$7,932	$7,574	+1.56%	+6.36%
Diluted EPS*	$13.24	$12.36	$12.85	+7.12%	+3.04%
Diluted EPS (excluding FDIC special assessment)*(1)	$13.46	$12.36	$13.86	+8.90%	-2.89%
ROE*	10.94%	10.19%	11.66%	+7.36%	-6.17%
ROE (excluding FDIC special assessment)*(1)	11.10%	10.19%	12.49%	+8.93%	-11.13%
ROA*	1.02%	0.96%	1.02%	+6.25%	0.00%
Risk-adjusted efficiency ratio*(2)	67.57%	68.76%	68.51%	+1.73%	+1.37%
Risk-adjusted efficiency ratio (excluding FDIC special assessment)*(1)(2)	67.05%	68.76%	66.11%	+2.49%	-1.42%

Other key performance metrics	2024 results		2023 results
Net income (in millions)	$5,953		$5,647
Tangible book value per share** (non-GAAP)	$95.33		$85.08
Annual total shareholder return	29.4%		2.7%
CET1 ratio	10.5%		9.9%

*	These metrics include HR Committee-approved adjustments and are non-GAAP financial measures. See Annex A for a reconciliation of non-GAAP financial measures to GAAP.

**	Tangible book value per share is a non-GAAP financial measure. See Annex A for a reconciliation of non-GAAP financial measures to GAAP.

(1)

To increase comparability between periods, the HR Committee also considered diluted EPS (excluding FDIC special assessment)*, ROE (excluding FDIC special assessment)* and risk-adjusted efficiency ratio (excluding FDIC special assessment)* when evaluating PNC’s performance. The FDIC special assessment was $112 million pre-tax or $88 million after-tax in 2024, and $515 million pre-tax or $407 million after-tax in 2023. See Annex A for additional details on those ratios.

(2)

The efficiency ratio is a measure of how effectively a company is utilizing the resources generated by operations during the year. A lower efficiency ratio is an indication that resources are being used more effectively, therefore we have presented decreases in the risk-adjusted efficiency ratio* and risk-adjusted efficiency ratio (excluding FDIC special assessment)* as a positive change and increases to the ratios as a negative change.

Individual performance reviews. In addition to evaluating our corporate performance based on these financial and strategic metrics, the HR Committee reviewed the individual performance of each NEO. The CEO discussed the individual performance of the other NEOs with the HR Committee and, where appropriate, discussed the performance of the lines of business or functions managed by the NEOs. The HR Committee approved compensation for each NEO based on an evaluation of corporate, business and individual performance. The HR Committee discussed compensation recommendations for the CEO with Meridian, the HR Committee’s independent compensation consultant for 2024, our Chief Human Resources Officer, our Executive Compensation Director and legal counsel. Other than the secretary for the meeting, no other members of management were present. Following this discussion, the HR Committee approved the compensation for our CEO in an executive session.

The HR Committee also reviewed the CEO compensation decisions in an executive session of the independent members of the Board, with no members of management present. In that executive session, the HR Committee allowed time for the independent directors to provide comments or questions about the CEO’s performance or compensation.

2024 incentive compensation decisions

Based on a comprehensive evaluation of PNC’s 2024 performance, as described previously in the “2024 performance overview” and in the following sections, the HR Committee determined that it was appropriate to award incentive compensation above the target amount for all NEOs (excluding Mr. Lyons, who resigned prior to the date decisions were made).

2024 NEO incentive compensation awards. For each of our NEOs, the table below compares the incentive compensation target to the actual incentive compensation awarded for the 2024 performance year.

The incentive compensation awarded for 2024 performance differs from what we disclose in the Summary compensation table in the Compensation Tables section of this proxy statement. This is because SEC regulations require PNC to include incentive awards from two different performance years: the annual cash incentive award based on 2024 performance (and paid in 2025) and the long-term equity-based incentive award based on 2023 performance (and awarded in 2024). The long-term equity-based incentive award based on 2024 performance (and awarded in 2025) will be included in next year’s Summary compensation table.

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COMPENSATION DISCUSSION AND ANALYSIS

	William S. Demchak	Robert Q. Reilly	E William Parsley, III	Deborah Guild	Alexander E. C. Overstrom	Michael P. Lyons(1)
Incentive compensation target for 2024	$18,700,000	$6,000,000	$7,800,000	$3,400,000	$3,800,000	$9,626,923
Incentive compensation awarded for 2024 performance	$23,700,000	$6,800,000	$8,225,000	$5,400,000	$5,300,000	n/a
Annual cash incentive portion	$6,200,000	$2,300,000	$2,870,000	$2,400,000	$2,300,000	n/a
Long-term equity incentive portion	$17,500,000	$4,500,000	$5,355,000	$3,000,000	$3,000,000	n/a

Incentive compensation disclosed in the Summary compensation table(2)	$19,290,000	$5,187,500	$7,970,000	$4,400,000	$4,400,000	$5,850,103
Annual cash incentive portion (2024 performance)	$6,200,000	$2,300,000	$2,870,000	$2,400,000	$2,300,000	n/a
Long-term equity incentive portion (2023 performance)	$13,090,041	$2,887,690	$5,100,196	$2,000,098	$2,100,124	$5,850,103
(1)	Mr. Lyons resigned from PNC effective January 23, 2025, and as a result, was not eligible to receive incentive compensation for 2024 performance.

(2)

Under SEC regulations, the incentive compensation amounts disclosed in the Summary compensation table on page 87 include the annual cash incentive award paid in 2025 for 2024 performance (the “Non-Equity Incentive Plan Compensation” column) and the long-term equity-based incentive award granted in 2024 for 2023 performance (the “Stock Awards” column). For Mr. Lyons, the amounts shown in the “Stock Awards” column of the Summary compensation table differ slightly from the amounts shown in the table above due to the impact of rounding related to fractional shares.

2024 NEO pay mix. Consistent with our program, the HR Committee decided to award 70% of the CEO’s overall pay mix in the form of long-term incentive compensation and 30% of his overall pay mix in cash compensation. When applying this mix to the CEO’s variable incentive compensation (i.e., excluding base salary), this same ratio translates to approximately 75% of the CEO’s incentive compensation awarded in the form of long-term incentive compensation and approximately 25% awarded in annual cash incentive compensation.

For the NEOs, the HR Committee decided to award 60% of Mr. Reilly’s and Mr. Parsley’s overall pay mix in the form of long-term incentive compensation and 40% of their overall pay mix in cash compensation. For Ms. Guild and Mr. Overstrom, the HR Committee decided to award 50% of their overall pay mix in the form of long-term incentive compensation and 50% of their overall pay mix in cash compensation. Because Mr. Lyons resigned effective January 23, 2025, prior to the date that the HR Committee granted long-term and annual cash incentive awards to the NEOs for 2024 performance, Mr. Lyons was not eligible to receive any incentive compensation for his 2024 performance.

The chart below illustrates how the total compensation pay mix percentage translates to the total incentive compensation pay mix percentage for each NEO.

		William S. Demchak	Robert Q. Reilly	E William Parsley, III	Deborah Guild	Alexander E. C. Overstrom	Michael P. Lyons

Total compensation mix:	Long-term incentive	70%	60%	60%	50%	50%	n/a
	Cash compensation*	30%	40%	40%	50%	50%	n/a

Total incentive compensation mix:	Long-term incentive	74%	66%	65%	56%	57%	n/a
	Annual cash incentive	26%	34%	35%	44%	43%	n/a
*	Includes salary and annual cash incentive

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COMPENSATION DISCUSSION AND ANALYSIS

2024 CEO incentive compensation decision

The HR Committee determined it was appropriate to award incentive compensation that was above target to William S. Demchak, PNC’s Chair and Chief Executive Officer, as mentioned above.

Under Mr. Demchak’s leadership, PNC delivered strong results during 2024 and broadly outperformed budget expectations. In making its decision, the HR Committee highlighted Mr. Demchak’s proven ability to build long-term value for the benefit of all stakeholders, as reflected by PNC’s continued premium P/E and P/B valuation relative to its peers. As a result, the HR Committee believes his overall performance merits above-target incentive compensation.

Delivering consistent financial value to PNC stakeholders. PNC outperformed budget expectations across a number of financial metrics, generating record revenue of $21.6 billion in 2024. The company reported net income of $6.0 billion, or $13.74 diluted EPS, up 7% from 2023, and tangible book value at year-end was $95.33 per common share, reflecting a 12% increase from the prior year. As a result, PNC ranked in the top quartile of its peer group in both diluted EPS and tangible book value growth. PNC delivered a one-year total shareholder return of 29% and return on equity (ROE) of 11.32%. At the same time, Mr. Demchak oversaw a disciplined approach to expense management, reducing noninterest expense (excluding the impact of the FDIC assessment) by 1% from 2023 and achieving positive operating leverage on a reported and adjusted basis.

In evaluating Mr. Demchak’s performance, the HR Committee focused on his demonstrated long-term performance consistency, noting that:

◾

In 2024, PNC outperformed in diluted EPS, ranking 4th in its peer group, and ranked in the top quartile of its peers for both tangible book value growth as well as ROE, and achieved a one-year TSR that, while just below the peer median, delivered a 29% gross return to shareholders. The HR Committee also focused on PNC’s consistent long-term performance, evidenced by the fact that PNC ranked second in its peer group at December 31, 2024 for both the forward P/E ratio and P/B ratio.

◾	The company’s five-year TSR and 10-year TSR continue to rank above the median, with a gross return to shareholders of 46% over 5 years and 188% over 10 years.

The HR Committee views these metrics as illustrative of shareholder confidence in the ability of Mr. Demchak to achieve PNC’s strategic priorities and deliver consistent financial value to PNC stakeholders.

Effectively positioning PNC for growth opportunities. The HR Committee also focused on Mr. Demchak’s performance in positioning PNC to accelerate growth. In doing so, the HR Committee considered the durability of PNC’s strong levels of capital and liquidity and credit quality metrics, as reflected by:

◾	A CET1 ratio of 10.5% at year-end 2024, up from 9.9% as of December 31, 2023.

◾	Tangible book value of $95.33 per common share, up 12% from year-end 2023, reflecting organic growth in PNC’s capital levels and an improvement in AOCI.

Sustained momentum in executing strategic priorities. The decision to award above-target incentive compensation also reflects the HR Committee’s desire to sustain the momentum Mr. Demchak achieved in executing PNC’s strategic priorities during 2024. To continue this momentum, the HR Committee took into account Mr. Demchak’s commitment to and actions in creating a robust succession plan during 2024. During 2024, he successfully placed several executives in new leadership roles and managed the leadership team through executive transitions, and he continues to focus on building organizational depth.

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COMPENSATION DISCUSSION AND ANALYSIS

In summary, under Mr. Demchak’s leadership, PNC continues to deliver strong performance and remains well positioned for growth, with strong revenue generation opportunities and solid capital levels and credit quality, led by a strong management team. Based on these considerations, the HR Committee determined it was appropriate to grant Mr. Demchak total incentive compensation of $23,700,000 for performance year 2024.

2024 NEO incentive compensation decisions

As described above and in the following sections, the HR Committee determined that it was appropriate to award incentive compensation that was above the target amount for each NEO (excluding Mr. Lyons) based on overall PNC performance and individual performance. In addition to the 2024 PNC performance considerations described previously in the “2024 performance overview”, the HR Committee also reviewed each NEO’s performance with the CEO and considered specific individual achievements, as described in the paragraphs below. The sections below set out the key achievements of each NEO during 2024.

The charts below (and for the CEO’s pay above) show the base salary for 2024 for each executive and the annual cash and long-term equity-based incentives awarded in 2025 (for 2024 performance). The dark gray and orange portions of each circle show the amount of total compensation that is at-risk and not guaranteed.

While Mr. Lyons received his $700,000 annual base salary during 2024, his 2024 compensation is not included in the charts below since he did not receive any annual cash or long-term incentive awards for his 2024 performance.

Robert Q. Reilly Executive Vice President and Chief Financial Officer

∎   The longest tenured CFO in the peer group, Mr. Reilly is an experienced and visible financial services CFO. He continued to exhibit strong leadership during 2024 by providing clients, customers, investors and other stakeholders with clear and transparent communications that help ensure confidence in PNC’s long-term strategies, as evidenced by PNC’s P/E and P/B premium valuations relative to peers.

∎   Mr. Reilly oversaw PNC’s disciplined approach to expense management, reducing noninterest expense (excluding the impact of the FDIC assessment) by 1% from 2023 and keeping noninterest expenses well controlled for the past two years despite the inflationary environment.

∎   As a result of Mr. Reilly’s leadership, PNC saw steady growth in pretax pre-provision earnings and achieved positive operating leverage (both reported and adjusted) in 2024.

∎   Mr. Reilly oversaw and again exceeded PNC’s initial continuous improvement program (“CIP”) goal of $425 million. The CIP target was increased to $450 million mid-year, which PNC exceeded as of year end.

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COMPENSATION DISCUSSION AND ANALYSIS

E William Parsley, III Executive Vice President and Chief Operating Officer

∎   Mr. Parsley successfully oversaw several functions critical to PNC’s strong 2024 performance, including asset and liability management, capital and liquidity strategy and regulatory stress testing.

∎   Under Mr. Parsley’s leadership, PNC’s capital grew throughout the year and remained well above our regulatory minimums, building CET1 capital to 10.5% at year-end 2024 from 9.9% at year-end 2023. Based on the results of Federal Reserve’s annual stress test, PNC’s start-to-trough CET1 ratio depletion was 1.6%, the best in our peer group, reflecting the strength and resiliency of PNC’s balance sheet.

∎   Throughout 2024 Mr. Parsley made key contributions to PNC’s strong performance by effectively managing and executing PNC’s funding strategy, as well as overseeing the monetization of PNC’s Visa class B-1 shares and the related repositioning of the investment securities portfolio.

∎   Mr. Parsley was instrumental in developing talent both within his organization and across PNC through his management of significant organizational changes, including the creation of an expanded balance sheet analytics management group and restructuring the retail lending and capital markets groups to better develop next-level talent, all while strengthening his succession plan and mentoring new leaders within the asset and liability and risk management teams.

Deborah Guild Executive Vice President, Head of Technology

∎   Following a restructuring of PNC’s technology organization, Ms. Guild was promoted to Head of Technology for PNC in July 2024, assuming responsibilities for all aspects of enterprise and business technology and security.

∎   Ms. Guild oversaw key technology initiatives that enhanced PNC’s customer experience, such as through PNC’s integration with Akoya to support data sharing with third parties while providing better security and reliability through API-based connections and reducing the time to open and enable payments services for Treasury Management clients through intelligent automation.

∎   Ms. Guild is an influential leader across the financial services industry, serving as chair of the Financial Services Sector Coordinating Council, which partners with government agencies and mobile carriers to strategically manage industry cybersecurity issues. The efforts of this partnership have helped reduce fraudulent text reports from PNC customers by 78% compared to 2023.

∎   Under Ms. Guild’s leadership, PNC continued to innovate and invest in technology and automation, ranking number one among the top 10 middle market banks in innovation and ranking highly in online banking satisfaction in Barlow Research’s scoring.

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COMPENSATION DISCUSSION AND ANALYSIS

  Alexander E. C. Overstrom

  Executive Vice President and Head of Retail Banking

∎	Mr. Overstrom drove PNC’s continued investment in our branch network as more of our in-branch client interactions shift from transaction-based to advice-based, opening and renovating more than 300 branches during 2024, and launching PNC’s approximately $1.5 billion investment in the branch network during the next five years.
∎	Under Mr. Overstrom’s leadership, the Retail Banking segment achieved a record year. Consumer checking account growth was the highest it has been in eight years and PNC Investments produced record brokerage revenue.
∎	Additionally, the Retail Bank expanded PNC’s mobile branches to 22, providing more than 2,800 visits to low- and moderate-income communities and better access to financial services to communities affected by natural disasters and other emergencies.
∎	Mr. Overstrom led the introduction of critical new products, such as the PNC Cash Unlimited® Visa Signature® Credit Card, an industry-leading card that helps our clients optimize their everyday spending and PazeSM, an online checkout solution for e-commerce transactions, to improve the ease and security of online shopping.

Prior long-term incentive awards

At meetings held on January 29 and February 14, 2025, the HR Committee also approved payouts from awards that had previously been granted to each of our NEOs other than Mr. Lyons, who forfeited all his outstanding long-term incentive awards following his resignation from PNC on January 23, 2025. The HR Committee evaluated performance and risk-based metrics for the outstanding long-term incentive awards that vested based on performance for the period ended December 31, 2024. The HR Committee approved a payout for each award in accordance with the terms and conditions of the applicable award agreement.

Grant Year	Type of Award	Grantees	Performance Period	Payout	Form of Payment
2022	Restricted Share Units	All NEOs (other than Mr. Overstrom in 2022)	2022–2024	100% vested (2024 Tranche)	Paid in stock
2023			2023–2025
2024			2024–2026
2022	Performance Share Units	All NEOs (other than Mr. Overstrom in 2022)	2022–2024	142.17%	Paid in stock
2023			2023–2025	Not applicable (three-year performance period not completed)	Not applicable
2024			2024–2026

RSUs. The RSUs vest in annual installments over three years. At a meeting held on January 29, 2025, the HR Committee determined that the risk-based performance criteria had been satisfied for the 2024 tranche of each of the outstanding RSU grants awarded to the NEOs (other than Mr. Lyons) in 2022, 2023 and 2024, and those tranches vested 100%.

PSUs. The PSUs vest based on performance over a three-year period. At a meeting held on February 14, 2025, the HR Committee determined that the PSU grants awarded to each NEO in 2022 had vested (other than for Mr. Lyons) and that the risk performance criteria had been satisfied. The HR Committee approved a payout of 142.17% for the 2022 PSU award for all eligible NEOs other than Mr. Lyons. Mr. Overstrom did not receive a PSU or RSU award in 2022.

The 2022 PSU awards have the same material terms and conditions as the 2023 and 2024 PSUs. The HR Committee reviews PNC’s ROE and EPS growth for each year of the three-year performance period. Under the terms of the 2022 PSU awards, we adjust these two metrics, as appropriate, for certain items, including discontinued operations (under GAAP), acquisition costs and merger integration costs, changes in U.S. federal tax law, and the net impact on PNC related to the sale of its former equity stake in BlackRock in 2020. Since the BlackRock-related impact phased out in 2021, no adjustments were made to the 2022 PSU award relating to the sale of PNC’s equity stake in BlackRock.

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COMPENSATION DISCUSSION AND ANALYSIS

Once the three-year performance period ends, we take the average of each metric over the performance period to determine an overall corporate performance factor. We compare our average annual ROE to previously disclosed performance targets and compare our average year-over-year EPS growth to our peer group, consistent with the grid below:

	2022 PSU Award (2022-2024 Performance Period)	Three-year average EPS growth, as adjusted (relative)
		PNC percentile rank (25th percentile or below)	PNC percentile rank (50th percentile)	PNC percentile rank (75th percentile or above)
Three-year average ROE, as adjusted (absolute)	13.00%	100.0%	125.0%	150.0%
	11.50%	87.5%	112.5%	137.5%
	10.50%	75.0%	100.0%	125.0%
	9.50%	62.5%	87.5%	100.0%
	8.00%	50.0%	75.0%	87.5%
	Below	0.0%	25.0%	50.0%

Limited discretion under 2022 PSU award. The limited discretionary provisions of the 2022 PSU are the same as the provisions described earlier relating to the 2025 PSU awards: The HR Committee may consider other unusual or nonrecurring adjustments in determining the corporate performance factor and final payout percentage. In addition, the HR Committee may reduce or increase the payout under the award to maintain the intended economics of the award in light of changed circumstances—meaning external events affecting PNC, its financial statements or members of its peer group that are substantially outside of PNC’s control and could not reasonably be planned for as of the grant date.

Consistent with adjustments made to the 2021 PSUs (as disclosed in last year’s CD&A), the HR Committee considered the impact of a special assessment by the FDIC following the bank failures that occurred in March 2023. Following these bank failures, the FDIC invoked the systemic risk exception to support uninsured depositors of the failed institutions, an event outside of PNC’s control. To recover losses to the Deposit Insurance Fund, the FDIC levied a special assessment to be collected from PNC and other bank holding companies, including all of PNC’s peers. When considering the payout for the 2022 PSU awards, the HR Committee discussed the significant impact to expenses of the $515 million pre-tax FDIC special assessment in 2023 and the additional $112 million pre-tax “true-up” special assessment in 2024. In calculating ROE and EPS growth, the HR Committee adjusted expenses to remove this unusual and nonrecurring expense for both PNC and PNC’s peers. The FDIC special assessment adjustment resulted in a final payout percentage of 142.17%. Without this adjustment, the formulaic final payout percentage for the 2022 PSUs was 139.42%.

Compensation policies and practices

The HR Committee adopts policies and procedures to assist in the fulfillment of its duties, and we describe some of the significant policies and procedures in this section. In addition to formal policies and procedures, the HR Committee has several practices that it follows in the fulfillment of its duties and responsibilities. Some of those practices are described below.

Compensation and risk

The HR Committee evaluates the risks inherent in the incentive compensation program. For a detailed discussion of how the HR Committee evaluates risk, see “Compensation and Risk” in this proxy statement.

Independent compensation consultant

The HR Committee retains Meridian Compensation Partners, LLC as its independent compensation consultant. For a discussion of this relationship and the considerations the HR Committee takes into account when determining independence, see the discussion under the heading “Managing with integrity—Compensation decisions—Roles of executive officers and consultants.”

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COMPENSATION DISCUSSION AND ANALYSIS

Peer group

The HR Committee selects a peer group each year. We use this group to help measure relative performance and to determine payouts under our long-term incentive awards. We also use this group for general compensation comparisons. In approving a peer group, the HR Committee analyzes several factors, including the mix and complexity of businesses, the markets being served, market capitalization, asset size and changes resulting from mergers or shifts in strategic direction. We also look at the companies with whom we generally compete for talent. We use the same peer group for both performance and compensation comparisons.

Each year, the HR Committee reviews the composition of the peer group with management and its independent compensation consultant. For 2024, the HR Committee believed that the existing peer group generally provided a balanced mix of institutions considering our size, mix and scope of businesses, products and services, and sources of executive talent.

The peer group currently includes the following 11 companies, with assets and market capitalization for PNC and our peer group measured as of December 31, 2024, and revenue for PNC and our peer group measured for the full year:

Peer Group Company	Ticker Symbol	Peer	Assets (in billions)	Peer	Revenue (in billions)	Peer	Market Capitalization (in billions)
Bank of America Corporation	BAC	JPM	$4,002.8	JPM	$177.6	JPM	$670.6
Capital One Financial Corporation	COF	BAC	$3,261.5	BAC	$101.9	BAC	$334.5
Citizens Financial Group, Inc.	CFG	WFC	$1,929.8	WFC	$82.3	WFC	$231.0
Fifth Third Bancorp	FITB	USB	$678.3	COF	$39.1	PNC	$76.4
JPMorgan Chase & Co.	JPM	PNC	$560.0	USB	$27.3	USB	$74.6
KeyCorp	KEY	TFC	$531.2	PNC	$21.6	COF	$68.0
M&T Bank Corporation	MTB	COF	$490.1	TFC	$13.3	TFC	$57.1
Regions Financial Corporation	RF	CFG	$217.5	MTB	$9.3	MTB	$31.1
Truist Financial Corporation	TFC	FITB	$212.9	FITB	$8.5	FITB	$28.3
U.S. Bancorp	USB	MTB	$208.1	CFG	$7.8	RF	$21.4
Wells Fargo & Company	WFC	KEY	$187.2	RF	$7.1	CFG	$19.3
		RF	$157.3	KEY	$4.6	KEY	$19.0

After a review by the HR Committee, the peer group for 2025 remained unchanged from 2024.

Given the increasing competition for banking talent both among our peers and in the broader financial industry, the HR Committee also reviewed and considered survey data provided by Aon’s Radford McLagan Compensation Database (“McLagan”) in addition to the compensation data of our peer group. Specifically, the McLagan survey data consisted of total compensation (including 2023 base salary, 2023 cash bonus, and long-term incentive awards for the 2023 performance year) information of similarly-positioned senior executives at the following financial institutions not included in PNC’s peer group: Ally Financial Inc., American Express Company, The Bank of New York Mellon Corporation, Citigroup Inc., The Goldman Sachs Group, Inc., Morgan Stanley, Northern Trust Corporation, and State Street Corporation. These institutions are peers of PNC’s peer group members, other than Northern Trust Corporation. The HR Committee primarily used the McLagan survey data as a reference point to better understand compensation practices within the financial services industry.

Executive stock ownership and retention requirements

Our NEOs historically have held a significant portion of their assets in the form of our common stock (or other equity-based instruments that reflect the performance of our common stock). The HR Committee believes it is important to require our NEOs to meet minimum stock ownership guidelines, denominated in PNC shares.

Each NEO must meet additional ownership requirements, even after meeting the original ownership target. The ownership requirements increase the number of PNC shares that an individual must own over time with an ongoing retention requirement. This retention requirement provides that as new equity awards vest, designated executives must retain a percentage of the stock, which they must generally hold until they retire or leave PNC. This ownership policy reflects compensation awards over the NEO’s career and ties the NEO’s personal wealth closely to the long-term performance of PNC and the interests of our shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity interests that count toward satisfaction of the ownership guidelines include:

1.	Shares owned outright by the officer, or his or her spouse and dependent children;

2.	Restricted shares (subject to time-vesting requirements); and

3.	Certain equity awards and shares or stock units held in a benefit plan.

We do not permit executives to count unvested performance-based securities (i.e., the PSUs) toward satisfaction of the guidelines. The guidelines are as follows:

Officer/Category	Base ownership requirement (in shares)	Base ownership requirement (in dollars)(1)	Ongoing retention requirement (as a % of newly vested equity)

CEO	125,000	$24,106,250	33%

President	50,000	$ 9,642,500	33%

All other NEOs(2)	25,000	$ 4,821,250	25%

(1)	Value based on the PNC common stock closing price of $192.85 per share on December 31, 2024 (the last trading day of the year).

(2)	Certain other senior executives, including generally all executive officers, are also subject to stock ownership guidelines.

Newly hired or promoted executives who become subject to these guidelines will have up to six years to satisfy the guidelines. Under the policy, the HR Committee considers the circumstances of an executive’s failure to comply with the policy when making compensation decisions for that executive. At the time of the compensation decisions, the HR Committee determined that all of our NEOs complied with the policy.

Clawback and forfeiture

Dodd-Frank Recoupment Policy. The HR Committee previously adopted the Dodd-Frank Recoupment Policy as required by the final rules under the Dodd-Frank Act and NYSE listing standards. The Dodd-Frank Recoupment Policy requires us to recoup any excess incentive compensation paid to current or former executive officers based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct.

The Dodd-Frank Recoupment Policy is a standalone clawback policy that exists in addition to our Incentive Compensation Adjustment and Clawback Policy (“PNC Clawback Policy”), which is described in detail below.

1.	In the event of a triggering event under the Dodd-Frank Recoupment Policy, the HR Committee will first apply the terms of the Dodd-Frank Recoupment Policy.

2.

Following application of that policy, to the extent any adjustment or clawback under the PNC Clawback Policy should additionally be applied, the HR Committee will then apply the PNC Clawback Policy to any covered incentive compensation.

PNC Clawback Policy. Since 2013, PNC has maintained a formal “clawback” policy that applies to our NEOs and other executive officers, as well as other senior executives and those employees receiving equity-based compensation. The HR Committee reviews and updates this clawback and incentive adjustment policy on a regular basis.

A summary of the PNC Clawback Policy is provided in the chart and paragraphs below.

Clawback for inaccurate metrics. For purposes of the clawback for materially inaccurate performance metrics, performance metrics include any metric, including corporate financial results, used directly or indirectly to determine whether incentive compensation is to be provided to an executive (or group of executives) or to determine the amount of any such compensation. The portion of the incentive compensation (which includes both equity-based and cash incentive compensation) that represents the excess over what would have been provided if there had been no material inaccuracy in the performance metric will be subject to clawback. The HR Committee retains discretion, to the extent legally permissible, to determine that it would not be in PNC’s best interests to seek to enforce the clawback. This clawback for materially inaccurate performance metrics will not apply to any incentive compensation that has previously been subject to a recoupment obligation under the Dodd-Frank Recoupment Policy.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	79

COMPENSATION DISCUSSION AND ANALYSIS

	Clawback		Negative Adjustments/Forfeiture

Trigger:	Inaccurate Metrics Applies to incentive compensation awarded as the result of materially inaccurate performance metrics (see below for additional details)	Detrimental Conduct Applies when an individual commits fraud, misappropriation, or embezzlement; or is convicted of a felony	Risk Metrics Performance May apply when there is less than desired performance against corporate or business unit risk metrics, as applicable

Risk-Related Actions

May apply when an
individual’s actions,
or the failure to act,
either as an
individual or
supervisor,
demonstrates a
failure to provide
appropriate
consideration of risk
(see below for
additional details)

Competitive

Activity

Applies when an
individual engages in
competitive activity
without prior
consent—either as
an employee of PNC
or for one year after
employment

Detrimental Conduct Applies when an individual commits fraud, misappropriation, or embezzlement; or is convicted of a felony

Applies to:	All incentive compensation[1]—vested or unvested		Unvested long-term incentive compensation

Employees affected:	NEOs and other senior leaders	All current or former executive officers	NEOs and other senior leaders	All equity recipients	All equity recipients (except current or former executive officers)
[1]	“All incentive compensation” includes all equity-based and annual cash compensation.

Adjustment for risk-related actions. For purposes of the negative adjustment resulting from risk-related actions, the HR Committee may reduce or cancel unvested long-term incentive compensation granted to an employee who takes action (or fails to take action) that results in, or is reasonably expected to result in, a material adverse impact to PNC or a business unit, such as:

◾	Not following applicable risk management policies or procedures;

◾	Disregarding the significant risks associated with a course of action for which the employee is responsible;

◾	Violating (or permitting or enabling PNC to violate) statutory or regulatory requirements; or

◾	Not escalating risk concerns to appropriate individuals, committees or other governing bodies.

This applies to individual employees who took risk-related actions (or failed to act) and their supervisors.

Examples of adverse risk-related impacts. The types of adverse impacts could include matters such as impacts to the financial performance, capital or liquidity positions, reputation operations (including compliance, business continuity, technology and information security) or business prospects of PNC or a business segment or corporate function within PNC.

The negative adjustment resulting from risk-related actions allows PNC to recoup unvested equity awards from recipients whose inappropriate risk-taking activities have resulted in, or are expected to result in, a material adverse impact to PNC in the future. By doing so, we can further balance the risks in our incentive arrangements by accounting for both forward- and backward-looking risk adjustments.

80	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Disclosure of clawback of adjustment actions under PNC Clawback Policy. The policy provides that if PNC applies the PNC Clawback Policy to recoup or clawback incentive compensation or negatively adjust incentive compensation as a result of risk-related actions and the underlying factual circumstances are otherwise publicly reported by PNC in a filing with the SEC or in disclosure that would otherwise meet the requirements for public disclosure by PNC under the SEC’s Regulation FD, or are disclosed by a third party in a publicly available court or administrative filing, then PNC will disclose in the proxy statement for its annual shareholder meeting, a current report on Form 8-K or other public filing made by it with the SEC or a posting in a clearly identifiable location in the Investor Relations section of its corporate website:

◾

a general description of the circumstances giving rise to the incentive compensation recovery or adjustment, including items such as the number of employees, seniority of employees and line of business impacted; and

◾	the aggregate amount of incentive compensation recovered or adjusted.

PNC may limit such disclosure if it would be likely to result in, or exacerbate, any existing or threatened employee, shareholder or other litigation, arbitration or proceeding against PNC.

Adjustments following termination of employment. Adjustments following termination of employment. In circumstances where the PNC Clawback Policy requires or permits an adjustment, PNC may pursue the adjustments against affected covered employees after termination of their employment with PNC for any reason.

Approval of severance agreements

We have a Board-approved policy regarding shareholder approval of future severance arrangements. Under this policy, PNC will not enter into an arrangement with an executive officer that provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive officer’s annual base salary and target bonus for the year of termination, unless the future severance arrangement is approved by the affirmative vote of a majority of votes cast by shareholders on the matter.

The Board retains the right to amend, terminate or waive the policy and will promptly disclose any such change. We have made this policy available in the Governance Documents section of www.pnc.com/corporategovernance.

None of our change of control agreements contain any excise tax “gross-up” provisions. For a more detailed discussion on change of control agreements, see “Change of Control and Termination of Employment — Change of control agreements” in this proxy statement.

Limiting perquisites

Overview. The HR Committee believes in limiting the number and value of perquisites provided to our NEOs. We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business-related. We determine the value of perquisites based on their incremental cost to us.

The principal perquisites we may provide to our NEOs include financial consulting and tax preparation services and limited personal use of corporate aircraft (as discussed in greater detail below). Two NEOs also remain eligible to receive executive physicals under a legacy program that we no longer offer. The perquisites we provide to our NEOs under the program do not include any tax “gross ups.”

Security. In addition to the foregoing perquisites, PNC provides physical security services to Mr. Demchak as a result of repeated, verified incidents threatening his personal safety. PNC may also provide physical security services in response to verified threats to other NEOs from time to time. PNC determined it was in the Company’s business interest to provide certain security measures to ensure the safety and security of our key personnel. While we view these security services as necessary and appropriate business expenses, we have reported the incremental costs of these services to the Company in the “All Other Compensation” column in the Summary compensation table because these measures may be deemed as conveying a personal benefit to Mr. Demchak or the other NEOs.

Aircraft usage. All currently employed NEOs (other than our CEO), receive a $10,000 allowance for personal aircraft usage. As the HR Committee has previously recommended that our CEO take all flights (personal or business) on the corporate aircraft, the HR Committee has approved an allowance not to exceed $100,000 for personal flights taken on the corporate aircraft by our CEO. The cost of any personal flights taken on the corporate aircraft that exceeds the applicable allowance are reimbursed by the NEO pursuant to the terms of a time-sharing agreement between the NEO and PNC.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	81

COMPENSATION DISCUSSION AND ANALYSIS

Due to certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under Federal Aviation Administration rules and regulations that limit our ability to accept reimbursement for personal aircraft usage unless an individual has a time-sharing agreement. The time-sharing agreement provides a mechanism to obtain reimbursement from the NEO. The costs paid by an NEO under the terms of the agreement include incremental costs, as well as a federal excise tax and other fees. For flights subject to a time-sharing agreement, the NEO is required to pay us for the following costs:

◾	fuel, oil, lubricants and other additives;

◾	travel expenses of crew, including food, lodging and ground transportation;

◾	hangar and tie-down costs away from the aircraft’s base of operation;

◾	insurance obtained for the specific flight;

◾	landing fees, airport taxes and similar assessments;

◾	custom, foreign permit and similar fees directly related to the flight;

◾	in-flight food and beverages; and

◾	passenger ground transportation.

The HR Committee has adopted an aviation policy and written procedures to document the principles to be applied in determining the classification of a flight as business or personal and the calculation of aggregate incremental costs for perquisite purposes, including definitions of personal use, enhanced methods for allocating costs between business and personal use in complex situations and an approach for capturing deadhead flights, where appropriate, in the calculation of incremental costs for personal use of the corporate aircraft.

Guidelines on the use of discretion

The HR Committee has adopted guidelines on using discretion in incentive compensation plans. Under these guidelines, the use of discretion will be exercised, when permitted under a plan, so that incentive compensation awards are reasonably aligned with risk-adjusted performance. Certain plans have discretionary and formulaic components, while other plans are fully discretionary. For plans with both discretionary and formulaic components, the guidance provides, among other things, that a discretionary increase in otherwise formulaically determined incentive compensation should be based on behaviors, actions or results that are deemed to be extraordinary, exceed expectations or provide significant direct or indirect benefits to PNC or our businesses. At the same time, a discretionary reduction in compensation should be based on behaviors, actions or results that fail to meet expectations or negatively impact our performance, reputation or work environment. The guidelines specifically address the need to evaluate both risk-taking behaviors during the performance year, as well as the outcome of prior risk-taking behaviors, when making discretionary incentive compensation decisions.

Consideration of tax deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) does not generally allow a company to deduct compensation over $1 million paid to certain executive officers. Although the HR Committee considers the deductibility of expenses when it makes compensation decisions, the HR Committee believes in maintaining the flexibility and competitive effectiveness of the executive compensation program. The HR Committee retains the discretion to establish the compensation paid to the NEOs as the HR Committee determines to be in the best interests of PNC and its shareholders, and without regard to any limitation provided in Section 162(m). Tax deductibility, while an important consideration, is analyzed as one component of the overall program.

82	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Glossary of performance metrics

This glossary describes some of the performance metrics that the HR Committee may use to evaluate performance and make compensation decisions.

Capital and risk metrics
Capital ratios

Bank regulators have established risk-based and leverage capital ratios to evaluate our capital adequacy and financial strength. The regulatory capital rules establish certain minimum requirements for these ratios, as well as a capital conservation buffer requirement, in order to avoid limitations on capital distributions and certain discretionary incentive compensation payments. For the four-quarter period beginning Oct. 1, 2024, PNC and its banking subsidiary, PNC Bank, National Association, must maintain a common equity Tier 1 capital ratio of at least 7.0%, which is the regulatory minimum. PNC currently exceeds all required regulatory capital ratios.

Expense metrics
Efficiency ratio

The efficiency ratio is a measure of how effectively a company is utilizing the resources generated by operations during the year. The ratio divides noninterest expense (such as compensation and benefits, occupancy costs, equipment and marketing) by revenue. Consequently, a lower efficiency ratio is an indication that resources are being used more effectively. A bank’s efficiency ratio will be affected by its particular business model. We calculate risk-adjusted efficiency ratio by adding our net charge-offs incurred during the year to our noninterest expense, which helps to show the quality of our overall credit decisions, as net charge-offs represent the actual credit losses that we incur.

Profitability metrics
Earnings per share (EPS) and EPS growth

EPS is a common metric used by investors to evaluate the profitability of a company. It shows the earnings (net income) attributable to common shareholders we make on each outstanding share of common stock. While EPS represents a specific dollar amount, EPS growth represents the percentage change in EPS over the previous year. EPS growth helps us to compare our annual earnings strength to our peer group.

Return on assets (ROA)

ROA is our full-year net income divided by our full-year average assets and represents how efficiently we use assets to generate net income. Loans and investment securities comprise the largest components of assets.

Return on equity (ROE)

Return on equity measures profitability by showing how much profit we generate (net income) with the money our shareholders have invested (equity). Return on equity is calculated as full-year net income divided by average total equity.

Revenue metrics
Net interest income

Net interest income measures interest income (such as the revenue generated from lending and investment securities) less all interest expenses (such as interest paid on deposits and borrowings). It is a good bank performance indicator as it measures how effectively a bank has deployed its funding sources.

Noninterest income

Noninterest income measures the fees and other revenue we derive from our businesses (other than interest income). A healthy mix of net interest income and noninterest income provides diverse earnings streams and lessens a bank’s reliance on the interest rate environment.

Valuation metrics
Tangible book value per share

This financial measure takes our total tangible common shareholders’ equity (it excludes intangible assets such as goodwill) and divides that by the number of shares outstanding. This provides investors with an objective valuation method and allows them to compare relative values of similar companies.

Total shareholder return (TSR)

TSR is a common metric used to show the total returns to an investor in our common stock over a measurement period. The TSR considers the change in stock price from the beginning of the measurement period, as well as the reinvestment of any dividends paid during the measurement period.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	83

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with PNC’s management, and based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Human Resources Committee of the Board of Directors of

The PNC Financial Services Group, Inc.

Debra A. Cafaro, Chair

Andrew T. Feldstein

Richard J. Harshman

Robert A. Niblock

84	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Compensation and risk

Our compensation philosophy is designed to support and reflect PNC’s risk appetite and risk management culture.

We strive to ensure that our performance management and compensation arrangements for all employees are balanced in ways that do not create incentives for imprudent or excessive risk-taking, are designed to provide a superior customer experience, and are reflective of our business model, management structure and risk appetite.

Our compensation program for executives and other senior employees is designed to encourage management of risk according to our risk appetite and discourage inappropriate risk taking through a diverse portfolio of incentive compensation awards that is intended to reward desired behavior over time. Specifically, we balance our portfolio of awards between fixed and variable compensation; cash and equity-based compensation; and annual and long-term compensation. Award determinations are based on the HR Committee’s assessment of a variety of quantitative and qualitative performance measurements, on both an absolute and a relative basis. We also permit the exercise of discretion in compensation decisions to consider other factors, such as effective risk management, delivering a superior customer experience, compliance with controls and ethical duties, commitment to fostering inclusion and developing the best talent, competition for top talent, market-based pay levels and the need to attract and engage our leaders.

As discussed in the CD&A, grants to NEOs and certain other executives under our long-term incentive program include a risk-based performance metric. Payouts under those grants could be forfeited if we do not meet the CET1 ratio described in “Compensation Discussion and Analysis—Our compensation program—Incentive compensation program” in this proxy statement. We also have a broad-based clawback and incentive compensation adjustment policy as described in “Compensation Discussion and Analysis—Compensation policies and practices—Clawback and forfeiture” in this proxy statement.

We maintain an equity compensation program for approximately 155 senior leaders below the executive level that is designed to ensure their incentive compensation awards reflect risk-adjusted performance outcomes and pay out, if at all, over a three-year period. These senior leaders receive a portion of their incentive compensation in an equity-based award that is subject to the same risk-related performance metric that is applied to the PSU and RSU grants made to NEOs and certain other executives. Equity award agreements for all senior leaders contain an enterprise-wide risk-based review trigger. For senior leaders in the lines of business (as opposed to those in administrative or control functions), equity award agreements contain an additional, business-specific risk-based review trigger. If a risk-based review is triggered, the applicable review committee will determine whether a downward adjustment is warranted, up to a complete cancellation of the share units in that year’s tranche.

All employees have performance goals tied to business and individual performance, but each employee, no matter their role at PNC, also has customer focus and risk management goals. We evaluate employee performance against these goals, in addition to considering risk outcomes from actions taken in prior years. We incorporate this comprehensive evaluation of employee risk management into our performance and incentive compensation decisions. In addition, all employees are encouraged to collaborate across groups to identify and mitigate risks and elevate and address identified issues or concerns.

Enterprise risk appetite statement
We dynamically manage our risk appetite to optimize long-term shareholder value while supporting our employees, customers, and communities. In doing so, we:

◾   Achieve our business objectives and protect our brand by accepting risks that are understood, quantifiable, and analyzed through all phases of the economic cycle.

◾   Earn trust and loyalty from all stakeholders, including employees, customers, communities, and shareholders.

◾   Reward individual and team performance by taking into account risk discipline and performance measurement.

◾   Practice disciplined capital and liquidity management so that we can operate effectively through all economic cycles.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	85

COMPENSATION AND RISK

Risk review of compensation policies and practices
Our Chief Risk Officer reports at least quarterly to the HR Committee to discuss risk management and review the connection between effective risk management and incentive compensation. The Chief Risk Officer also presents the HR Committee with a risk assessment of each of our principal business units and a collective risk assessment of staff functions, including finance, human resources, legal, operations and technology. In addition, we maintain at least one director who is a member of both the HR Committee and the Risk Committee. At present, PNC’s Presiding Director, Andrew T. Feldstein, is a member of both the Risk Committee and the HR Committee.
We also have systematically identified individuals who could potentially expose us to material amounts of risk or financial loss. As with our incentive compensation risk assessment described below, we have established a cross-functional team that continues to identify and monitor these individuals. These individuals are subject to a supplemental risk management review as part of the performance management process by the Chief Risk Officer and his designees; we take this review into account when determining incentive compensation awards for our most senior executives.
We have developed a standardized governance framework for our incentive compensation plans to help monitor and validate that our plans balance risk and reward, comply with applicable laws and regulations, demonstrate fiscal responsibility and maintain an appropriate customer focus. This framework helps to ensure that we have the appropriate procedures, controls and independent challenges in place to do so. We continue to assess and, where appropriate, modify our incentive compensation plans in accordance with this framework to help ensure our plans appropriately reflect risk considerations, including the management of identified issues, the duration of the risks and alignment with our desired risk appetite. Examples of incentive plan modifications include:

◾	Adding or increasing the visibility of risk and customer focus metrics to plans based on the structure of the plan and the nature of the business and the roles of participants

◾	Adding or formalizing language around delaying award payments or recapture or reduction of payments where subsequent risk metrics indicate excessive risk-taking

◾	Enhancing documentation of the plan design and use of discretion in non-formulaic plans at the pool funding, business allocation or individual award level
Based on our approach to risk management, our comprehensive incentive plan governance framework, our risk assessments of significant businesses and staff functions, and the inclusion of risk-based metrics in our long-term incentive compensation programs, we believe that the risks arising from our compensation plans, policies a nd
practices are not reasonably likely to have a material adverse effect on PNC.
Equity grant timing
Policies and practices related to the grant of certain equity awards close in time to the release of material nonpublic information (MNPI).
While we do not currently grant new awards of stock options, stock appreciation rights (“SARs”), or similar option-like instruments, the HR Committee maintains and adheres to a written procedure (the “Grant Procedure”) that provides, among other things, that the grant date for any option or SAR will be the first date to occur following the HR Committee’s grant decision regarding the option or SAR that is either: (i) the second business day after the public announcement of quarterly (including year-end)
earnings by PNC; or (ii) the date of the meeting of the HR Committee at which the HR Committee’s executive compensation decisions for the prior performance year are approved. Additionally, our Grant Procedure provides that the grant date for equity awards (other than options and SARs) to executives will be the date that the HR Committee makes the grant decision, or such other date thereafter as determined and approved by the HR Committee. The Grant Procedure also provides that, to the extent practicable, annual equity grants (other than options and SARs) to executives should have the same grant date. As a result, the HR Committee has historically granted such awards on a pre-determined
annual schedule. While our Grant Procedure is designed to encourage consistency in practice, it is not intended to and does not limit the authority of the HR Committee under our equity incentive plans, including the 2016 Incentive Award Plan.

86	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Compensation tables

Summary compensation table

			Stock Awards ($)(b)				Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(d)
Name & Principal Position	Year	Salary ($)(a)	Annual Stock Award ($)	Other Stock Award ($)	Total Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)(c)		All Other Compensation ($)(e)	Total ($)

William S. Demchak Chairman and CEO	2024	1,294,615	13,090,041	—	13,090,041	6,200,000	950,809	817,320	22,352,785
	2023	1,200,000	12,750,115	—	12,750,115	4,410,000	792,588	797,603	19,950,306
	2022	1,200,000	15,000,015	—	15,000,015	3,050,000	—	947,030	20,197,045

Robert Q. Reilly Exec. VP and CFO	2024	700,000	2,887,690	—	2,887,690	2,300,000	406,947	53,367	6,348,004
	2023	700,000	2,750,146	—	2,750,146	2,187,500	455,897	45,317	6,138,860
	2022	700,000	3,250,021	5,571,087	8,821,108	2,050,000	—	43,992	11,615,100

E William Parsley, III Exec. VP and COO	2024	700,000	5,100,196	—	5,100,196	2,870,000	187,123	23,700	8,881,019
	2023	700,000	5,100,109	—	5,100,109	2,700,000	198,119	23,161	8,721,389
	2022	700,000	6,300,365	10,331,946	16,632,311	2,700,000	—	21,600	20,053,911

Deborah Guild* Exec. VP, Head of Technology	2024	600,000	2,000,098	—	2,000,098	2,400,000	30,911	46,181	5,077,190
	2023	584,615	1,875,064	2,000,123	3,875,187	1,400,000	26,955	22,343	5,909,100

Alexander E. C. Overstrom** Exec. VP, Head of Retail Banking	2024	690,000	2,100,124	—	2,100,124	2,300,000	26,854	31,736	5,148,714

Michael P. Lyons*** Former President	2024	700,000	5,850,103	—	5,850,103	—	42,734	33,181	6,626,018
	2023	700,000	5,460,084	—	5,460,084	2,450,000	36,693	22,200	8,668,977
	2022	700,000	6,600,091	10,939,578	17,539,669	2,940,000	28,408	44,035	21,252,112

*Ms. Guild was not an NEO in 2022.

**Mr. Overstrom was not an NEO in 2023 or 2022.

***Mr. Lyons resigned from PNC and his position as President effective January 23, 2025.

(a)

This column includes any salary amounts deferred by an NEO under qualified (ISP) or non-qualified (DCIP) benefit plans. We describe these plans under “—Non-qualified deferred compensation in fiscal 2024.” See the Non-qualified deferred compensation in fiscal 2024 table in this proxy statement for the aggregate deferrals during 2024.

(b)	For 2024, this column includes the grant date fair value of annual equity awards (whole shares only) calculated in accordance with FASB ASC Topic 718.

Annual equity awards were granted to each NEO other than the CEO on February 16, 2024, consisting of PSUs and RSUs. The grant date fair value of each PSU and RSU award is calculated using the target number of units underlying the award and a per share value based on the NYSE closing price of our common stock on the date of grant of $148.85.

An annual equity award was granted to the CEO on February 20, 2024, consisting of PSUs and RSUs. The grant date fair value of the CEO’s PSU and RSU awards is calculated using the target number of units underlying the award and a per share value based on the NYSE closing price of our common stock on the date of grant of $146.70.

If PNC’s performance during the applicable measurement period results in the maximum number of units vesting, our NEOs would be entitled to receive a maximum award with a grant date fair value as follows:

	Grant Date Fair Value of Maximum Award
Name	Performance Share Units	Restricted Share Units

William S. Demchak	$11,781,037	$5,236,016

Robert Q. Reilly	$2,598,921	$1,155,076

E William Parsley, III	$4,590,087	$2,040,138

Deborah Guild	$1,800,043	$800,069

Alexander E. C. Overstrom	$1,889,948	$840,109

Michael P. Lyons	$5,264,973	$2,340,071

See “—Grants of plan-based awards in fiscal 2024” for additional information regarding the grants we made in 2024, “—Outstanding equity awards at 2024 fiscal year-end” for additional information regarding equity awards outstanding at December 31, 2024, and “—Option exercises and stock vested in fiscal 2024” for additional information regarding option exercise and stock vesting activity during 2024.

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COMPENSATION TABLES

(c)	Our NEOs, excluding Mr. Lyons, received an annual incentive award paid in cash early in 2025, which is reflected in this column for the 2024 performance year.

(d)

The dollar amounts in this column include the increase in the actuarial value of our Qualified Pension Plan, ERISA Excess Pension Plan and Supplemental Executive Retirement Plan. We describe these plans in “—Pension benefits at 2024 fiscal year-end” in this proxy statement. The amounts include both (i) the change in value due to an additional year of service, compensation changes and plan amendments (if any) and (ii) the change in value attributable to other assumptions, most significantly the discount rate.

We do not pay above-market or preferential earnings on any compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For additional information regarding how we calculate the earnings on our deferred compensation plans, see “—Non-qualified deferred compensation in fiscal 2024” in this proxy statement.

(e)

The amounts in this column include, for all NEOs, net of any reimbursements to PNC: (i) perquisites and other personal benefits; (ii) the dollar value of matching contributions made by us to the ISP; (iii) the insurance premiums paid by us in connection with our Key Executive Equity Program; and (iv) the executive long-term disability premiums paid by us.

All Other Compensation for 2024 consisted of the following:

Name	Perquisites and Other Personal Benefits*	Registrant ISP Contributions	Insurance Premiums**	Other	Total to Summary Compensation Table
William S. Demchak	$758,489	$13,800	$45,031	$—	$817,320
Robert Q. Reilly	$18,640	$13,800	$20,927	$—	$53,367
E William Parsley, III	$10,000	$13,700	$—	$—	$23,700
Deborah Guild	$32,086	$14,095	$—	$—	$46,181
Alexander E. C. Overstrom	$21,190	$10,546	$—	$—	$31,736
Michael P. Lyons	$19,981	$13,200	$—	$—	$33,181

*

The dollar amount of the perquisite represents the incremental cost to PNC of providing the benefit. This column includes the cost of financial consulting and tax preparation services for Messrs. Demchak, Reilly, Parsley and Overstrom and the cost of personal use of corporate aircraft by Messrs. Demchak, Overstrom and Lyons and Ms. Guild during 2024. The incremental cost of Mr. Demchak’s use of the aircraft in 2024 was $100,000. Mr. Demchak used his time sharing agreement for flights in excess of this amount during 2024. The incremental cost to PNC of personal aircraft use is calculated by multiplying the total number of personal flight hours by the average direct variable operating costs (including costs related to fuel, maintenance expenses related to operation of the plane during the year, and landing and parking fees) per flight hour for the particular aircraft for the year, plus crew expenses attributable to the personal use. Since the aircraft are used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries and other maintenance and inspection and capital improvement costs intended to cover a multiple-year period. This column also includes the cost of physical security services for Messrs. Demchak and Lyons and Ms. Guild. For Mr. Demchak, the cost of physical security services was $632,010. See “Compensation Discussion and Analysis—Compensation policies and practices—Limiting perquisites” in this proxy statement for additional information. The NEOs each have a corporate travel credit card not generally available to all employees, for which there is no incremental cost to PNC.

**

We pay premiums for certain of the NEOs in connection with our Key Executive Equity Program, which is a split-dollar insurance arrangement. In addition, we pay long-term disability premiums on behalf of certain of our NEOs. New participants have not been permitted in either program since 2007. The dollar amounts under the “Insurance Premiums” column include the 2024 premiums we paid in connection with our Key Executive Equity Program on behalf of Mr. Demchak ($40,534) and Mr. Reilly ($16,732). These premiums represent the full dollar amounts we paid for both the term and non-term portions of this plan. The amounts under this column also include the long-term disability premiums we paid on behalf of Mr. Demchak ($4,497) and Mr. Reilly ($4,195).

88	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

COMPENSATION TABLES

Grants of plan-based awards in fiscal 2024

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			Grant Date Fair Value of Stock and Option Awards ($)(c)
Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

William S. Demchak

Annual Incentive Award	—	—	4,700,000	—
PSUs	February 20, 2024				—	53,538	80,307	7,854,025
RSUs	February 20, 2024				—	35,692	35,692	5,236,016
Robert Q. Reilly
Annual Incentive Award	—	—	2,650,000	—
PSUs	February 16, 2024				—	11,640	17,460	1,732,614
RSUs	February 16, 2024				—	7,760	7,760	1,155,076
E William Parsley, III
Annual Incentive Award	—	—	2,700,000	—
PSUs	February 16, 2024				—	20,558	30,837	3,060,058
RSUs	February 16, 2024				—	13,706	13,706	2,040,138
Deborah Guild
Annual Incentive Award	—	—	1,400,000	—
PSUs	February 16, 2024				—	8,062	12,093	1,200,029
RSUs	February 16, 2024				—	5,375	5,375	800,069
Alexander E. C. Overstrom
Annual Incentive Award	—		1,550,000	—
PSUs	February 16, 2024					8,465	12,697	1,260,015
RSUs	February 16, 2024					5,644	5,644	840,109
Michael P. Lyons
Annual Incentive Award	—	—	2,966,346	—
PSUs	February 16, 2024				—	23,581	35,371	3,510,032
RSUs	February 16, 2024				—	15,721	15,721	2,340,071
(a)

The amounts listed in the “Target” column relate to the target annual cash incentive award for the 2024 performance year. Annual cash incentive awards for 2024 were paid in 2025, excluding Mr. Lyons, who resigned from PNC and his position as President effective January 23, 2025. All incentive compensation—cash and equity-based—is payable based on performance, and total compensation targets are established to help the HR Committee determine the appropriate amount of incentive compensation payable upon achievement of target performance. The amount listed in the “Target” column shows the target annual cash incentive amount included in the total compensation target approved by the HR Committee on February 16, 2024 for each NEO other than the CEO and President. Target total compensation for Mr. Demchak was approved by the HR Committee on February 20, 2024. Target total compensation for Mr. Lyons was approved by the HR Committee on May 20, 2024 with an effective date of February 16, 2024 in connection with his appointment as President.

(b)

The amounts listed in these columns include the grants of the PSUs and RSUs as further described in “Compensation Discussion and Analysis—Our compensation program—Incentive compensation program” in this proxy statement. As there is no guaranteed minimum payout for these awards, and in the case of the PSUs, the HR Committee has discretion to decrease any award otherwise payable, we have not included a “Threshold” amount. The “Target” amount represents 100% of the grant for the PSUs and the RSUs. The “Maximum” amount represents 150% of the grant (rounded down to whole shares) for the PSUs and 100% of the grant for the RSUs. For the PSUs, the performance period began on January 1, 2024 and will end on December 31, 2026. For the RSUs, the performance period began on January 1, 2024 and will end on December 31, 2026, with a vesting opportunity for one-third of the grant on each of the three anniversaries of the grant date.

(c)

The grant date fair value of each PSU and RSU award is calculated in accordance with FASB ASC Topic 718 based on the NYSE closing price of a share of PNC common stock on the applicable date of grant. In the case of the awards granted to Mr. Demchak on February 20, 2024, the NYSE closing price of a share of PNC common stock was $146.70. In the case of awards granted to the other NEOs on February 16, 2024, the NYSE closing price of a share of PNC common stock was $148.85. The amounts listed in this column represent the grant date fair value of each award based upon achievement at the target level.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	89

COMPENSATION TABLES

Outstanding equity awards at 2024 fiscal year-end

The following tables show, for each NEO, the outstanding equity awards as of December 31, 2024. These awards include the following:

Name of Award	Vesting Schedule	Metrics	Payout Range (% of target)	Stock or Cash Payout

Performance Share Units (PSUs)	After three-year performance period ends	PNC’s return on equity (ROE), as adjusted, compared to performance targets EPS growth, as adjusted, rank against our peer group	0–150%	Stock

Restricted Share Units (RSUs)	Annual installments over three years	Time-based	0–100%	Stock

Performance-Based Restricted Share Units (PRSUs)	After five-year performance period ends	Total shareholder return rank against our peer group	0-125%	Stock

5-Year Restricted Share Units (5-Year RSU award)	Beginning in third year of award term, annual installments of 25%, 25% and 50%	Time-based	0-100%	Stock

3-Year RSUs	After three-year vesting period ends	Time-based	0-100%	Stock

Senior Leader Restricted Share Units (SL RSUs)	Annual installments over three years	Time-based	0-100%	Stock

With respect to the performance-based equity awards that vested based on performance for the period ended December 31, 2024, the HR Committee made performance-based and risk-based determinations in the first quarter of 2025, as described in “Compensation Discussion and Analysis—2024 performance and compensation decisions” in this proxy statement.

90	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

COMPENSATION TABLES

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(a)

William S. Demchak

	60,747	(b)	11,715,059

	9,496	(c)	1,831,304

				48,326	(d)	9,319,669

	21,479	(e)	4,142,225

				53,538	(f)	10,324,803
	35,692	(g)	6,883,202

Robert Q. Reilly

	13,162	(b)	2,538,292

	2,058	(c)	396,885

				10,424	(d)	2,010,268

	4,633	(e)	893,474

				11,640	(f)	2,244,774

	7,760	(g)	1,496,516
				35,363	(h)	6,819,755

E William Parsley, III

	25,515	(b)	4,920,568

	3,989	(c)	769,279

				19,331	(d)	3,727,983

	8,592	(e)	1,656,967

				20,558	(f)	3,964,610

	13,706	(g)	2,643,202
				65,583	(h)	12,647,682

Deborah Guild

	6,835	(b)	1,318,130

	1,069	(c)	206,157

				7,107	(d)	1,370,585

	3,159	(e)	609,213

				8,062	(f)	1,554,757

	5,375	(g)	1,036,569
				12,651	(i)	2,439,745

Alexander E. C. Overstrom

				5,155	(d)	994,142

	2,292	(e)	442,012

				8,465	(f)	1,632,475

	5,644	(g)	1,088,445

				1,138	(j)	219,463
				962	(k)	185,522

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COMPENSATION TABLES

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(a)

Michael P. Lyons*

	26,729	(b)	5,154,688

	4,178	(c)	805,727

				20,695	(d)	3,991,031

	9,198	(e)	1,773,834

				23,581	(f)	4,547,596

	15,721	(g)	3,031,795
				69,440	(h)	13,391,504
*	Following Mr. Lyons’ resignation from PNC on January 23, 2025, all of his outstanding equity awards were forfeited and cancelled.

(a)	The market value is calculated based on the NYSE closing price of our common stock on December 31, 2024 (the last trading day of the year) of $192.85 per share.

(b)	2022 PSUs. The performance conditions applicable to the award were satisfied as of December 31, 2024, and the 2022 PSUs vested on February 14, 2025 based on achievement at 142.17% of the target level.

(c)	2022 RSUs. The third and final tranche of the award vested on February 10, 2025.

(d)

2023 PSUs (Performance Not Yet Achieved). The award is scheduled to vest in early 2026 based on achievement of the applicable performance conditions over a three-year performance period ending December 31, 2025. The number of PSUs included in the table above is based on achievement at the target level. See the description of the 2023 PSUs in the “Compensation Discussion and Analysis” section of our 2023 proxy statement.

(e)	2023 RSUs. The second tranche of the award vested on February 16, 2025, and the remaining tranche is scheduled to vest on February 16, 2026.

(f)

2024 PSUs (Performance Not Yet Achieved). The award is scheduled to vest in early 2027 based on achievement of the applicable performance conditions over a three-year performance period ending December 31, 2026. The number of PSUs included in the table above is based on achievement at the target level. See the description of the 2024 PSUs in the “Compensation Discussion and Analysis” section of our 2024 proxy statement.

(g)

2024 RSUs. The first tranche of the award vested on February 20, 2025 for Mr. Demchak, and on February 16, 2025 for all other NEOs. The remaining two tranches are scheduled to vest in approximately equal annual installments on February 20, 2026 and February 20, 2027 for Mr. Demchak, and on February 16, 2026 and February 16, 2027 for all other NEOs.

(h)

2022 PRSUs (Performance Not Yet Achieved). The award is scheduled to vest in mid-2027 based on achievement of the applicable performance conditions over a five-year period ending June 12, 2027. The number of 2022 PRSUs included in the table above is based on achievement at the target level. See the description of the 2022 PRSUs in the “Compensation Discussion and Analysis” section of our 2023 proxy statement.

(i)

2023 5-Year RSU. The first two tranches of the award, each constituting 25% of the award, are scheduled to vest on February 23, 2026 and February 23, 2027, respectively, and the last tranche constituting the balance of the award is scheduled to vest on February 23, 2028.

(j)	2022 3-Year RSU. The award is scheduled to vest on April 18, 2025.

(k)	2022 SL RSU. The third and final tranche of the award vested on February 10, 2025.

92	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

COMPENSATION TABLES

Option exercises and stock vested in fiscal 2024

	Stock awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting(a) ($)

William S. Demchak	77,985	11,586,965

Robert Q. Reilly	17,873	2,655,639

E William Parsley, III	34,873	5,181,544

Deborah Guild	5,877	873,031

Alexander E. C. Overstrom	4,737	706,501

Michael P. Lyons	35,367	5,254,871
(a)	Values were determined by multiplying the number of vested PSUs and RSUs, as applicable, by the market value of a share of PNC common stock on the vesting date.

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COMPENSATION TABLES

Pension benefits at 2024 fiscal year-end

The principal elements of our post-employment compensation are a qualified defined benefit cash balance pension plan, a non-qualified excess cash balance pension plan and a non-qualified supplemental executive retirement plan, each described in this section, as well as a qualified defined contribution savings plan and a non-qualified deferred compensation and incentive plan as described in “—Non-qualified deferred compensation in fiscal 2024” in this proxy statement.

Cash balance pension plan. We maintain a pension plan for most of our full-time employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and is intended to be qualified under Section 401(a) of the Code. Each calendar quarter, eligible participants receive “earnings credits” based on a percentage of eligible compensation. Earnings credit percentages for employees who were plan participants on December 31, 2009 are based on a schedule using the participant’s age and years of credited service at that date and are frozen at that level. Earnings credits for all employees who become participants on or after January 1, 2010 are a flat 3% of eligible compensation.

The plan defines eligible “compensation” as regular earnings plus eligible variable compensation, such as paid annual incentives. Eligible “compensation” does not include deferrals under the terms of the non-qualified deferred compensation and incentive plan; these are instead taken into account under our excess pension plan described below. We generally limit eligible variable compensation for a plan year to a total of 100% of the first $25,000 plus 50% of the next $225,000.

For participants who had accrued benefits prior to 1999 under the pension plan formula then in effect, an initial cash balance “account” was established based on the present value of the accrued benefits at the time of the conversion to the current program.

Plan participants generally receive quarterly “interest credits” at a rate of one-fourth of the annual interest rate on 30-year Treasury securities. Employees who were already plan participants as of December 31, 2009 receive a minimum interest credit.

We contribute to the plan an actuarially determined amount necessary to fund the total benefits payable to participants. Actuaries calculate total contributions instead of contributions for each individual participant.

Excess pension plan. We maintain an ERISA excess pension plan, which is a supplemental non-qualified pension plan. The excess benefits under this plan equal the difference, if any, between a participant’s benefit under the qualified pension plan computed without regard to applicable Code limits and taking into account amounts deferred under the non-qualified deferred compensation and incentive plan, and the participant’s actual benefit under the qualified pension plan.

Supplemental executive retirement plan. We maintain a supplemental executive retirement plan for certain executive officers. As part of its ongoing review of compensation practices, the Personnel and Compensation Committee (now known as the HR Committee) decided in 2007 to eliminate future plan participation for new executive officers. This plan provides earnings credits based on a percentage of annual incentives awarded under eligible executive bonus plans in accordance with a schedule based on the participant’s age and years of credited service. This plan also provides quarterly interest credits that mirror the interest credits under the qualified pension plan.

Executive officers who participated in the supplemental executive retirement plan on December 31, 1998 and who were at least age 50 with five or more years of credited service receive grandfathered benefits based on the pension formula in effect prior to 1999. For executive officers at or above a certain organizational level who participated on December 31, 1998 but who did not meet the requirements for legacy benefits, we doubled the earnings credit percentages in order to mitigate the effect of the transition to the cash balance pension formula.

94	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

COMPENSATION TABLES

Name	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year
William S. Demchak	Qualified Pension Plan	7	433,067	—
	ERISA Excess Pension Plan	7	3,287,350	—
	Supplemental Executive Retirement Plan	22	5,868,932	—
	Total		9,589,349	—
Robert Q. Reilly	Qualified Pension Plan	22	657,523	—
	ERISA Excess Pension Plan	22	1,350,968	—
	Supplemental Executive Retirement Plan	37	2,417,657	—
	Total		4,426,148	—
E William Parsley, III	Qualified Pension Plan	6	383,028	—
	ERISA Excess Pension Plan	6	1,816,478	—
	Supplemental Executive Retirement Plan	N/A	—	—
	Total		2,199,506	—
Deborah Guild	Qualified Pension Plan	N/A	102,797	—
	ERISA Excess Pension Plan	N/A	92,098	—
	Supplemental Executive Retirement Plan	N/A	—	—
	Total		194,895	—
Alexander E. C. Overstrom	Qualified Pension Plan	N/A	77,964	—
	ERISA Excess Pension Plan	N/A	54,501	—
	Supplemental Executive Retirement Plan	N/A	—	—
	Total		132,465	—
Michael P. Lyons	Qualified Pension Plan	N/A	118,042	—
	ERISA Excess Pension Plan	N/A	225,038	—
	Supplemental Executive Retirement Plan	N/A	—	—
	Total		343,080	—
(a)

To compute the number of years of service, we use the same plan measurement date that we use for our 2024 audited consolidated financial statements. Credited service, where applicable, is generally equal to actual full years of service; however, for purposes of determining the level of benefits earned in the Qualified Pension Plan and ERISA Excess Pension Plan, credited service has been frozen as of December 31, 2009, with benefits for individuals hired after that date being determined by a flat percentage of eligible compensation regardless of service. Accordingly, the years of credited service for Ms. Guild and Messrs. Demchak, Reilly, Parsley, Overstrom and Lyons under the Qualified Pension Plan and ERISA Excess Pension Plan are less than their actual period of service with us, which at December 31, 2024 was as follows for each named executive officer: 22 years for Mr. Demchak; 37 years for Mr. Reilly; 21 years for Mr. Parsley; 11 years for Ms. Guild; 10 years for Mr. Overstrom; and 13 years for Mr. Lyons. As Ms. Guild and Messrs. Overstrom and Lyons were hired after service accruals ceased to be applicable for purposes of calculating the amount of Qualified Pension Plan and ERISA Excess Pension Plan benefits, their years of credited service for those plans is N/A.

(b)

We compute the present values shown here as of December 31, 2024 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation—Retirement Benefits, as specified in applicable SEC regulations. The amounts do not necessarily reflect the amounts to which the NEOs would be entitled under the terms of these plans as of December 31, 2024.

We calculate the present values for the plans by projecting the December 31, 2024 account balances to an assumed retirement age of 65, using an interest crediting rate of (i) 4.85% for Messrs. Demchak, Reilly and Parsley, and (ii) 4.50% for Ms. Guild and Messrs. Overstrom and Lyons, who are not eligible for the guaranteed minimum annual interest crediting rate since they became plan participants after January 1, 2010. We then apply a discount rate of 5.75% for the Qualified Pension Plan and 5.50% for other plans to discount the balances back to December 31, 2024.

See Note 16—Employee Benefit Plans in the Notes to Consolidated Financial Statements in the 2024 Form 10-K for additional information regarding the discount rates and other material assumptions.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	95

COMPENSATION TABLES

Non-qualified deferred compensation in fiscal 2024

We offer an incentive savings plan (“ISP”) in which most of our employees can participate after they meet any applicable service requirements, and for designated employees who exceed a compensation threshold, we also offer a non-qualified deferred compensation and incentive plan (“DCIP”). Prior to establishing the DCIP in 2012, we offered a non-qualified supplemental incentive savings plan (“SISP”), which was a supplement to the ISP, and a non-qualified deferred compensation plan (“DCP”), in each case for certain designated employees who exceeded applicable compensation thresholds.

Incentive savings plan (ISP). The ISP is a defined contribution 401(k) plan that is intended to be qualified under Section 401(a) of the Code. During 2024, participants could elect to contribute between 1% and 75% of eligible compensation to the plan each year as pre-tax or Roth after-tax elective deferrals (or a combination of pre-tax and Roth after-tax elective deferrals), subject to Code limits. Participants who are age 50 or older may contribute additional pre-tax amounts called “catch-up contributions” each year. For 2024, we made employer matching contributions on behalf of eligible participants equal to 100% of elective deferrals up to 4% of eligible compensation. Matching contributions were made in cash. Participants direct the investment of their accounts among the investment options offered under the plan, and their account balances are adjusted for gains or losses resulting from those investment directions.

Deferred compensation and incentive plan (DCIP). We maintain a DCIP for designated employees who exceed a compensation threshold. Participants can elect to defer up to 20% of base salary and/or up to 75% of eligible short-term incentive pay earned with respect to a plan year. The DCIP’s plan year is the calendar year. Participants can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan, and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

Supplemental incentive savings plan (SISP) and deferred compensation plan (DCP). Effective January 1, 2012, the SISP and DCP were frozen to new participants and to the deferral of amounts earned on and after January 1, 2012. Distributions from these plans are paid in cash in accordance with the participant’s election. Participants with existing account balances can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan, and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

Investment options. ISP, DCIP, SISP and DCP participants have the investment options listed on page 98. The employee directs investment of contributions under each plan. Investment options include several collective funds and mutual funds (including BlackRock mutual funds). ISP, SISP and DCP participants may also hold investments in a PNC common stock fund; however, we no longer permit new contributions or transfers into the PNC common stock fund. DCIP, SISP and DCP investments are invested on a phantom basis and are considered “deemed” investments.

96	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

COMPENSATION TABLES

Name	Name of Plan	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
		(a)	(b)		(c)
William S. Demchak	Supplemental Incentive Savings Plan	—	695,475	—	3,387,639
	Deferred Compensation & Incentive Plan	—	—	—	—
	Deferred Compensation Plan	—	—	—	—
	Total	—	695,475	—	3,387,639
Robert Q. Reilly	Supplemental Incentive Savings Plan	—	315,757	—	1,803,477
	Deferred Compensation & Incentive Plan	—	—	—	—
	Deferred Compensation Plan	—	921,163	—	5,649,676
	Total	—	1,236,920	—	7,453,153
E William Parsley, III	Supplemental Incentive Savings Plan	—	714,477	—	4,625,286
	Deferred Compensation & Incentive Plan	—	—	—	—
	Deferred Compensation Plan	—	—	—	—
	Total	—	714,477	—	4,625,286
Deborah Guild	Supplemental Incentive Savings Plan	—	—	—	—
	Deferred Compensation & Incentive Plan	20,625	30,526	—	325,897
	Deferred Compensation Plan	—	—	—	—
	Total	20,625	30,526	—	325,897
Alexander E. C. Overstrom	Supplemental Incentive Savings Plan	—	—	—	—
	Deferred Compensation & Incentive Plan	—	—	—	—
	Deferred Compensation Plan	—	—	—	—
	Total	—	—	—	—
Michael P. Lyons	Supplemental Incentive Savings Plan	—	—	—	—
	Deferred Compensation & Incentive Plan	—	—	—	—
	Deferred Compensation Plan	—	—	—	—
	Total	—	—	—	—
(a)	Amounts in this column are included in the compensation reported in the Summary compensation table in this proxy statement. PNC made no contributions to these plans in 2024.

(b)	No amounts in this column have been reported in the Summary compensation table as none of our NEOs received above-market or preferential earnings.

(c)

We calculate the dollar amounts in this column by taking the aggregate balance at the end of fiscal year 2023 and adding the totals in the other columns to that balance. The aggregate balance at the end of fiscal year 2024 includes any unrealized gains and losses on investments. All contributions comprising a portion of the aggregate balance at the end of fiscal year 2024 were included in the compensation reported in the Summary compensation table in this proxy statement and prior years’ summary compensation tables, as applicable.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	97

COMPENSATION TABLES

The following table shows the 2024 investment options for the DCP, DCIP, ISP and SISP, along with annual rates of return. See the preceding pages for an explanation of the DCP, DCIP, ISP and SISP. Ticker symbols are listed for investment options available to the general public.

Benchmark Performance	Ticker Symbol	DCP	DCIP	ISP/SISP	2024 Annual Rate of Return
BlackRock High Yield BR	BYHRX	X	X	X	8.72%
BlackRock Government Short Term Inv. Fund		X	X	X	5.29%
BlackRock LifePath 2025 Fund*		X	X	X	0.00%
BlackRock LifePath 2030 Fund		X	X	X	9.13%
BlackRock LifePath 2035 Fund		X	X	X	10.91%
BlackRock LifePath 2040 Fund		X	X	X	12.62%
BlackRock LifePath 2045 Fund		X	X	X	14.28%
BlackRock LifePath 2050 Fund		X	X	X	15.59%
BlackRock LifePath 2055 Fund		X	X	X	16.16%
BlackRock LifePath 2060 Fund		X	X	X	16.22%
BlackRock LifePath 2065 Fund		X	X	X	16.26%
BlackRock LifePath Retirement Fund*		X	X	X	6.47%
BlackRock TIPS		X	X	X	1.99%
Brandywine Intern’l Opp Fixed Inc Fund	GOBIX	X	X		(9.41)%
PNC Common Stock Fund	PNC	X		X	24.20%
T. Rowe Price Stable Value Fund			X	X	2.67
State Street S&P 500 Index Fund		X	X	X	25.00%
State Street Russell Small/Mid Cap Index Fund		X	X	X	17.06%
State Street Global All Cap Equity Ex-U.S. Index Fund		X	X	X	5.09%
State Street Real Return ex Nat. Res. Index Fund				X	2.84%
State Street U.S. Bond Index Fund		X	X	X	1.35%
State Street International Equity Index Fund		X	X	X	3.57%
State Street Emerging Markets Equity Index Fund		X	X	X	6.73%
Vanguard Real Estate Index Fund			X	X	4.85%
FPA Crescent Fund	FPACX	X	X		13.97%
Aberdeen Emerging Markets Fund	ABEMX	X	X		3.98%
BlackRock Global Allocation I Fund	MALOX	X	X		9.24%
First Eagle Overseas I Fund	SGOIX	X	X		6.42%
Vulcan Large Cap Value Fund	VVPLX	X	X		17.50%
Fiduciary Mgmt Small Cap Fund	FMIMX	X	X		10.37%

*	Effective Sept. 30, 2024, the BlackRock LifePath 2025 Fund was merged into the BlackRock LifePath Retirement Fund.

98	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Change in control and termination of employment

Benefits upon termination of employment

Our NEOs may receive various forms of compensation or benefits in connection with a termination of employment. These benefits result from:

◾	change of control agreements,

◾	the terms of our equity-based grants, and

◾	other existing plans and arrangements in which our NEOs participate.

We do not currently have a separate severance plan or program for the NEOs. The HR Committee has discretion to provide severance benefits subject to the parameters of our Board-approved policy, as described in “Compensation Discussion and Analysis” in this proxy statement.

The benefits an executive may receive will depend on whether PNC or the executive terminated employment and, if PNC terminated employment, whether the termination was for cause, resulted from death or disability, or followed a change in control, and whether the executive is retirement-eligible. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. For these purposes, a “retirement-eligible” employee is someone who is at least 55 years old and has at least five years of service with PNC. As of December 31, 2024, Messrs. Demchak, Reilly and Parsley and Ms. Guild were retirement-eligible.

The following sections provide a summary of arrangements in effect as of December 31, 2024 that would provide for payments to an NEO in connection with termination of the NEO’s employment.

Change of control agreements

As of December 31, 2024, we have entered into separate change of control agreements with each of our NEOs and similar agreements with a limited group of other senior officers. These agreements have been a valuable component of our executive compensation program for several years. We believe these arrangements mitigate concerns arising from a change of control, and help to ensure the continued dedicated service of our key employees. Cash payments contemplated by these agreements require a “double trigger” — that is, the occurrence of both a change of control and a qualifying termination of employment. A qualifying termination would occur if the executive resigned for “Good Reason” or the surviving company terminated the executive other than for “Cause,” “Disability” or death (each as defined in the change of control agreement). The treatment of equity awards upon a change of control is addressed in the equity award agreements themselves, as described below, rather than the change of control agreements.

The change of control agreements provide for cash payments to our NEOs calculated based on various compensation components, including annual base salary and an annual incentive award (bonus). For purposes of the change of control agreements, annual base salary is equal to 12 times the highest monthly base salary rate payable to the executive in the 12-month period preceding the month of the change of control. The cash payment related to base salary is equal to two times the annual base salary, and the cash payment related to bonus is equal to two times the applicable bonus percentage multiplied by annual base salary. The agreements also provide for continued benefits under (or compute cash payments by reference to) certain of our retirement and health and welfare benefit plans.

None of our change of control agreements contain any excise tax “gross-up” provisions. Our current change of control agreements provide that in the event the benefits payable to an executive trigger excise taxes under Section 4999 of the Code, the executive will be entitled to a reduction in benefits so that no excise tax is imposed if such a reduction would result in a greater net (after-tax) benefit to the executive than payment of the full amount of his or her benefits. We have a Board-approved policy that requires shareholder approval of certain future severance arrangements if the arrangement provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive’s annual base salary and target bonus.

The change of control agreements prohibit the executives from employing or soliciting any of our officers during the one-year period following termination, and from using or disclosing any of our confidential business or technical information or trade secrets.

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CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

While the benefits to be received under a change of control agreement may be significant to an individual, they first require the occurrence of a significant transaction. As a result, the benefits are highly speculative and are contingent on a variety of facts and circumstances. In recognition of this, the HR Committee of the Board does not consider the amount of potential change in control payments when it makes annual compensation decisions for our NEOs. Change in control protections, although meaningful, also become relatively less significant to PNC as we increase in size.

Equity-based grants

If an NEO resigns or the NEO’s employment is terminated with or without cause, any unvested equity-based compensation is generally forfeited (other than the Leadership Continuity Awards, which may be eligible for continued vesting upon a termination without cause at the discretion of the HR Committee). However, if an NEO retires (i.e., a retirement-eligible NEO resigns or is terminated without cause), equity-based compensation is not forfeited and continues in effect until its originally scheduled payment date (other than the Leadership Continuity Awards, which may be eligible for continued vesting following the third anniversary of the grant date at the discretion of the HR Committee, and the 5-Year RSU award, which does not have a provision permitting continued vesting upon a qualifying retirement). Equity-based compensation is also not forfeited under certain circumstances following a change in control. Grants to our executive officers contain a “double trigger” feature, meaning such grants require the occurrence of both a change in control and a qualifying termination (which includes a termination without cause or a resignation for good reason) in order to vest prior to the original vesting date in connection with a change in control.

A change in control of PNC, retirement of an NEO or termination of an NEO’s employment by PNC by reason of disability has the following impact on unvested equity-based compensation:

RESTRICTED SHARE UNITS

Change in Control	Retirement or Disability
Following a change in control, outstanding RSUs will vest upon a qualifying termination or continued employment through the original vesting date, and will be paid as soon as practicable following the original vesting date. All outstanding RSUs pay out in shares if the CET1 Ratio is met or exceeded as of the last-completed quarter-end. If the CET1 Ratio is not met, the remaining tranches will be forfeited and expire. Dividend equivalents cease to accrue at the change in control date.	Outstanding RSUs continue in effect in accordance with their terms as if the grantee had remained employed through each vesting date, except that the 5-Year RSU award does not permit continued vesting upon retirement (i.e., award forfeits).
PERFORMANCE SHARE UNITS
Change in Control	Retirement or Disability
Following a change in control, outstanding PSUs vest upon a qualifying termination or continued employment through the original vesting year, and will be paid out as soon as practicable following the end of the original performance period. Outstanding PSUs pay out in shares at 100% performance if the CET1 Ratio is met or exceeded for all completed performance years. For any remaining performance years, if the CET1 Ratio is not met or exceeded as of the last-completed quarter-end, one-third of the target number of outstanding PSUs are forfeited and expire. Dividend equivalents cease to accrue at the change in control date.	Outstanding PSUs continue in effect in accordance with their terms as if the grantee had remained employed for the full performance period.

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CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

PERFORMANCE RESTRICTED SHARE UNITS

Termination without Cause	Change in Control	Retirement	Disability
Subject to approval by the Human Resources Committee, all or a portion of the outstanding performance-based restricted share units (“PRSUs”) continue in effect in accordance with their terms as if the grantee had remained employed for the full performance period.	Following a change in control, outstanding PRSUs vest upon a qualifying termination or continued employment through the original vesting year, and will be paid out as soon as practicable following the end of the original performance period. Outstanding PRSUs pay out in shares at 100% performance for (i) each full calendar year during the performance period that the CET1 Ratio is met or exceeded, and (ii) any partial calendar year, if the CET1 Ratio is met or exceeded as of the last-completed quarter-end. For any remaining portion of the performance period, if the CET1 Ratio is not met as of the last-completed quarter-end, a pro rata portion of the target number of outstanding PRSUs are forfeited and expire. Dividend equivalents cease to accrue at the change in control date.	On or after the 3rd anniversary of the grant date, and subject to approval by the Human Resources Committee, all or a portion of the outstanding PRSUs continue in effect in accordance with their terms as if the grantee had remained employed for the full performance period.	Outstanding PRSUs continue in effect in accordance with their terms as if the grantee had remained employed for the full performance period.

Acceleration upon death. Upon death, generally (i) outstanding RSUs immediately vest and pay out at 100% and (ii) outstanding PSUs will vest and pay out based on target corporate performance and actual risk performance through the calendar year of the NEO’s death (or in the case of the Leadership Continuity Awards, the last completed calendar quarter of the year of the NEO’s death), subject to the HR Committee’s exercise of discretion. Vested awards are paid out no later than December 31 of the year following the year of death.

Other material conditions. The retirement and disability awards summarized above are generally subject to forfeiture if it is determined that a grantee has engaged in certain competitive activities during employment or the one-year period following termination of employment, or if the grantee has engaged in other detrimental conduct. In addition, the award is subject to grantee’s agreement not to solicit certain customers or employees of PNC during employment and the one-year period following termination of employment, to at all times maintain the confidentiality of business and technical information, and to disclose and assign certain inventions.

Awards are generally subject to PNC’s clawback, adjustment, or similar policies and to any clawback or recoupment that may be required by applicable law or regulations.

Existing plans and arrangements

As of December 31, 2024, our NEOs could participate in our qualified cash balance pension plan, ERISA excess pension plan, ISP and DCIP. In addition, Mr. Demchak, Mr. Reilly and Mr. Parsley participate in our SISP, and Mr. Demchak and Mr. Reilly participate in our DCP (although they may no longer make contributions to these plans). The NEOs earn these benefits for services provided to us while employed, and many of these plans are also available on a broader basis to other employees. For the most part, an NEO’s entitlement to these benefits does not depend on how employment is terminated.

Mr. Demchak and Mr. Reilly also participate in our supplemental executive retirement plan, a company-paid executive long-term disability (“LTD”) program, and the Key Executive Equity Program (“KEEP”), a split-dollar life insurance program. Participants in the executive LTD program are generally eligible for additional LTD benefits of $10,000 per month until they are no longer disabled or have reached age 65. KEEP provides benefits in the event of a participating executive’s death while actively employed (equal to 1.5 times then-current annual base salary) or following an eligible retirement (retirement after reaching age 55 and five years of service with PNC, generally equal to annual base salary prior to retirement). Following a change in control, the life insurance policy would transfer to the participating executive. The supplemental executive retirement plan, executive LTD program and KEEP were frozen to new participants as of December 31, 2007.

Certain NEOs are also eligible to receive two years of company-paid financial planning and tax preparation services upon retirement.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	101

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Estimated benefits upon termination

The following tables show the estimated incremental benefits payable to our NEOs, except Mr. Lyons, as of December 31, 2024 as a result of termination of employment in a variety of situations. These estimated amounts have been calculated as if employment was terminated on December 31, 2024. For change in control benefits, we assumed a change in control of PNC and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date. To the extent relevant, the amounts assume a PNC stock price of $192.85, the closing price of our common stock on December 31, 2024 (the last trading day of the year). If we calculated these amounts using a different price, the amounts could be significantly different. The benefits below do not include the balances under our qualified cash balance pension plan, ERISA excess pension plan, supplemental executive retirement plan, SISP, ISP, DCIP or DCP unless the NEO receives an enhanced benefit under the termination scenario. In addition, stock options are not included as there were no stock options outstanding for the NEOs as of December 31, 2024.

Information regarding estimated benefits payable upon termination is not presented for Mr. Lyons as he did not receive any payments in connection with his resignation.

William S. Demchak	Termination for Cause	Voluntary Termination(a)	Termination without Cause(a),(b)	Retirement(a)	Change in Control(c)	Disability	Death
Cash Severance	—	—	—	—	$10,721,934	—	—
Base Salary	—	—	—	—	$2,600,000	—	—
Bonus	—	—	—	—	$8,121,934	—	—
Enhanced Benefits	—	—	—	$22,380	$395,054	$320,000	$1,950,000
Defined Benefit Plans	—	—	—	—	$327,452	—	—
Defined Contribution Plans	—	—	—	—	$27,600	—	—
General Benefits & Perquisites	—	—	—	$22,380	$40,002	$320,000	$1,950,000
Value of Unvested Equity	—	—	—	$46,588,100	$42,808,811	$46,588,100	$42,808,811
RSUs	—	—	—	$13,420,872	$13,420,872	$13,420,872	$13,420,872
PSUs	—	—	—	$33,167,228	$29,387,939	$33,167,228	$29,387,939
TOTAL	—	—	—	$46,610,480	$53,925,799	$46,908,100	$44,758,811

Robert Q. Reilly	Termination for Cause	Voluntary Termination(a)	Termination without Cause(a)(b)	Retirement(a)	Change in Control(c)	Disability	Death
Cash Severance	—	—	—	—	$5,918,486	—	—
Base Salary	—	—	—	—	$1,400,000	—	—
Bonus	—	—	—	—	$4,518,486	—	—
Enhanced Benefits	—	—	—	$22,380	$287,156	$600,000	$1,050,000
Defined Benefit Plans	—	—	—	—	$219,554	—	—
Defined Contribution Plans	—	—	—	—	$27,600	—	—
General Benefits & Perquisites	—	—	—	$22,380	$40,002	$600,000	$1,050,000
Value of Unvested Equity	—	—	$7,364,345	$10,093,700	$16,639,180	$17,458,045	$16,639,180
RSUs	—	—		$2,909,015	$2,909,015	$2,909,015	$2,909,015
PSUs	—	—	—	$7,184,685	$6,365,820	$7,184,685	$6,365,820
PRSUs	—	—	$7,364,345	—	$7,364,345	$7,364,345	$7,364,345
Reduction Amount(d)	—	—	—	—	$(1,367,726)	—	—
TOTAL	—	—	$7,364,345	$10,116,080	$21,477,096	$18,058,045	$17,689,180

102	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

E William Parsley, III	Termination for Cause	Voluntary Termination(a)	Termination without Cause(a)(b)	Retirement(a)	Change in Control(c)	Disability	Death
Cash Severance	—	—	—	—	$7,324,393	—	—
Base Salary	—	—	—	—	$1,400,000	—	—
Bonus	—	—	—	—	$5,924,393	—	—
Enhanced Benefits	—	—	—	$20,000	$287,308	—	—
Defined Benefit Plans	—	—	—	—	$218,110	—	—
Defined Contribution Plans	—	—	—	—	$27,600	—	—
General Benefits & Perquisites	—	—	—	$20,000	$41,598	—	—
Value of Unvested Equity	—	—	$13,657,660	$18,648,346	$30,718,613	$32,306,006	$30,718,613
RSUs	—	—	—	$5,295,618	$5,295,618	$5,295,618	$5,295,618
PSUs	—	—	—	$13,352,728	$11,765,335	$13,352,728	$11,765,335
PRSUs	—	—	$13,657,660	—	$13,657,660	$13,657,660	$13,657,660
TOTAL	—	—	$13,657,660	$18,668,346	$38,330,314	$32,306,006	$30,718,613

Deborah Guild	Termination for Cause	Voluntary Termination(a)	Termination without Cause(a),(b)	Retirement(a)	Change in Control(c)	Disability	Death
Cash Severance	—	—	—	—	$4,507,894	—	—
Base Salary	—	—	—	—	$1,200,000	—	—
Bonus	—	—	—	—	$3,307,894	—	—
Enhanced Benefits	—	—	—	$22,380	$113,220	—	—
Defined Benefit Plans	—	—	—	—	$44,250	—	—
Defined Contribution Plans	—	—	—	—	$27,600	—	—
General Benefits & Perquisites	—	—	—	$22,380	$41,370	—	—
Value of Unvested Equity	—	—	—	$6,404,722	$8,557,190	$8,982,363	$8,557,190
RSUs	—	—	—	$1,929,969	$1,929,969	$1,929,969	$1,929,969
PSUs	—	—	—	$4,474,753	$4,049,580	$4,474,753	$4,049,580
5-Year RSUs		—	—	$—	$2,577,641	$2,577,641	$2,577,641
TOTAL	—	—	—	$6,427,102	$13,178,304	$8,982,363	$8,557,190

Alexander E. C. Overstrom	Termination for Cause	Voluntary Termination	Termination without Cause(a),(b)	Retirement(a)	Change in Control(c)	Disability	Death
Cash Severance	—	—	—	—	$5,671,961	—	—
Base Salary	—	—	—	—	$1,400,000	—	—
Bonus	—	—	—	—	$4,271,961	—	—
Enhanced Benefits	—	—	—	—	$125,425	—	—
Defined Benefit Plans	—	—	—	—	$50,250	—	—
Defined Contribution Plans	—	—	—	—	$27,600	—	—
General Benefits & Perquisites	—	—	—	—	$47,575	—	—
Value of Unvested Equity	—	—	—	—	$4,726,507	$4,726,507	$4,726,507
RSUs	—	—	—	—	$2,003,492	$2,003,492	$2,003,492
PSUs	—	—	—	—	$2,723,015	$2,723,015	$2,723,015
TOTAL	—	—	—	—	$10,523,893	$4,726,507	$4,726,507
(a)	If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement.

(b)	As applicable, PRSUs will continue to vest at the HR Committee’s discretion if the executive is terminated without cause.

(c)

The benefits and awards shown under “Value of Unvested Equity” are received upon a change in control and a qualifying termination of employment (termination without cause or a resignation for good reason), which this table assumes takes place on December 31, 2024.

(d)	Amount reduced in accordance with change of control agreement to avoid imposition of excise tax under Section 4999 of the Code.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	103

CEO pay ratio

We are providing the following information about the relationship between the annual total compensation of William S. Demchak, our Chairman and CEO, and the annual total compensation of our median employee (other than Mr. Demchak).

For the year ended December 31, 2024:

◾	The annual total compensation of Mr. Demchak was $22,377,886.

◾	The annual total compensation of our median employee was $125,000 (see below for an explanation of how we calculate this amount).

◾	The resulting ratio of Mr. Demchak’s annual total compensation to the annual total compensation of our median employee is 179 to 1.

We believe our ratio represents a reasonable estimate, calculated in a manner consistent with SEC regulations, based on the following methodology:

◾

As permitted by SEC rules, we used the same median employee for purposes of this disclosure as was used in the proxy statement for our 2024 annual meeting of shareholders. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure in this proxy statement.

◾

We identified this median employee using the Form W-2 (Box 5) issued by the IRS for federal tax purposes as the compensation measure and evaluated the compensation for 56,088 active U.S. employees as of December 31, 2023 (this population excluded Mr. Demchak and all of our 178 non-U.S. employees).[1] We did not annualize the compensation of any employee who was employed by us for part of the year.

◾	We calculated the 2024 annual total compensation for the selected median employee.[2]

[1]	As of December 31, 2023, we had 107 employees in the UK, 55 employees in Canada and 16 employees in Germany, representing less than 1% of our total employee population.
[2]

We calculated the annual total compensation for the median employee in accordance with SEC regulations, using the same methodology used to calculate Mr. Demchak’s total compensation in the Summary compensation table, and we also included PNC’s health care premium contributions for both the median employee and Mr. Demchak. As a result, Mr. Demchak’s annual total compensation for pay ratio purposes is slightly higher than the amount reported for him in the Summary compensation table in this proxy statement. See “Compensation tables” in this proxy statement.

104	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Pay versus performance
In accordance with regulations adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosures regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
named executive officers
(“Non-PEO
NEOs”) and company performance for the fiscal years listed below.
We have identified
one-year
adjusted ROE (“Adjusted ROE”) as our Company-Selected Measure (“CSM”). In our view, Adjusted ROE represents the most important financial performance measure (not otherwise required to be disclosed in the table) used to link compensation actually paid (“CAP”) to our NEOs for the 2024 fiscal year to company performance. We chose Adjusted ROE as our CSM for evaluating pay versus performance because it is a key metric in our PSU awards under our long-term incentive program. See “Compensation Discussion and Analysis—Our compensation program—Evaluating performance” in this proxy statement for a discussion of the metrics used by the HR Committee to evaluate performance. Our long-term incentive program and Adjusted ROE are described in more detail in “Compensation Discussion and Analysis—Our compensation program—Incentive compensation program” in this proxy statement.

					Value of Initial Fixed $100 Investment based on: (4)
Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average CAP to Non-PEO NEOs (1)(2)(3)	TSR ($)	2023 Peer Group TSR* ($)	2024 Peer Group TSR** ($)	Net Income (in millions) ($)	Adjusted ROE (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g1)	(g2)	(h)	(i)
2024	22,352,785	33,453,083	6,732,800	10,941,926	$145.5	$144.7	$132.6	5,953	10.94%
2023	19,950,306	20,752,986	7,359,582	7,251,664	$112.4	$104.7	$96.7	5,647	11.66%
2022	20,197,045	19,142,607	12,315,312	12,400,133	$109.5	$94.4	$97.5	6,113	12.59%
2021	17,506,270	26,625,622	7,940,191	11,637,177	$134.4	$116.8	$124.1	5,725	9.59%
2020	15,879,053	13,080,702	6,890,142	5,608,478	$97.3	$86.2	$89.7	7,558	9.39%
*
“2023 Peer Group TSR” represents the cumulative TSR measured from 12/31/2019 through the end of each year shown for the S&P 500 Banks index (“S&P 500 Banks”). As described in the footnote below, PNC used the KBW index (“KBW”) in place of the S&P 500 Banks for the year ended December 31, 2024. The 2024 Form 10-K includes both S&P 500 Banks and KBW in the Common Stock Performance Graph and table for comparative purposes.

**
“2024 Peer Group TSR” represents the cumulative TSR measured from 12/31/2019 through the end of each year shown for KBW. PNC specifically changed its Peer Group to this index because it is used by the majority of our peers and includes banking stocks representing the 24 leading national money centers, regional banks and thrift institutions.

(1)	William S. Demchak was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are:
2020: Robert Q. Reilly, Michael P. Lyons, E William Parsley, III and Karen L. Larrimer
2021: Robert Q. Reilly, Michael P. Lyons, E William Parsley, III and Karen L. Larrimer
2022: Robert Q. Reilly, Michael P. Lyons, E William Parsley, III, Karen L. Larrimer and Gregory B. Jordan
2023: Robert Q. Reilly, Michael P. Lyons, E William Parsley, III and Deborah Guild
2024: Robert Q. Reilly, Michael P. Lyons, E William Parsley, III Deborah Guild and Alexander E. C. Overstrom

(2)	CAP amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the NEOs.

(3)
CAP reflects the Summary compensation table totals for our NEOs, as adjusted for certain amounts as set forth below. Amounts in the “Exclusion of Stock Awards” columns below are based on the totals from the “Stock Awards” column of the Summary compensation table. Amounts in the “Exclusion of Change in Pension Value” columns below reflect the amounts attributable to the change in pension value reported in the Summary compensation table. Amounts in the “Inclusion of Pension Service Cost” columns below are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2024	22,352,785	(950,809)	(13,090,041)	342,434	24,798,714	33,453,083
2023	19,950,306	(792,588)	(12,750,115)	377,527	13,967,856	20,752,986
2022	20,197,045	—	(15,000,015)	370,608	13,574,969	19,142,607
2021	17,506,270	(338,606)	(12,000,025)	478,826	20,979,157	26,625,622
2020	15,879,053	(1,399,380)	(10,320,237)	393,939	8,527,327	13,080,702

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	105

PAY VERSUS PERFORMANCE

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non- PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	6,732,800	138,914	(3,587,642)	60,485	8,192,013	10,941,926
2023	7,359,582	(179,416)	(4,296,382)	71,325	4,296,555	7,251,664
2022	12,315,312	(15,249)	(9,598,689)	65,950	9,632,808	12,400,133
2021	7,940,191	(95,657)	(4,165,160)	83,017	7,874,785	11,637,177
2020	6,890,142	(299,797)	(3,927,655)	73,084	2,872,704	5,608,478
The amounts in the “Inclusion of Equity Values” columns above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2024	18,762,856	6,567,636	—	(531,879)	—	—	24,798,714
2023	13,438,135	194,909	—	334,812	—	—	13,967,856
2022	12,123,506	(944,686)	—	2,396,149	—	—	13,574,969
2021	13,081,706	6,461,296	—	1,436,155	—	—	20,979,157
2020	8,584,874	70,776	—	(128,323)	—	—	8,527,327
Year	Average Year End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	5,152,092	3,201,294	—	(161,373)	—	—	8,192,013
2023	4,453,842	(174,429)	—	17,142	—	—	4,296,555
2022	9,201,403	(504,672)	—	936,077	—	—	9,632,808
2021	4,773,399	2,545,225	—	556,161	—	—	7,874,785
2020	3,439,287	(322,598)	—	(243,985)	—	—	2,872,704

(4)	The comparison assumes $100 was invested for the period starting December 31, 2019 through the last business day of the listed year, for each of PNC and the S&P 500 Banks and KBW.

(5)	Adjusted ROE is a non-GAAP financial measure. See Annex A for a reconciliation of non-GAAP financial measures to GAAP and for additional information about the adjustments to GAAP measures.
The description and graphs below address, for the past five fiscal years, the relationship between PEO CAP and
Non-PEO
NEO CAP as disclosed in the Pay vs performance table and (i) PNC’s cumulative TSR and the cumulative TSR for each of the S&P 500 Banks and KBW, (ii) PNC’s net income and (iii) PNC’s Adjusted ROE.
Since our PEO receives a larger proportion of his total annual compensation in the form of long-term equity-based incentive awards, the impact of the increase in stock price (e.g., in 2021 and 2024) on our PEO’s CAP is more significant than the impact on the average
Non-PEO
NEO CAP for those years.
For a discussion of how the HR Committee assessed our performance and our NEO pay each year, see “Compensation Discussion and Analysis” in this proxy statement and the “Compensation Discussion and Analysis” sections in our 2024, 2023, 2022 and 2021 annual proxy statements.

106	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and
Non-PEO
NEO CAP and PNC TSR and Relationship Between PNC TSR and Peer Group TSR
The following graph sets forth the relationship between CAP for our PEO, the average of CAP for our
Non-PEO
NEOs and PNC’s cumulative TSR over the five most recently completed fiscal years. As reflected in the graph, CAP for all NEOs is generally aligned with PNC’s cumulative TSR over the period presented.

*   Note the TSR above is indexed to an initial $100 investment for the period starting December 31, 2019 through the last business day of the listed year.

The graph below compares our cumulative TSR over the five most recently completed fiscal years to that of the S&P 500 Banks and KBW over the same period. As the graph reflects, our cumulative TSR over each of the five most recently completed fiscal years is above that of both indices for each year during the same period. Taken together with the graph above, this reflects alignment between our NEOs’ CAP as disclosed in the Pay versus performance table with both (i) PNC’s cumulative TSR and (ii) PNC’s performance with respect to cumulative TSR relative to the S&P 500 Banks and KBW over the same period.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	107

PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and
Non-PEO
NEO CAP and Net Income
The following chart sets forth the relationship between CAP for our PEO, the average of CAP for our
Non-PEO
NEOs and our net income during the five most recently completed fiscal years. CAP for all NEOs is generally aligned with PNC’s net income for 2021-2024, although, since our PEO receives a larger proportion of his total annual compensation in the form of long-term equity-based incentive awards, the impact of the increase in stock price (e.g., 2021 and 2024) on our PEO’s CAP is more significant than the impact on the average Non-PEO NEO CAP for those years. In addition, CAP for all NEOs in 2020 appears much lower relative to our net income during 2020, which was impacted by PNC’s strategic sale of its 22.4% equity investment in BlackRock during 2020. This sale resulted in an after-tax
gain on sale of $4.3 billion. In 2020, net income from continuing operations, which excluded the impact of the BlackRock sale, was $3.0 billion, reflecting closer alignment for the full period presented.

Description of Relationship Between PEO and
Non-PEO
NEO CAP and Adjusted ROE
The following chart sets forth the relationship between CAP for our PEO, the average of CAP for the
Non-PEO
NEOs and our Adjusted ROE (our CSM) during the five most recently completed fiscal years.
Similar to the graph above, CAP for all NEOs is generally aligned with PNC’s Adjusted ROE for 2021-2024, although, since our PEO receives a larger proportion of his total annual compensation in the form of long-term equity-based incentive awards, the impact of the increase in stock price (e.g., 2021 and 2024) on our PEO’s CAP is more significant than the impact on the average Non-PEO NEO CAP for those years. In addition, CAP for all NEOs in 2020 appears lower relative to our Adjusted ROE during 2020. For a discussion of how the HR Committee assessed our performance and our NEO pay for 2020, including the impact of the sale of our 22.4% equity investment in BlackRock during 2020, see the “Compensation Discussion and Analysis” section of our 2021 proxy statement.

108	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

PAY VERSUS PERFORMANCE

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking CAP to our PEO and
Non-PEO
NEOs for 2024 to company performance. The measures in this table are not ranked.

Measure
Adjusted ROE
Adjusted EPS
Annualized Three-Year TSR Rank vs. Peers
Annualized Five-Year TSR Rank vs. Peers

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	109

Security ownership of management and certain beneficial owners

Security ownership of directors and executive officers

The table below sets forth information regarding ownership of our common stock by our directors and executive officers. We include beneficial ownership of common stock as of January 31, 2025, the record date for the annual meeting, for each director and director nominee, each NEO, and all directors and executive officers as a group. Unless otherwise noted, each person listed in the table below exercises sole voting and investment power over the shares of common stock they beneficially own.

We determine the beneficial ownership of each director and executive officer pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose.

Beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power, and also includes any shares of common stock the individual has the right to acquire within 60 days of January 31, 2025 through the exercise of any option, warrant or right or the vesting or payout of any restricted share units or other units payable in common stock. Although not considered beneficial ownership of our common stock under SEC regulations, the table also shows the number of cash-payable common stock units credited to the accounts of our directors and executive officers under various benefit plans as of January 31, 2025. In each case, fractional shares have been rounded up or down, as applicable, to the nearest whole share.

Name	Common stock ownership		Common stock units*	Total number of shares beneficially owned	Cash- payable common stock unit ownership**	Total shares beneficially owned plus cash-payable common stock units***
Non-employee directors:
Joseph Alvarado	1,104	(1)	7,305	8,409	—	8,409
Debra A. Cafaro	20		8,544	8,564	7,966	16,530
Marjorie Rodgers Cheshire	218		10,060	10,278	9,445	19,723
Douglas A. Dachille(a)	—		—	—	—	—
Andrew T. Feldstein	128,508	(1)(2)	10,060	138,568	24,667	163,235
Richard J. Harshman	1,150	(3)	7,305	8,455	1,843	10,298
Daniel R. Hesse	1,100		10,060	11,160	6,204	17,364
Renu Khator	100	(3)	2,505	2,605	2,474	5,079
Linda R. Medler	71		8,544	8,615	1,069	9,684
Robert A. Niblock	6,063	(2)	3,475	9,538	1,425	10,963
Martin Pfinsgraff	1,009	(3)	8,544	9,553	—	9,553
Bryan S. Salesky	410		3,475	3,885	1,326	5,211
NEOs:
William S. Demchak	525,269	(2)(4)	52,164	577,433	3,767	581,200
Robert Q. Reilly	163,333	(2)(3)(4)	12,462	175,795	2,859	178,654
E William Parsley, III	186,230		19,782	206,012	—	206,012
Deborah Guild	21,416		7,069	28,485	—	28,485
Alexander E.C. Overstrom	15,491		2,826	18,317	—	18,317
Michael P. Lyons(b)	199,095		—	199,095	—	199,095
10 remaining executive officers	118,916	(4)	29,722	148,638	334	148,972
Directors and executive officers as a group (28 persons):	1,369,503		203,902	1,573,405	63,379	1,636,784

*

Includes common stock units payable in shares of PNC common stock that were vested as of January 31, 2025, or may vest within 60 days thereafter. There were no options outstanding as of January 31, 2025.

110	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

**

For non-employee directors, includes cash-payable common stock units credited to their accounts pursuant to deferrals made under the Directors Deferred Compensation Plan and predecessor plans and cash-payable common stock units granted under the Outside Directors Deferred Stock Unit Plan used for non-employee director equity-based grants prior to 2017. For executive officers, includes cash-payable common stock units credited under our DCP and SISP. These units are not considered beneficially owned under SEC rules.

***

As of January 31, 2025, there were 395,764,896 shares of PNC common stock issued and outstanding. The number of shares of common stock beneficially owned by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock beneficially owned by the directors and executive officers as a group is approximately 0.4% of the class. If units payable in common stock vest or pay out within 60 days of January 31, 2025, those shares were added to the total number of shares issued and outstanding for purposes of determining these ownership percentages. As of January 31, 2025, the total number of shares of common stock beneficially owned plus cash-payable common stock units held by the group was approximately 0.4% of the class. No director or executive officer beneficially owns shares of PNC preferred stock.

(a)	Appointed to the Board on February 3, 2025.

(b)	Based on Mr. Lyons’ beneficial ownership information as of December 31, 2024.

(1)	Includes shares owned by spouse.

(2)	Includes shares held in a trust.

(3)	Includes shares held jointly with spouse.

(4)	Includes shares held in our 401(k) plan.

Security ownership of certain beneficial owners

The table below sets forth information regarding the entities that beneficially own more than five percent of our common stock, based on a review of Schedules 13D and 13G filed with the SEC as of February 14, 2025. The numbers included in the table below represent each entity’s holdings as disclosed in the applicable Schedule 13G filed with the SEC and should be interpreted in light of the accompanying footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	37,000,468	(2)	9.3%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	29,236,060	(3)	7.4%

(1)

Based on the equivalent of 395,768,280 shares of common stock outstanding in the aggregate as of January 31, 2025, including 423 shares of preferred stock–Series B convertible into 3,384 shares of common stock and 395,764,896 shares of common stock.

(2)

According to the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, The Vanguard Group reported beneficial ownership of 37,000,468 shares of our common stock as of December 31, 2023 in its capacity as an investment advisor. The Vanguard Group and the affiliated entities included in the Schedule 13G/A have reported (1) sole dispositive power with respect to 35,235,389 shares, (2) shared dispositive power with respect to 1,765,079 shares, (3) sole voting power with respect to 0 shares and (4) shared voting power with respect to 512,574 shares.

(3)

According to the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024, BlackRock, Inc. and its subsidiaries reported beneficial ownership of 29,236,060 shares of our common stock as of December 31, 2023. BlackRock, Inc. reported (1) sole dispositive power with respect to 29,236,060 shares, (2) shared dispositive power with respect to 0 shares, (3) sole voting power with respect to 26,345,017 shares and (4) shared voting power with respect to 0 shares. BlackRock, Inc. is the beneficial owner of our common stock as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of our common stock: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock (Singapore) Limited; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, National Association; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; BlackRock Japan Co., Ltd.; BlackRock Life Limited; and Aperio Group, LLC.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	111

General information

Voting your shares

We want our shareholders, as the owners of PNC, to consider the important matters before them and exercise their right to vote. The Board is asking for, or soliciting, proxies from our shareholders. This section describes the voting process and how proxy voting works.

Who can vote?

You are entitled to vote at PNC’s 2025 annual meeting if you were a holder of shares of PNC common stock or PNC preferred stock–Series B as of the record date, January 31, 2025. At the close of business on that date, there were 395,764,896 shares of PNC common stock and 423 shares of PNC preferred stock–Series B outstanding, entitled to cast an aggregate of 395,768,280 votes.

PNC common stock is PNC’s sole authorized class of common stock. PNC has several series of preferred stock, but PNC preferred stock–Series B is the only series of PNC preferred stock that is entitled to vote at the 2025 annual meeting.

For information about the specific vote required to approve each of the proposals at our annual meeting, see “—How a proposal gets approved—What are my voting choices and what vote is required to approve each proposal?” below.

∎   PNC common stock

Each share is entitled to one vote. We do not have “dual class” common stock (i.e., common shares with differing voting rights).

∎   PNC preferred stock–Series B

Each share is convertible into 8 shares of PNC common stock. Under the terms of this preferred stock, each share is entitled to an equal number of votes. Accordingly, each preferred share is entitled to 8 votes per share. Because 423 shares of this preferred stock were outstanding as of the record date, holders of this preferred stock may cast up to 3,384 votes.

∎   Under PNC’s governing documents, shares of PNC common stock and PNC preferred stock–Series B must vote as a single class at the 2025 annual meeting.

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. We encourage you to vote by proxy whether or not you plan to attend our 2025 annual meeting. By completing a proxy, you can tell us exactly how you want to vote your shares, and the PNC officers who are named as proxies on your proxy card or voting instruction form will vote your shares according to your instructions at the annual meeting. By instructing a proxy to carry out your wishes, you can ensure that your vote is counted.

Who is conducting this proxy solicitation?

The Board is soliciting proxies from all persons who were holders of PNC common stock or PNC preferred stock–Series B as of the close of business on the record date, January 31, 2025. Giving your proxy in advance of the annual meeting helps ensure that your vote is properly submitted and received on time and improves the efficiency of the annual meeting. We may solicit proxies using several methods, including by mail, personal interviews, telephone, email or other methods.

Who is paying the costs of this proxy solicitation?

PNC is paying the costs of this solicitation of proxies. PNC officers or employees may solicit proxies but will not receive any special compensation for doing so. We will ask brokerage houses, banks and other custodians of PNC stock to forward proxy materials to their clients who hold PNC stock, and we will pay for the expenses they incur to do so. In addition, we have retained Sodali & Co. LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, a proxy soliciting firm, to assist us with the solicitation of proxies for the annual meeting for a fee of $15,000, plus reimbursement of reasonable out-of-pocket expenses.

112	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

GENERAL INFORMATION

What is the difference between a “shareholder of record” and a “street name” shareholder?

Shareholder of record:

If your PNC shares are registered directly in your name at Computershare, PNC’s transfer agent and registrar, you are considered the “record owner” or “shareholder of record” with respect to those shares.

Street name shareholder:

If you hold PNC shares in an account at a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name — or a “street name” shareholder — and not the “record owner” of those shares. In that case, you will have received these proxy materials, as well as a voting instruction form, from the institution where your account is maintained. As a street name shareholder, you have the right to instruct your bank, broker or other nominee as to how to vote the shares in your account. Most individual shareholders own PNC shares by this method.

How do I vote?

You can submit a proxy via internet, telephone or mail. Both shareholders of record and street name shareholders may vote prior to our annual meeting by transmitting their voting instructions by internet, telephone or mail. See below for an overview of these voting methods. If you are a street name shareholder, please contact your bank, broker or other nominee for complete instructions on how to cast your vote.

Internet:	Go to www.proxyvote.com and follow the instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.	If voting by internet or telephone, your vote must be received by 11:59 p.m. ET on Tuesday, April 22, 2025.
Telephone:	Shareholders of record - Call +1 (800) 690-6903 Street name shareholders - Call +1 (800) 454-8683 (subject to availability)
Mail:

If you have a printed copy of the proxy materials, you may vote by returning a completed, signed and dated proxy card or voting instruction form in the envelope provided. No postage is required if mailed in the U.S.

You can attend and vote at the annual meeting. You may also vote electronically during the virtual annual meeting by accessing the annual meeting website at www.virtualshareholdermeeting.com/PNC2025.

For participants in PNC’s 401(k) plan: If you are a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan (referred to as the “ISP” or the “401(k) plan”) with units in the PNC Stock Fund, you have the right to provide the 401(k) plan trustee with voting instructions for the equivalent shares of PNC common stock that are allocated to your PNC Stock Fund account. The 401(k) plan trustee will vote the shares that are held in the PNC Stock Fund as of the record date, January 31, 2025. Your voting instructions must be received by 11:59 p.m. Eastern Time on Friday, April 18, 2025, to allow the 401(k) plan trustee adequate time to process voting instructions. The 401(k) plan trustee will not vote uninstructed shares that are allocated to participants’ accounts.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	113

GENERAL INFORMATION

Special note for street name shareholders about brokers voting your shares and broker non-votes:

If you hold PNC shares in street name, your bank, broker or other nominee has discretionary authority to vote your shares with respect to proposals that are "routine items." This is permitted under NYSE rules, which define whether items are "routine" or "non-routine." If a proposal is considered a non-routine item and you do not provide voting instructions to your bank, broker or other nominee, no vote will be cast on your behalf with respect to that proposal.

This is referred to as a "broker non-vote," and it will not be counted as a vote cast on the proposal. In some cases, street name holders may need to take additional actions to ensure that their shares are voted.

We discuss whether the proposals to be acted upon at the annual meeting are "routine" or "non-routine" items below under "—How a proposal gets approved—What are my voting choices and what vote is required to approve each proposal?"

PNC is incorporated under the laws of Pennsylvania. Pennsylvania law allows proxies to be submitted by electronic transmission, including by telephone or over the internet, and permits a shareholder of record, such as a brokerage firm or bank, to communicate a vote by telephone or internet on behalf of a beneficial owner or street name shareholder.

May I change my vote?

If you change your mind after you give us your proxy to vote, you can amend or revoke your proxy in several ways, as outlined below. However, the right to revoke your proxy ends upon the closing of the polls at the 2025 annual meeting. If you have not properly revoked your proxy by that time, we will vote your shares in accordance with your most recent valid proxy.

If you are a shareholder of record, you may change your vote or revoke your proxy by doing any of the following:

◾	Vote again by internet or telephone before 11:59 p.m. Eastern Time on Tuesday, April 22, 2025.

◾	Vote again by mail by signing and mailing, on a timely basis, another proxy card with a later date.

◾	Mail written notice of revocation of your proxy to PNC’s Corporate Secretary at 300 Fifth Avenue, Mail Stop: PT-PTWR-18-1, Pittsburgh, PA 15222.

◾	Attend the annual meeting at www.virtualshareholdermeeting.com/PNC2025 and vote again before the polls close.

If you are a street name shareholder, follow the instructions provided by your bank, broker or other nominee to revoke your voting instructions or otherwise change your vote.

If you are a participant in the PNC Stock Fund of PNC’s 401(k) plan, you may change your vote at any time before 11:59 p.m. Eastern Time on Friday, April 18, 2025, by voting again by internet or telephone or by requesting another proxy card and voting again by mail.

How will my shares be voted if I do not give specific voting instructions?

If you are a shareholder of record and return your proxy card without specifying how you want to vote, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board. In addition, the proxies may determine in their discretion how to vote your shares regarding any other matter properly presented for a vote at our annual meeting. In the event a nominated director becomes unable to serve as a director, proxies will be voted for the election of such other person as the Board may designate as a nominee, unless the Board chooses to reduce the number of directors authorized to serve on the Board.

If you are a street name shareholder and do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may vote your shares on any proposal that is classified as “routine” by the NYSE. However, your bank, broker or other nominee is not permitted to vote your shares on any proposal classified as “non-routine” unless you provide instructions. See “—Voting your shares—How do I vote?” above for more information.

114	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

GENERAL INFORMATION

If you are a participant in the PNC Stock Fund of PNC’s 401(k) plan and do not provide voting instructions to the 401(k) plan trustee with respect to the PNC shares allocated to your account, those shares will not be voted on any proposal at our annual meeting.

Will my vote be confidential?

The Board has adopted a confidential voting policy. With the exceptions described below, this policy states that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the vote of a particular shareholder or benefit plan participant be kept permanently confidential and not be disclosed. We keep votes confidential and do not disclose them to our directors, officers or employees except (1) as necessary to meet legal requirements or to pursue or defend legal actions; (2) to allow the Judge of Election to certify the voting results; (3) when expressly requested by a shareholder or benefit plan participant; or (4) if there is a contested proxy solicitation.

Broadridge Financial Solutions, Inc., our vote tabulator and Judge of Election for the annual meeting, confirmed that its procedures will be consistent with this policy.

How a proposal gets approved

What is a quorum and why is it needed for the annual meeting?

Under Pennsylvania law, we must have a quorum before we can consider proposals at an annual meeting. A “quorum” refers to the minimum number of shares that must be present at the meeting. To have a quorum for the 2025 annual meeting, we need the presence of PNC shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast.

In determining if a quorum exists, we count the number of shares represented by shareholders who attend the annual meeting and the number of shares represented by proxies. If you return a proxy, whether you vote for or against a proposal, abstain from voting or only sign and date your proxy card, your shares will be counted as present for purposes of determining if a quorum exists.

Based on the number of shares of PNC common stock and PNC preferred stock–Series B outstanding as of the close of business on the record date, January 31, 2025, and the common stock conversion rate applicable to the PNC preferred stock—Series B, the presence of shareholders entitled to cast at least 197,884,141 votes at the 2025 annual meeting (attending virtually or represented by proxy) will constitute a quorum. See “—Voting your shares—Who can vote?” above for more information about the PNC equity securities entitled to vote at the annual meeting.

What are my voting choices and what vote is required to approve each proposal?

You may cast a vote FOR, or AGAINST, or you may ABSTAIN with respect to each of the proposals described in this proxy statement.

◾	FOR – Select the “FOR” option on your proxy card or voting instruction form.

◾	AGAINST – Select the “AGAINST” option on your proxy card or voting instruction form.

◾

ABSTAIN – You may abstain from voting on a proposal by selecting the “ABSTAIN” option on your proxy card or voting instruction form. Under the laws of Pennsylvania, PNC’s state of incorporation, abstentions are treated as a failure to vote and do not count as “votes cast.”

◾

BROKER NON-VOTES—“Broker non-votes” occur when a street name shareholder fails to give voting instructions to their bank, broker or other nominee and the proposal to be voted on is classified as “non-routine” by the NYSE. Brokers, banks and other similar institutions are not permitted under NYSE rules to vote these uninstructed shares on non-routine proposals, resulting in broker non-votes. All proposals described in this proxy statement are non-routine proposals, except for Item 2 - Ratification of independent registered public accounting firm for 2025, which is the only routine proposal. For more information about broker non-votes, see “—Voting your shares—How do I vote?” above.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	115

GENERAL INFORMATION

The table below provides a summary of the vote that is required to elect our nominated directors and approve each proposal, and the effect of abstentions and broker non-votes in each case. “Majority of the votes cast” means that the matter being presented will be approved if the number of FOR votes exceeds 50% of the total number of FOR and AGAINST votes.

Proposal		Voting Choices	Vote Required to Approve	Routine/ Non-routine	Abstentions and Broker Non-Votes
1	Election of directors*	Each nominee: • FOR • AGAINST • ABSTAIN	Majority of the votes cast	Non-routine	For each nominee, abstentions and broker non-votes will not affect vote results.
The Board recommends: VOTE FOR each nominee
2	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2025	• FOR • AGAINST • ABSTAIN	Majority of the votes cast	Routine	Abstentions and broker non-votes (if any) will not affect vote results.
The Board recommends: VOTE FOR Proposal 2
3	Advisory vote to approve named executive officer compensation**	• FOR • AGAINST • ABSTAIN	Majority of the votes cast	Non-routine	Abstentions and broker non-votes will not affect vote results.
The Board recommends: VOTE FOR Proposal 3

*

For more information about the voting standard in elections of PNC directors and the consequences of failure to obtain a majority vote, see “Item 1—Election of directors—Majority vote standard in director elections” in this proxy statement.

**

This is an advisory vote. As an advisory vote, the voting results will not bind PNC, the Board or the HR Committee. However, the Board and the HR Committee value the opinions of shareholders and will carefully consider the results when making future compensation decisions. For more information, see “Item 3—Advisory vote to approve named executive officer compensation” in this proxy statement.

Participating in the annual meeting

Who can attend the annual meeting?

You are invited to virtually attend PNC’s 2025 annual meeting of shareholders if you held any shares of PNC common stock or PNC preferred stock–Series B as of the close of business on the record date, January 31, 2025.

Where and when will the annual meeting be held?

PNC’s 2025 annual meeting of shareholders will be a virtual-only meeting held via webcast.

Date & Time
◾ Wednesday, April 23, 2025, at 11:00 a.m. Eastern Time
Location
◾ Accessible at www.virtualshareholdermeeting.com/PNC2025

The annual meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the virtual meeting website prior to the start time. The virtual meeting website will be accessible beginning at 10:30 a.m. Eastern Time on the meeting date.

Will I need log-in credentials to access proxyvote.com or participate in the virtual annual meeting?

To vote your shares through proxyvote.com and to participate in the virtual annual meeting, you will need the unique control number that appears on the Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) or the instructions that accompanied your proxy materials, as applicable. If you are a street name shareholder, instructions should be included on the voting instruction form provided by your broker, bank or other nominee. If you do not have your control number, you will be able to join the meeting as a guest; however, you will not be able to vote or submit questions during the meeting.

116	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

GENERAL INFORMATION

Can I vote and ask questions at the annual meeting?

You may vote your shares and will have the opportunity to submit questions during the annual meeting if you join the meeting using your unique control number you received with your proxy materials. Questions may be submitted prior to the annual meeting at www.proxyvote.com or you may submit questions in real time during the meeting using the annual meeting website at www.virtualshareholdermeeting.com/PNC2025. We are committed to acknowledging each relevant question we receive, subject to the guidelines described in this section and in the Regulations for Conduct.

We want to ensure that all shareholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, including the ability to vote shares electronically and submit questions during the meeting, as well as having access to the Board and our management. All members of the Board and all executive officers are expected to join the annual meeting and be available for questions.

For information about how the annual meeting will be conducted, please review the Regulations for Conduct attached to this proxy statement as Annex B. The Regulations for Conduct also will be available on the annual meeting website at www.virtualshareholdermeeting.com/PNC2025.

How we handle questions for the annual meeting:

◾	Questions submitted in accordance with the Regulations for Conduct generally will be addressed as time permits.

◾	Each shareholder is limited to one question in order to allow us to answer questions from as many shareholders as possible.

◾	Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

◾	Questions regarding personal matters and questions regarding general economic, political or product matters that are not directly related to the business of PNC will not be answered.

◾

If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, shareholders may contact Investor Relations separately after the annual meeting. Contact details, as well as other helpful information, can be found in the shareholder services section of our website at www.pnc.com/shareholderservices.

Will assistance be available if I have technical issues with the virtual meeting website?

If you encounter any technical difficulties when accessing or using the virtual meeting website, please call the technical support number that will be posted on the virtual meeting website login page. The virtual meeting website is supported on browsers and devices running the most updated version of applicable software and plugins. Technical support will be available beginning approximately 30 minutes before the start of the annual meeting through its conclusion.

About our proxy materials

How does PNC provide proxy materials to its shareholders?

We made our proxy materials accessible to shareholders beginning on March 12, 2025. You may view our proxy materials on our website at www.pnc.com/annualmeeting. Our proxy materials consist of the following:

◾	Our notice of the 2025 annual meeting of shareholders;

◾	Our proxy statement; and

◾	Our 2024 annual report.

Under SEC rules relating to proxy solicitations, we may furnish proxy materials to our shareholders by providing internet access to those materials instead of mailing a printed copy to each shareholder. Consistent with these rules, we notify shareholders when our proxy materials are available by sending them a Notice of Internet Availability of Proxy Materials, which also provides instructions on how to access our proxy materials and vote online or, if preferred, request a paper copy of the proxy materials and a proxy card or voting instruction form. We believe this “notice and access” method expedites the delivery of our proxy materials to shareholders and offers a convenient way for shareholders to review our information. It also helps us reduce printing and mailing costs and lessen our environmental impact.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	117

GENERAL INFORMATION

Note that internet addresses throughout this document are included as inactive textual references only and the content of those websites is not incorporated in this document by reference or otherwise made a part hereof.

Can I request a different method of delivery or access for PNC’s proxy materials?

Upon request, we will provide email or paper copies of proxy materials to shareholders for the current annual meeting or for future meetings. Please direct your request to Broadridge Financial Solutions, Inc. at the address or phone number provided below.

If you are a street name shareholder, we generally cannot email or mail our materials to you directly. Your broker, bank or other nominee must provide you with the Notice of Internet Availability of Proxy Materials or the proxy statement and a voting instruction form, and your broker, bank or other nominee must also explain the voting process to you.

What if more than one member of my household owns PNC shares?

If two or more PNC shareholders live in your household, or you maintain more than one shareholder account on the books of Computershare, our transfer agent and registrar, you may have received more than one set of our proxy materials.

In order to reduce duplicate packages and lower expenses, we rely on SEC regulations that allow delivery of one set of proxy materials to multiple shareholders sharing the same address and the same last name, if this type of delivery has been consented to as provided by these rules. This is referred to as “householding” of the proxy materials. Even if you consent to householding, we will deliver a separate proxy card or Notice of Internet Availability of Proxy Materials for each account. Householding will not affect your right or ability to vote.

PNC’s householding process does not include accounts that you maintain at a brokerage firm or bank (i.e., as a street name shareholder). If you are a shareholder of record and would like to opt out of householding in the future, or would like to receive a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc. at the address or phone number below:

Broadridge Financial Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

(866) 540-7095

You may also receive more than one set of our proxy materials if you have more than one brokerage account. Some brokerage firms and banks offer householding. Please contact your broker or bank directly if you are interested.

118	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Shareholder proposals for the 2026 annual meeting

Shareholders may present a proposal or make a director nomination at PNC’s 2026 annual meeting of shareholders by following the procedures outlined in our Bylaws and/or SEC rules, as applicable. An overview of those requirements is also provided below.

SEC Rule 14a-8. If you are a shareholder who would like us to include your proposal in the notice of our 2026 annual meeting of shareholders and related proxy materials, you must comply with SEC Rule 14a-8, including with respect to submission of your proposal by the applicable deadline. Our Corporate Secretary must receive your proposal in writing at our principal executive offices no later than November 12, 2025. If your proposal is not received by the deadline or you do not otherwise comply with SEC Rule 14a-8, we will not consider your proposal for inclusion in next year’s proxy materials.

Advance notice procedures. Under our Bylaws, shareholders may nominate an individual for election to the Board or propose other business to be brought directly at an annual meeting of shareholders by giving advance notice to PNC. To be eligible to do so, a shareholder must be a shareholder of record as of the date the notice is delivered to PNC and at the time of the annual meeting, must be entitled to vote at the annual meeting and must comply with the notice and other applicable procedures set forth in our Bylaws.

A shareholder’s notice of a nomination or other business must be in writing and contain the information specified in our Bylaws and must be timely delivered. To be timely, a shareholder’s written notice related to our 2026 annual meeting of shareholders must be delivered to the Corporate Secretary at our principal executive offices not earlier than December 24, 2025 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than January 23, 2026 (the 90th day prior to the first anniversary of this year’s annual meeting). Shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees under SEC Rule 14a-19 must comply with the applicable provisions of our Bylaws, including by providing the notice required under SEC Rule 14a-19 by January 23, 2026, as well as complying with the additional requirements of SEC Rule 14a-19, including SEC Rule 14a-19(b).

These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy materials pursuant to SEC Rule 14a-8 referred to above, and from the procedures you must follow to submit a director nominee for consideration by the N&G Committee for recommendation to the Board for election as described under “Item 1 – Election of directors—Director nomination process—Candidate recruitment” in this proxy statement.

Proxy access procedures. Our Bylaws permit a shareholder, or a group of up to 20 shareholders, who has continuously for at least three years owned at least 3% of the outstanding shares entitled to vote in the election of directors, to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board on the last day on which notice of a nomination may be delivered (known generally as “proxy access”).

The proxy access notice must be in writing and contain the information specified in our Bylaws for a proxy access nomination and must be delivered on a timely basis. To be timely, a proxy access notice regarding a nomination for our 2026 annual meeting of shareholders must be delivered to the Corporate Secretary at our principal executive offices not earlier than October 13, 2025 (the 150th day prior to the first anniversary of the filing date of the definitive proxy statement for this year’s annual meeting) and not later than November 12, 2025 (the 120th day prior to the first anniversary of the filing date of the definitive proxy statement for this year’s annual meeting).

These proxy access procedures are separate from the advance notice procedures referred to above, from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy materials pursuant to SEC Rule 14a-8 referred to above, and from the procedures you must follow to submit a director nominee for consideration by the N&G Committee for recommendation to the Board for election as described under “Item 1 – Election of directors—Director nomination process—Candidate recruitment” in this proxy statement.

General. The proxies we appoint for the 2026 annual meeting of shareholders may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement for the 2026 annual meeting must advise shareholders of any such proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders and satisfy certain other requirements to remove discretionary voting authority from our proxies.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	119

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

The chairperson or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business proposed to be brought before the annual meeting was made or proposed in accordance with our Bylaws, and to declare that a defective proposal or nomination be disregarded.

Please direct any notices or questions about the requirements discussed in this section to our Corporate Secretary, The PNC Financial Services Group, Inc., 300 Fifth Avenue, Pittsburgh, PA 15222-2401, or corporate.secretary@pnc.com.

120	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

Other matters

The Board does not know of any other business to be presented at the annual meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

March 12, 2025	By Order of the Board of Directors,

Laura Gleason
Corporate Secretary

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	121

Annex A – Non-GAAP to GAAP reconciliations

We provide information below to reconcile to GAAP those financial metrics used by the Human Resources Committee (“HRC”) that are either non-GAAP financial metrics or reflect adjustments approved by the HRC. Non-GAAP financial measures are marked with an asterisk below.

Diluted Earnings per Common Share

	Year ended December 31,		2024 results vs. 2023 results
	2024	2023
Diluted earnings per common share (EPS)	$13.74	$12.79	7.43%
HRC-approved provision adjustments(a)	(0.50)	0.06
Diluted EPS* (non-GAAP)(b)	$13.24	$12.85	3.04%
FDIC special assessment adjustment(c)	0.22	1.01
Diluted EPS (excluding FDIC special assessment)* (non-GAAP)(d)	$13.46	$13.86	(2.89)%
(a)

The HRC-approved provision adjustment reflects the difference between provision for credit losses and net charge-offs incurred during the full year. 2024 reflects a ($252) million pre-tax impact or ($199) million after-tax impact. 2023 reflects a $32 million pre-tax impact or $25 million after-tax impact.

(b)	Diluted EPS* reflects approved HRC adjustments.

(c)

The FDIC special assessment adjustment is related to the closures of Silicon Valley Bank and Signature Bank and represented $112 million pre-tax or $88 million after-tax in 2024, and $515 million pre-tax or $407 million after-tax in 2023.

(d)	Diluted EPS (excluding FDIC special assessment)* represents diluted EPS* adjusted to exclude costs related to the FDIC special assessment.

Return on Equity

	Year ended December 31,		2024 results vs. 2023 results
Dollars in millions	2024	2023
Net income	$5,953	$5,647
HRC-approved provision adjustments(a)	(199)	25
Net income, as adjusted (non-GAAP)	$5,754	$5,672
FDIC special assessment adjustment(b)	$88	407
Net income, as adjusted (excluding FDIC special assessment) (non-GAAP)	$5,842	$6,079
Average total equity	$52,611	$48,666
Return on equity (ROE)	11.32%	11.60%	(2.41)%
ROE* (non-GAAP)(c)	10.94%	11.66%	(6.17)%
ROE (excluding FDIC special assessment)* (non-GAAP)(d)	11.10%	12.49%	(11.13)%
(a)

The HRC-approved provision adjustment reflects the difference between provision for credit losses and net charge-offs incurred during the full year. 2024 reflects a ($252) million pre-tax impact or ($199) million after-tax impact. 2023 reflects a $32 million pre-tax impact or $25 million after-tax impact.

(b)

The FDIC special assessment adjustment is related to the closures of Silicon Valley Bank and Signature Bank and represented $112 million pre-tax or $88 million after-tax in 2024, and $515 million pre-tax or $407 million after-tax in 2023.

(c)	ROE* represents net income, as adjusted, divided by average total equity.

(d)	ROE (excluding FDIC special assessment)* represents net income, as adjusted (excluding FDIC special assessment), divided by average total equity.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	A-1

ANNEX A — NON-GAAP TO GAAP RECONCILIATIONS

Return on Assets

	Year ended December 31,		2024 results vs. 2023 results
Dollars in millions	2024	2023
Net income	$5,953	$5,647
HRC-approved provision adjustments(a)	(199)	25
Net income, as adjusted (non-GAAP)	$5,754	$5,672
Average Assets	$564,883	$558,770
Return on Assets (ROA)	1.05%	1.01%	3.96%
ROA* (non-GAAP)(b)	1.02%	1.02%	0.00%
(a)

The HRC-approved provision adjustment reflects the difference between provision for credit losses and net charge-offs incurred during the full year. 2024 reflects a ($252) million pre-tax impact or ($199) million after-tax impact. 2023 reflects a $32 million pre-tax impact or $25 million after-tax impact.

(b)	ROA* represents net income, as adjusted, divided by average assets.

Risk-Adjusted Efficiency Ratio

	Year ended December 31,		2024 results vs. 2023 results
Dollars in millions	2024	2023
Revenue	$21,555	$21,490
Noninterest expense	$13,524	$14,012
HRC-approved risk adjustments(a)	1,041	710
Noninterest expense, as adjusted (non-GAAP)	$14,565	$14,722
FDIC special assessment adjustment(b)	(112)	(515)
Noninterest expense, as adjusted (excluding FDIC special assessment) (non-GAAP)	$14,453	$14,207
Efficiency ratio	62.74%	65.20%	(3.77)%
Risk-adjusted efficiency ratio* (non-GAAP)(c)	67.57%	68.51%	(1.37)%
Risk-adjusted efficiency ratio (excluding FDIC special assessment)* (non-GAAP)(d)	67.05%	66.11%	1.42%
(a)	HRC-approved risk adjustments represent net charge-offs incurred during the year.

(b)

2024 FDIC special assessment adjustment reflects pre-tax noninterest expense adjustments of ($112) million. 2023 FDIC special assessment adjustment reflects pre-tax noninterest expense adjustments of ($515) million.

(c)	Risk-adjusted efficiency ratio* represents noninterest expense, as adjusted, divided by revenue.

(d)	Risk-adjusted efficiency ratio (excluding FDIC special assessment)* represents noninterest expense, as adjusted (excluding FDIC special assessment), divided by revenue.

Noninterest Expense

	Year ended December 31,		2024 results vs. 2023 results
Dollars in millions	2024	2023
Noninterest expense	$13,524	$14,012	(3.48)%
FDIC special assessment adjustment(a)	(112)	(515)
Noninterest expense, (excluding FDIC special assessment) (non-GAAP)	$13,412	$13,497	(0.63)%
(a)

2024 FDIC special assessment adjustment reflects pre-tax noninterest expense adjustments of ($112) million. 2023 FDIC special assessment adjustment reflects pre-tax noninterest expense adjustments of ($515) million.

A-2	THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement

ANNEX A — NON-GAAP TO GAAP RECONCILIATIONS

Tangible Book Value per Common Share

	Year ended December 31,		12/31/24 vs. 12/31/23
Dollars in millions, except per share data	2024	2023
Book value per common share	$122.94	$112.72	9%
Tangible book value per common share
Common shareholders’ equity	$48,676	$44,864	8%
Goodwill and other intangible assets	(11,171)	(11,244)	(1)%
Deferred tax liabilities on goodwill and other intangible assets	241	244	(1)%
Tangible common shareholders’ equity	$37,746	$33,864	11%
Period-end common shares outstanding (in millions)	396	398	(1)%
Tangible book value per common share (non-GAAP)(a)	$95.33	$85.08	12%
(a)

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders’ equity divided by period-end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company’s capital management strategies and as an additional, conservative measure of total company value.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	A-3

Annex B — Regulations for conduct at the annual meeting

In the interest of a fair and orderly meeting, and to accommodate as many shareholders as possible who may wish to ask questions, we have established the following rules:

1.	Calling the Meeting to Order

Our CEO will preside as the Chair of the meeting. The Chair will call the meeting to order promptly at 11:00 a.m. Eastern Time. The Chair will conduct the meeting in accordance with the meeting agenda and these Regulations for Conduct. The Chair retains sole authority to make any and all determinations with respect to the conduct of the meeting.

2.	How to Vote

You may vote online during the virtual annual meeting by logging in as a shareholder using the control number you received with your proxy materials. The Chair will announce the opening and closing of the polls. No votes will be accepted after the polls have closed. If you have already voted your shares prior to the annual meeting, you do not need to vote those shares during the annual meeting unless you want to revoke or change your vote.

3.	Submission of Questions

We welcome questions from our shareholders. You may submit questions on the virtual meeting website by logging in as a shareholder using the control number you received with your proxy materials. Questions may be submitted during and prior to the annual meeting. We have scheduled a general question and answer session at the conclusion of the meeting to discuss matters not on the meeting agenda but appropriate for discussion. Each shareholder will be limited to one question.

4.	Responses to Questions; Time Limit

Questions from shareholders will be taken on a rotating basis. If multiple questions are submitted on the same topic, we will summarize and respond collectively. We have allocated one hour for the meeting, including to address questions. Please keep questions brief in order to give us the opportunity to address as many questions as possible. We will make every effort to address questions that are consistent with these Regulations for Conduct.

5.	Other Limitations

The Chair may refuse to permit a nomination or proposal to be made by a shareholder who has not complied with applicable laws or rules, or the procedures set forth in PNC’s Bylaws. The Chair may choose not to address questions if it appears they have already been adequately addressed or are not appropriate, or for other reasons. Personal matters are not appropriate for discussion. The Chair will not address questions that include rudeness or personal attacks or that are otherwise in bad taste, and the injection of irrelevant controversy is not permitted at any time.

The Annual Meeting of Shareholders is recorded.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2025 Proxy Statement	B-1

THE PNC FINANCIAL SERVICES GROUP

MIX
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THE PNC FINANCIAL SERVICES GROUP, INC.

THE TOWER AT PNC PLAZA

300 FIFTH AVENUE

PITTSBURGH, PA 15222

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 22, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 18, 2025 for shares held in the 401(k) plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PNC2025

You may attend the meeting via the Internet and vote shares held directly during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 22, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 18, 2025 for shares held in the 401(k) plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64021-P21547-Z88906	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

 THE PNC FINANCIAL SERVICES GROUP, INC.

The Board recommends a vote FOR all nominees in Item 1 and FOR Items 2 and 3.

1. Election of directors.

Nominees:	For	Against	Abstain

1a. Joseph Alvarado	☐	☐	☐

1b. Debra A. Cafaro	☐	☐	☐

1c. Marjorie Rodgers Cheshire	☐	☐	☐

1d. Douglas A. Dachille	☐	☐	☐

1e. William S. Demchak	☐	☐	☐

1f. Andrew T. Feldstein	☐	☐	☐

1g. Richard J. Harshman	☐	☐	☐

1h. Daniel R. Hesse	☐	☐	☐

1i. Renu Khator	☐	☐	☐

1j. Linda R. Medler	☐	☐	☐

		For	Against	Abstain

	1k. Robert A. Niblock	☐	☐	☐

	1l. Martin Pfinsgraff	☐	☐	☐

	1m. Bryan S. Salesky	☐	☐	☐

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2025.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

NOTE: Authority also is given to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney-in-fact, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer(s) and specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com.

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V64022-P21547-Z88906

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders on April 23, 2025.

William S. Demchak, Robert Q. Reilly and Laura Gleason, and each of them, with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 23, 2025 at 11:00 a.m. Eastern Time, and at any adjournment or postponement thereof, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, and any adjournment or postponement thereof, in accordance with their best judgment.

If you are a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan (the 401(k) plan) with units in the PNC Stock Fund, this proxy also serves as voting instructions to the Trustee of the 401(k) plan for voting at the Annual Meeting of Shareholders to be held on April 23, 2025 at 11:00 a.m. Eastern Time and at any adjournment or postponement thereof. You have the right to provide the Trustee with voting instructions for the equivalent shares you hold in the 401(k) plan. Your vote must be received by the Trustee by 11:59 p.m. Eastern Time on April 18, 2025 to ensure that the Trustee has adequate time to tabulate voting instructions.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on the reverse side